                                                                    EXHIBIT 10.1




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                                CREDIT AGREEMENT

                           Dated as of March 24, 2000

                                     among

                         BALDWIN PIANO & ORGAN COMPANY,

                                  as Borrower,

                   THE OTHER CREDIT PARTIES SIGNATORY HERETO,

                               as Credit Parties,

                          THE LENDERS SIGNATORY HERETO

                               FROM TIME TO TIME,

                                  as Lenders,

                                      and

                     GENERAL ELECTRIC CAPITAL CORPORATION,

                              as Agent and Lender

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


                               TABLE OF CONTENTS

                                                                                                               Page
                                                                                                               ----
1.       AMOUNT AND TERMS OF CREDIT..............................................................................1
         1.1.     Credit Facilities..............................................................................1
         1.2.     Letters of Credit..............................................................................2
         1.3.     Prepayments....................................................................................2
         1.4.     Use of Proceeds................................................................................3
         1.5.     Interest and Applicable Margins................................................................3
         1.6.     Eligible Accounts..............................................................................5
         1.7.     Eligible Inventory.............................................................................8
         1.8.     Eligible Raw Materials........................................................................10
         1.9.     Eligible Fixed Assets.........................................................................11
         1.10.    Cash Management Systems.......................................................................12
         1.11.    Fees..........................................................................................12
         1.12.    Receipt of Payments...........................................................................13
         1.13.    Application and Allocation of Payments........................................................13
         1.14.    Loan Account and Accounting...................................................................14
         1.15.    Indemnity.....................................................................................14
         1.16.    Access........................................................................................14
         1.17.    Taxes.........................................................................................15
         1.18.    Capital Adequacy; Increased Costs.............................................................16
         1.19.    Single Loan...................................................................................17
2.       CONDITIONS PRECEDENT...................................................................................17
         2.1.     Conditions to the Initial Loans...............................................................17
         2.2.     Further Conditions to Each Loan...............................................................19
3.       REPRESENTATIONS AND WARRANTIES.........................................................................19
         3.1.     Corporate Existence; Compliance with Law......................................................19
         3.2.     Executive Offices; FEIN.......................................................................20
         3.3.     Corporate Power, Authorization, Enforceable Obligations.......................................20
         3.4.     Financial Statements and Projections..........................................................20
         3.5.     Material Adverse Effect.......................................................................21
         3.6.     Ownership of Property; Liens..................................................................22

         3.7.     Labor Matters.................................................................................22
         3.8.     Ventures, Subsidiaries and Affiliates; Outstanding Stock and Indebtedness.....................23
         3.9.     Government Regulation.........................................................................23
         3.10.    Margin Regulations............................................................................23
         3.11.    Taxes.........................................................................................23
         3.12.    ERISA and Canadian Pension and Benefit Plans..................................................24
         3.13.    No Litigation.................................................................................25
         3.14.    Brokers.......................................................................................25
         3.15.    Intellectual Property.........................................................................25
         3.16.    Full Disclosure...............................................................................26
         3.17.    Environmental Matters.........................................................................26
         3.18.    Insurance.....................................................................................27
         3.19.    Deposit and Disbursement Accounts.............................................................27
         3.20.    Government Contracts..........................................................................27
         3.21.    Customer and Trade Relations..................................................................27
         3.22.    Agreements and Other Documents................................................................27
         3.23.    Solvency......................................................................................28
         3.24.    KAC Sale Agreement............................................................................28
         3.25.    Payables Subject to Extended Trade Terms......................................................28
         3.26.    Repurchase Agreements.........................................................................28
         3.27.    Repurchase Obligations and Guaranteed Indebtedness............................................29
4.       FINANCIAL STATEMENTS AND INFORMATION...................................................................29
         4.1.     Reports and Notices...........................................................................29
         4.2.     Communication with Accountants................................................................29
5.       AFFIRMATIVE COVENANTS..................................................................................29
         5.1.     Maintenance of Existence and Conduct of Business..............................................29
         5.2.     Payment of Obligations........................................................................30
         5.3.     Books and Records.............................................................................30
         5.4.     Insurance; Damage to or Destruction of Collateral.............................................31
         5.5.     Compliance with Laws..........................................................................32
         5.6.     Supplemental Disclosure.......................................................................33
         5.7.     Intellectual Property.........................................................................33
         5.8.     Environmental Matters.........................................................................33

         5.9.     Landlords' Agreements, Mortgagee Agreements and Bailee Letters................................34
         5.10.    Further Assurances............................................................................34
6.       NEGATIVE COVENANTS.....................................................................................35
         6.1.     Mergers, Subsidiaries, Etc....................................................................35
         6.2.     Investments; Loans and Advances...............................................................35
         6.3.     Indebtedness..................................................................................36
         6.4.     Employee Loans and Affiliate Transactions.....................................................37
         6.5.     Capital Structure and Business................................................................37
         6.6.     Guaranteed Indebtedness.......................................................................37
         6.7.     Liens.........................................................................................38
         6.8.     Sale of Stock and Assets......................................................................38
         6.9.     ERISA.........................................................................................38
         6.10.    Financial Covenants...........................................................................39
         6.11.    Hazardous Materials...........................................................................39
         6.12.    Sale-Leasebacks...............................................................................39
         6.13.    Cancellation of Indebtedness..................................................................39
         6.14.    Restricted Payments...........................................................................39
         6.15.    Change of Corporate Name or Location; Change of Fiscal Year...................................39
         6.16.    No Impairment of Intercompany Transfers.......................................................40
         6.17.    No Speculative Transactions...................................................................40
         6.18.    Real Estate...................................................................................40
         6.19.    Amendments to Related Material Contracts; Licenses............................................40
         6.20.    Repurchase Agreements.........................................................................41
7.       TERM...................................................................................................41
         7.1.     Termination...................................................................................41
         7.2.     Survival of Obligations Upon Termination of Financing Arrangements............................41
8.       EVENTS OF DEFAULT: RIGHTS AND REMEDIES.................................................................42
         8.1.     Events of Default.............................................................................42
         8.2.     Remedies......................................................................................44
         8.3.     Waivers by Credit Parties.....................................................................45
9.       ASSIGNMENT AND PARTICIPATIONS; APPOINTMENT OF AGENT....................................................45
         9.1.     Assignment and Participations.................................................................45
         9.2.     Appointment of Agent..........................................................................47

         9.3.     Agent's Reliance, Etc.........................................................................47
         9.4.     GE Capital and Affiliates.....................................................................48
         9.5.     Lender Credit Decision........................................................................48
         9.6.     Indemnification...............................................................................48
         9.7.     Successor Agent...............................................................................49
         9.8.     Setoff and Sharing of Payments................................................................49
         9.9.     Advances; Payments; Non-Funding Lenders; Information; Actions in Concert......................50
10.      SUCCESSORS AND ASSIGNS.................................................................................52
         10.1.    Successors and Assigns........................................................................52
11.      MISCELLANEOUS..........................................................................................52
         11.1.    Complete Agreement; Modification of Agreement.................................................52
         11.2.    Amendments and Waivers........................................................................52
         11.3.    Fees and Expenses.............................................................................54
         11.4.    No Waiver.....................................................................................55
         11.5.    Remedies......................................................................................56
         11.6.    Severability..................................................................................56
         11.7.    Conflict of Terms.............................................................................56
         11.8.    Confidentiality...............................................................................56
         11.9.    GOVERNING LAW.................................................................................56
         11.10.   Notices.......................................................................................57
         11.11.   Section Titles................................................................................58
         11.12.   Counterparts..................................................................................58
         11.13.   WAIVER OF JURY TRIAL..........................................................................58
         11.14.   Press Releases................................................................................58
         11.15.   Reinstatement.................................................................................59
         11.16.   Advice of Counsel.............................................................................59
         11.17.   No Strict Construction........................................................................59
         11.18.   Judgment Currency.............................................................................59

                             INDEX OF APPENDICES


Exhibit 1.1(a)(i)            -  Form of Notice of Revolving Credit Advance
Exhibit 1.1(a)(ii)           -  Form of Revolving Note
Exhibit 4.1(b)               -  Form of Borrowing Base Certificate
Exhibit 9.1(a)               -  Form of Assignment Agreement
Schedule  1.1                -  Responsible Individual
Schedule  1.4                -  Sources and Uses; Funds Flow Memorandum
Schedule  3.2                -  Executive Offices; Collateral Locations; FEIN
Schedule  3.4(A)             -  Financial Statements
Schedule  3.4(B)             -  Pro Forma
Schedule  3.4(C)             -  Projections
Schedule  3.6                -  Real Estate and Leases
Schedule  3.7                -  Labor Matters
Schedule  3.8                -  Ventures, Subsidiaries and Affiliates;
                                Outstanding Stock
Schedule  3.11               -  Tax Matters
Schedule  3.12               -  ERISA Plans
Schedule  3.13               -  Litigation
Schedule  3.15               -  Intellectual Property
Schedule  3.17               -  Hazardous Materials
Schedule  3.18               -  Insurance
Schedule  3.19               -  Deposit and Disbursement Accounts
Schedule  3.20               -  Government Contracts
Schedule  3.22               -  Material Agreements
Schedule  3.25               -  Charges Subject to Extended Trade Terms
Schedule  3.26               -  Repurchase Agreements
Schedule  5.1                -  Trade Names
Schedule  6.3                -  Indebtedness
Schedule  6.4(a)             -  Transactions with Affiliates
Schedule  6.7                -  Existing Liens
Schedule  A                  -  Material Contracts

Annex A (Recitals)           -  Definitions
Annex B (Section 1.2)        -  Letters of Credit
Annex C (Section 1.8)        -  Cash Management System
Annex D (Section 2.1(a))     -  Schedule of Additional Closing Documents
Annex E (Section 4.1(a))     -  Financial Statements and Projections - Reporting
Annex F (Section 4.1(b))     -  Collateral Reports
Annex G (Section 6.10)       -  Financial Covenants
Annex H (Section 9.9(a))     -  Lenders' Wire Transfer Information
Annex I (Section 11.10)      -  Notice Addresses
Annex J (from Annex A-
    Commitments definition)  -  Commitments as of Closing Date

                  CREDIT AGREEMENT, dated as of March 24, 2000 among BALDWIN PIANO & ORGAN COMPANY, a Delaware corporation ("Borrower"); the other Credit Parties signatory hereto; GENERAL ELECTRIC CAPITAL CORPORATION, a New York corporation (in its individual capacity, "GE Capital"), for itself, as Lender, and as Agent for Lenders; and the other Lenders signatory hereto from time to time.

                                    RECITALS

                  WHEREAS, Borrower desires that Lenders extend revolving credit facilities to Borrower of up to Forty Million Dollars ($40,000,000) in the aggregate for the purpose of refinancing certain indebtedness of Borrower and to provide (a) working capital financing for Borrower, and (b) funds for other general corporate purposes of Borrower; and for these purposes, Lenders are willing to make certain loans and other extensions of credit to Borrower of up to such amount upon the terms and conditions set forth herein; and

                  WHEREAS, it is a condition precedent to the extension of credit by Lenders hereunder that the Guarantors guaranty the obligations of Borrower hereunder pursuant to the Subsidiary Guaranty;

                  WHEREAS, it is a condition precedent to the extension of credit by Lenders hereunder that Credit Parties secure their respective obligations hereunder and under the other Loan Documents by granting to Agent on behalf of itself and Lenders a first priority security interest in and lien upon all of their respective existing and after-acquired assets all as set forth herein and in the Collateral Documents; and

                  WHEREAS, capitalized terms used in this Agreement shall have the meanings ascribed to them in Annex A and, for purposes of this Agreement and the other Loan Documents, the rules of construction set forth in Annex A shall govern. All Annexes, Disclosure Schedules, Exhibits and other attachments (collectively, "Appendices") hereto, or expressly identified to this Agreement, are incorporated herein by reference, and taken together with this Agreement, shall constitute but a single agreement. These Recitals shall be construed as part of the Agreement.

                  NOW, THEREFORE, in consideration of the premises and the mutual covenants hereinafter contained, and for other good and valuable consideration, the parties hereto agree as follows:

1.       AMOUNT AND TERMS OF CREDIT

                  1.1. Credit Facilities.

                  (a) Revolving Credit Facility.

                           (i) Subject to the terms and conditions hereof, each Revolving Lender agrees to make available from time to time until the Commitment Termination Date its Pro Rata Share of advances (each, a "Revolving Credit Advance"). The Pro Rata Share of the Revolving Loan of any Revolving Lender shall not at any time exceed its separate Commitment. The obligations of each Revolving Lender hereunder shall be several and not joint. The aggregate amount of Revolving Credit Advances outstanding shall not exceed at any time the lesser of (A) the Maximum Amount and (B) the Borrowing Base, in each case less the Letter of Credit Obligations outstanding at such time ("Borrowing Availability"). Borrowing Availability may be further reduced by Reserves imposed by Agent in its reasonable credit judgment. Until the Commitment Termination Date, Borrower may from time to time borrow, repay and reborrow under this
         Section 1.1(a). Each Revolving Credit Advance shall be made on notice by Borrower to the representative of Agent identified on Schedule 1.1 at the address specified thereon. Those notices must be given no later than (1) 11:00 a.m. (New York time) on the Business Day of the proposed Revolving Credit Advance. Each such notice (a "Notice of Revolving Credit Advance") must be given in writing (by telecopy or overnight courier) substantially in the form of Exhibit 1.1(a)(i), and shall include the information required in such Exhibit and such other information as may be required by Agent. All Revolving Credit Advances shall be made in Dollars.

                           (ii) Borrower shall execute and deliver to each Revolving Lender a note to evidence the Commitment of that Revolving Lender. Each note shall be in the principal amount of the Commitment of the applicable Revolving Lender, dated the Closing Date and substantially in the form of Exhibit 1.1(a)(ii) (each a "Revolving Note" and, collectively, the "Revolving Notes"). Each Revolving Note shall represent the obligation of Borrower to pay the amount of each Revolving Lender's Commitment or, if less, the applicable Revolving Lender's Pro Rata Share of the aggregate unpaid principal amount of all Revolving Credit Advances to Borrower together with interest thereon as prescribed in Section 1.5. The entire unpaid balance of the Revolving Loan and all other non-contingent Obligations shall be immediately due and payable in full in immediately available funds on the Commitment Termination Date.

                  (b) Reliance on Notices. Agent shall be entitled to rely upon, and shall be fully protected in relying upon, any Notice of Revolving Credit Advance or similar notice believed by Agent to be genuine. Agent may assume that each Person executing and delivering such a notice was duly authorized, unless the responsible individual acting thereon for Agent has actual knowledge to the contrary.

                  1.2. Letters of Credit. Subject to and in accordance with the terms and conditions contained herein and in Annex B, Borrower shall have the right to request, and Revolving Lenders agree to incur, or purchase participations in, Letter of Credit Obligations in respect of Borrower.

                  1.3. Prepayments.

                  (a) Voluntary Commitment Reductions. Borrower may at any time on at least five (5) days' prior written notice to Agent (i) voluntarily permanently reduce (but not terminate) the Commitment; provided that (A) any such reductions shall be in a minimum amount of $5,000,000 and integral multiples of $250,000 in excess of such amount and (B) the Commitment shall not be reduced to an amount less than $25,000,000. Borrower may at any time on at least ten (10) days' prior written notice to Agent terminate the Commitment; provided that upon such termination all Loans and other Obligations shall be immediately due and payable in full and all Letter of Credit Obligations cash collateralized or otherwise satisfied in accordance with Annex B. Any such reduction or termination of the Commitment must be accompanied by the payment of the fee required by Section 1.11(c), if any. Upon any such reduction or termination of the Commitment, Borrower's right to request Revolving Credit Advances, or request that Letter of Credit Obligations be incurred on its behalf shall simultaneously be permanently reduced or terminated, as the case may be; provided that a permanent reduction of the Commitment shall not require a corresponding pro rata reduction in the L/C Sublimit (as defined in Annex B.

                  (b) Mandatory Prepayments.

                           (i) If at any time the outstanding balance of the Revolving Loan exceeds the lesser of (A) the Maximum Amount and (B) the Borrowing Base, Borrower shall immediately repay the aggregate outstanding Revolving Credit Advances to the extent required to eliminate such excess. If any such excess remains after repayment in full of the aggregate outstanding Revolving Credit Advances, Borrower shall provide cash collateral for the Letter of Credit Obligations in the manner set forth in Annex B to the extent required to eliminate such excess.

                           (ii) Borrower hereby irrevocably authorizes Agent to apply on daily basis all available funds on deposit in the Collection Account to the prepayment of the Obligations in accordance with Annex C.

                  (c) Application of Prepayments from Insurance Proceeds. Any prepayments made by Borrower from insurance proceeds in accordance with Section 5.4(c) shall be applied as follows: first, to Fees and reimbursable expenses of Agent then due and payable pursuant to any of the Loan Documents; second, to interest then due and payable on the Revolving Credit Advances; third, to the outstanding principal balance of Revolving Credit Advances until the same shall have been paid in full; and fourth, to any Letter of Credit Obligations, to provide cash collateral therefor in the manner set forth in Annex B, until all such Letter of Credit Obligations have been fully cash collateralized in the manner set forth in Annex B. The Commitment shall not be permanently reduced by the amount of any such prepayments.

                  1.4. Use of Proceeds. Borrower shall utilize the proceeds of the Revolving Loan solely for the Refinancing (and to pay any related transaction expenses), and for the financing of Borrower's ordinary working capital and general corporate needs (but excluding in any event the making of any Restricted Payment not specifically permitted by Section 6.14). Disclosure Schedule (1.4) contains a description of Borrower's sources and uses of funds as of the Closing Date, including Loans and Letter of Credit Obligations to be made or incurred on that date, and a funds flow memorandum detailing how funds from each source are to be transferred to particular uses.

                  1.5. Interest and Applicable Margins.

                  (a) Borrower shall pay interest to Agent, for the ratable benefit of Lenders in accordance with the various Loans being made by each Lender, in arrears on each applicable Interest Payment Date, at the Index Rate plus the Applicable Index Margin per annum.

                  The Applicable Index Margin and Applicable L/C Margin will be 2.50%, and 2.00%, per annum, respectively, as of the Closing Date. The Applicable Margins will be adjusted (up or down) prospectively on a quarterly basis, in each case as determined by Borrower's consolidated financial performance, commencing on the first Business Day (the "First Adjustment Date") of the first full calendar month that occurs more than five (5) days after delivery of Borrower's quarterly Financial Statements covering the first Fiscal Quarter of the 2001 Fiscal Year. Adjustments in Applicable Margins will be determined by reference to the Operating Cash Flow Ratio for the Credit Parties on a consolidated basis for the 12-month period ended on the last date of such quarterly Financial Statements and will be based on the following grids:


                    IF OPERATING CASH FLOW                                    LEVEL OF
                          RATIO IS:                                      APPLICABLE MARGINS:
                          ---------                                      ------------------
                            >4.00                                             Level I

                      >3.00, but < 4.00                                       Level II
                                 -

                      >2.00, but < 3.00                                       Level III
                                 -

                      >1.50, but < 2.00                                       Level IV
                                 -

                            < 1.50                                            Level V
                            -

                                                                  APPLICABLE MARGINS
                                                                  ------------------

                                 LEVEL I           LEVEL II          LEVEL III        LEVEL IV          LEVEL V
                                 -------           --------          ---------        --------          -------
Applicable Index Margin          2.00%             2.25%             2.50%            2.75%             3.00%
Applicable L/C Margin            1.75%             1.75%             2.00%            2.25%             2.50%


If there is a disparity between the financial tests described above, the test resulting in the greater level of Applicable Margins will prevail.

                  All adjustments in the Applicable Margins after the First Adjustment Date will be implemented quarterly on a prospective basis, for each calendar month commencing at least five (5) days after the date of delivery to Lenders of the quarterly unaudited or annual audited (as applicable) Financial Statements of Borrower evidencing the need for an adjustment. Concurrently with the delivery of those Financial Statements, Borrower shall deliver to Agent and Lenders a certificate, signed by its chief financial officer, setting forth in reasonable detail the basis for the continuance of, or any change in, the Applicable Margins. Failure to timely deliver such Financial Statements shall, in addition to any other remedy provided for in this Agreement, result in an increase in the Applicable Margins to the highest level set forth in the foregoing grid, until the first day of the first calendar month following the delivery of those Financial Statements demonstrating that such an increase is not required. If a Default or an Event of Default shall have occurred or be continuing at the time any reduction in the Applicable Margins is to be implemented, that reduction shall be deferred until the first day of the first calendar month following the date on which such Default or Event of Default is waived or cured.

                  (b) If any payment on any Loan becomes due and payable on a day other than a Business Day, the maturity thereof will be extended to the next succeeding Business Day and, with respect to payments of principal, interest thereon shall be payable at the then applicable rate during such extension.

                  (c) All computations of Fees calculated on a per annum basis and interest shall be made by Agent on the basis of a three hundred and sixty
(360) day year, in each case for the actual number of days occurring in the period for which such interest and Fees are payable. The Index Rate shall be determined each day based upon the Index Rate as in effect each day. Each determination by Agent of an interest rate and Fees hereunder shall be conclusive, absent manifest error.

                  (d) So long as an Event of Default shall have occurred and be continuing under Section 8.1(a), (h) or (i), or so long as any other Default or Event of Default shall have occurred and be continuing and at the election of Agent (or upon the written request of Requisite Lenders) confirmed by written notice from Agent to Borrower, the interest rates applicable to the Loans and the Letter of Credit Fees shall be increased by two percentage points (2%) per annum above the rates of interest or the rate of such Fees otherwise applicable hereunder ("Default Rate"), and all outstanding Obligations shall bear interest at the Default Rate applicable to such Obligations. Interest and Letter of Credit Fees at the Default Rate shall accrue from the initial date of such Default or Event of Default until that Default or Event of Default is cured or waived and shall be payable upon demand.

                  (e) Notwithstanding anything to the contrary set forth in this
Section 1.5, if a court of competent jurisdiction determines in a final order that the rate of interest payable hereunder exceeds the highest rate of interest permissible under law (the "Maximum Lawful Rate"), then so long as the Maximum Lawful Rate would be so exceeded, the rate of interest payable hereunder shall be equal to the Maximum Lawful Rate; provided, however, that if at any time thereafter the rate of interest payable hereunder is less than the Maximum Lawful Rate, Borrower shall continue to pay interest hereunder at the Maximum Lawful Rate until such time as the total interest received by Agent, on behalf of Lenders, is equal to the total interest which would have been received had the interest rate payable hereunder been (but for the operation of this paragraph) the interest rate payable since the Closing Date as otherwise provided in this Agreement. Thereafter, interest hereunder shall be paid at the rate(s) of interest and in the manner provided in Sections 1.5(a) through (d) above, unless and until the rate of interest again exceeds the Maximum Lawful Rate, and at that time this paragraph shall again apply. In no event shall the total interest received by any Lender pursuant to the terms hereof exceed the amount which such Lender could lawfully have received had the interest due hereunder been calculated for the full term hereof at the Maximum Lawful Rate. If the Maximum Lawful Rate is calculated pursuant to this paragraph, such interest shall be calculated at a daily rate equal to the Maximum Lawful Rate divided by the number of days in the year in which such calculation is made. If, notwithstanding the provisions of this Section 1.5(e), a court of competent jurisdiction shall finally determine that a Lender has received interest hereunder in excess of the Maximum Lawful Rate, Agent shall, to the extent permitted by applicable law, promptly apply such excess in the order specified in Section 1.13 and thereafter shall refund any excess to Borrower or as a court of competent jurisdiction may otherwise order.

                  1.6. Eligible Accounts. Based on the most recent Borrowing Base Certificate delivered by Borrower to Agent and on other information available to Agent, Agent shall in its reasonable credit judgment determine which Accounts of Borrower and Baldwin Canada shall be "Eligible Accounts", except that no Account to which any of the exclusionary criteria set forth below applies shall be Eligible Accounts. Agent shall have the right to establish, modify, or eliminate Reserves against Eligible Accounts from time to time in its reasonable credit judgment. Agent reserves the right, at any time and from time to time after the Closing Date, to adjust any such criteria, to establish new criteria and to adjust advance rates with respect to Eligible Accounts, in its reasonable credit judgment, subject to the approval of Supermajority Lenders in the case of adjustments, new criteria or changes in advance rates which have the effect of making more credit available. Eligible Accounts shall not include any Account of Borrower or Baldwin Canada:

                  (a) which does not arise from the sale of goods or the performance of services by Borrower or Baldwin Canada in the ordinary course of its business;

                  (b) (i) upon which Borrower's or Baldwin Canada's right to receive payment is not absolute or is contingent upon the fulfillment of any condition whatsoever or (ii) as to which Borrower or Baldwin Canada is not able to bring suit or otherwise enforce its remedies against the Account Debtor through judicial process, or (iii) if the Account represents a progress billing consisting of an invoice for goods sold or used or services rendered pursuant to a contract under which the Account Debtor's obligation to pay that invoice is subject to Borrower's or Baldwin Canada's completion of further performance under such contract or is subject to the equitable lien of a surety bond issuer;

                  (c) in the event and to the extent that any defense, counterclaim, setoff or dispute is asserted as to such Account, including by DFS, any dealer or distributor or any provider of floor plan financing;

                  (d) that is not a true and correct statement of bona fide indebtedness incurred in the amount of the Account for merchandise sold to or services rendered and accepted by the applicable Account Debtor;

                  (e) with respect to which an invoice, acceptable to Agent in form and substance, has not been sent to the applicable Account Debtor (it being understood and agreed that the forms of invoices delivered to Agent on or prior to the Closing Date are acceptable forms for purposes of this clause (e); provided that any subsequent changes or modifications thereto shall be subject to the prior approval of Agent);

                  (f) that (i) is not owned by Borrower or Baldwin Canada or
(ii) is subject to any right, claim, security interest or other interest of any other Person, other than Liens in favor of Agent, on behalf of itself and Lenders and Prior Claims that are unregistered and that secure amounts that are not yet due and payable;

                  (g) that arises from a sale to any director, officer, other employee or Affiliate of any Credit Party, or to any entity which has any common officer or director with any Credit Party;

                  (h) that is the obligation of an Account Debtor that is the United States government or a political subdivision thereof, or any state or municipality or department, agency or instrumentality thereof or that is the Canadian government (Her Majesty in Right of Canada) or a political subdivision thereof, or department, agency or instrumentality thereof, unless Agent, in its sole discretion, has agreed to the contrary in writing, the Account is assignable by way of security and Borrower, if necessary or desirable, has complied with the Federal Assignment of Claims Act of 1940, and any amendments thereto, or any applicable state statute or municipal ordinance of similar purpose and effect with respect to such obligation or Baldwin Canada, if necessary or desirable, has complied with the Financial Administration Act (Canada) or any applicable provincial or territorial statute or municipal ordinance of similar purpose with respect to such obligation;

                  (i) that is the obligation of an Account Debtor located in a foreign country other than Canada (excluding Northwest Territories and Nunavut) unless and to the extent that payment thereof is assured by a letter of credit assigned and delivered to Agent (which assignment is acknowledged by the issuer thereof), satisfactory to Agent as to form, amount and issuer (it being understood and agreed that the standby letter of credit issued for the account of Salachopin by Bank of Cleveland for the benefit of Borrower and delivered to Agent on the Closing Date pursuant to Annex D, once so assigned and acknowledged shall be deemed an acceptable letter of credit for purposes of this clause (i)); provided that upon the request of Agent and so long as Borrower is then entitled to draw upon any such letter of credit, Borrower shall promptly submit a draw under such letter of credit in the amount directed by Agent in such request;

                  (j) to the extent Borrower or any Subsidiary thereof is liable for goods sold or services rendered by the applicable Account Debtor to Borrower or any Subsidiary thereof but only to the extent of the potential offset;

                  (k) that arises with respect to goods which are delivered on a bill-and-hold, cash-on-delivery basis or placed on consignment, guaranteed sale or other terms by reason of which the payment by the Account Debtor is or may be conditional;

                  (l) that is in default; provided, that, without limiting the generality of the foregoing, an Account shall be deemed in default upon the occurrence of any of the following:

                           (i) it is not paid within the earlier of: sixty (60) days following its due date or ninety (90) days following its original invoice date, or, with respect to any Account owing by Biasco Musical Instrument Co. or Salachopin only, the earlier of thirty (30) days following its due date or one hundred-eighty (180) days following its original invoice date;

                           (ii) if any Account Debtor obligated upon such Account suspends business, makes a general assignment for the benefit of creditors or fails to pay its debts generally as they come due; or

                           (iii) if any petition is filed by or against any Account Debtor obligated upon such Account under any bankruptcy law or any other federal, state or foreign (including any provincial) receivership, insolvency relief or other law or laws for the relief of debtors;

                  (m) which is the obligation of an Account Debtor if fifty percent (50%) or more of the dollar amount of all Accounts owing by that Account Debtor are ineligible under the other criteria set forth in this Section 1.6;

                  (n) as to which Agent's Lien thereon, on behalf of itself and Lenders, is not a first priority perfected Lien;

                  (o) as to which any of the representations or warranties pertaining to Accounts set forth in this Agreement or any of the other Loan Documents is untrue;

                  (p) to the extent such Account is evidenced by a judgment, Instrument or Chattel Paper;

                  (q) to the extent such Account exceeds any credit limit established by Agent, in its reasonable credit judgment;

                  (r) to the extent that such Account, together with all other Accounts owing by such Account Debtor and its Affiliates (other than Accounts owing by Biasco Musical Instrument Co.) as of any date of determination exceed ten percent (10%) of all Eligible Accounts;

                  (s) with respect to any Account owing by Biasco Musical Instrument Co., to the extent such Account, together with all other Accounts owing by Biasco Musical Instrument Co. and its Affiliates, (i) as at any date of determination during the period commencing on the Closing Date through December 31, 2000 exceeds twenty percent (20%) of all Eligible Accounts and (ii) as at any date of determination thereafter exceeds fifteen percent (15%) of all Eligible Accounts;

                  (t) which is an Account owing by DFS;

                  (u) which is payable in any currency other than Dollars or Canadian Dollars; or

                  (v) which is unacceptable to Agent in its reasonable credit judgment.

                  1.7. Eligible Inventory. Based on the most recent Borrowing Base Certificate delivered by Borrower to Agent and on other information available to Agent, Agent shall in its reasonable credit judgment determine which Inventory of Borrower and Baldwin Trading shall be "Eligible Inventory", except that no Inventory to which any of the exclusionary criteria set forth below applies shall be Eligible Inventory. Agent shall have the right to establish, modify, or eliminate Reserves against Eligible Inventory from time to time in its reasonable credit judgment. Agent reserves the right, at any time and from time to time after the Closing Date, to adjust any such criteria, to establish new criteria and to adjust advance rates with respect to Eligible Inventory in its reasonable credit judgment, subject to the approval of Supermajority Revolving Lenders in the case of adjustments or new criteria or changes in advance rates which have the effect of making more credit available. Eligible Inventory shall not include any Inventory of Borrower that:

                  (a) does not consist of finished goods consisting of acoustic pianos, electric pianos or other musical instruments of Borrower's Music Division (or purchased by Baldwin Trading for Borrower's Music Division);

                  (b) is not owned by Borrower or Baldwin Trading (or, in the case of Inventory in transit of Baldwin Trading, title to such Inventory is not held by the L/C Issuer of the Letter of Credit issued with respect to such Inventory, as consignee) free and clear of all Liens and rights of any other Person (including the rights of a purchaser that has made progress payments and the rights of a surety that has issued a bond to assure Borrower's performance with respect to that Inventory), except the Liens in favor of Agent, on behalf of itself and Lenders, and Permitted Encumbrances in favor of landlords and bailees to the extent permitted in Section 5.9 hereof (subject to Reserves, including those established by agent in accordance with Section 5.9 hereof);

                  (c) is (i) not located on premises owned, leased or rented by Borrower and set forth on Disclosure Schedule (3.2) or (ii) stored at a leased location or with a bailee, warehouseman or similar Person, unless Agent has given its prior consent thereto and unless (x) a satisfactory bailee letter or landlord waiver has been delivered to Agent, or (y) Reserves satisfactory to Agent have been established with respect thereto, or (iii) located at any site if the aggregate book value of Inventory at any such location is less than $100,000;

                  (d) is placed on consignment;

                  (e) is in transit unless the primary payment mechanism for the purchase of such Inventory is a Letter of Credit issued under this Agreement and, at the time of issuance, Agent, in its sole discretion, is satisfied that, at the time of the drawing on such Letter of Credit, (i) such Inventory will be in transit to one of the manufacturing facilities, warehouses or retail locations which, once the Inventory arrives at such location, would not cause such Inventory to be excluded under clause (c) above, (ii) Agent shall have received reasonably satisfactory evidence that such Inventory is fully insured against risk of loss, that Agent is named as a loss payee thereunder and that any bill of lading or other title document issued with respect to such Inventory is a negotiable document naming the L/C Issuer as consignee and (iii) Agent and the applicable L/C Issuer shall have received such other instruments or documents as they may reasonably request;

                  (f) is covered by a negotiable document of title, unless such document has been delivered to Agent or, to the extent purchased through a Letter of Credit, L/C Issuer, in each case with all necessary endorsements, free and clear of all Liens except those in favor of Agent and Lenders;

                  (g) in Agent's reasonable determination, is excess, obsolete, unsalable, shopworn, seconds, damaged or unfit for sale;

                  (h) consists of display items or packing or shipping materials, manufacturing supplies, raw materials, completed assemblies or other work-in-process Inventory, repossessed Inventory or replacement parts;

                  (i) consists of goods which have been returned by the buyer other than goods returned by the buyer and classified as "factory repairs" in Borrower's inventory to the extent permitted under clause (j) below;

                  (j) consists of slow moving goods which have not sold within the last twelve (12) months or goods returned by the buyer and classified as factory repairs in Borrower's inventory to the extent the aggregate amount of all such slow moving goods and factory repairs exceeds, (i) during the period from the Closing Date to June 30, 2000, twenty percent (20%) of all Eligible Inventory at standard cost and (ii) thereafter, fifteen percent (15%) of all Eligible Inventory at standard cost;

                  (k) is not of a type held for sale in the ordinary course of Borrower's business;

                  (l) as to which Agent's Lien, on behalf of itself and Lenders, therein is not a first priority perfected Lien;

                  (m) as to which any of the representations or warranties pertaining to such Inventory set forth in this Agreement or any of the other Loan Documents is untrue;

                  (n) consists of Hazardous Materials or goods that can be transported or sold only with licenses that are not readily available;

                  (o) is not covered by casualty insurance reasonably acceptable to Agent; or

                  (p) is otherwise unacceptable to Agent in its reasonable credit judgment.

                  1.8. Eligible Raw Materials. Based on the most recent Borrowing Base Certificate delivered by Borrower to Agent and on other information available to Agent, Agent shall in its reasonable credit judgment determine which Raw Materials of Borrower shall be "Eligible Raw Materials", except that no Raw Materials to which any of the exclusionary criteria set forth below applies shall be Eligible Raw Materials. Agent shall have the right to establish, modify, or eliminate Reserves against Eligible Raw Materials from time to time in its reasonable credit judgment. Agent reserves the right, at any time and from time to time after the Closing Date, to adjust any such criteria, to establish new criteria and to adjust advance rates with respect to Eligible Raw Materials in its reasonable credit judgment, subject to the approval of Supermajority Revolving Lenders in the case of adjustments or new criteria or changes in advance rates which have the effect of making more credit available. Eligible Raw Materials shall not include any Raw Material of Borrower that:

                  (a) is not owned by Borrower free and clear of all Liens and rights of any other Person (including the rights of a purchaser that has made progress payments and the rights of a surety that has issued a bond to assure Borrower's performance with respect to that Inventory), except the Liens in favor of Agent, on behalf of itself and Lenders, and Permitted Encumbrances in favor of landlords and bailees to the extent permitted in Section 5.9 hereof (subject to Reserves, including those established by Agent in accordance with Section 5.9 hereof);

                  (b) is (i) not located on premises owned, leased or rented by Borrower and set forth on Disclosure Schedule (3.2) or (ii) stored at a leased location or with a bailee, warehouseman or similar Person, unless Agent has given its prior consent thereto and unless (x) a satisfactory bailee letter or landlord waiver has been delivered to Agent, or (y) Reserves satisfactory to Agent have been established with respect thereto, or (iii) located at any site if the aggregate book value of materials which otherwise meet the criteria of Eligible Raw Materials at any such location is less than $100,000;

                  (c) is placed on consignment or is in transit;

                  (d) is covered by a negotiable document of title, unless such document has been delivered to Agent or Issuing Lender with all necessary endorsements, free and clear of all Liens except those in favor of Agent and Lenders;

                  (e) in Agent's reasonable determination, is excess, obsolete, unusable in or unfit for the production of Inventory, shopworn, seconds, damaged;

                  (f) consists of packing or shipping materials, work-in-process or replacement parts;

                  (g) consists of goods which have been returned by the buyer;

                  (h) as to which Agent's Lien, on behalf of itself and Lenders, therein is not a first priority perfected Lien;

                  (i) as to which any of the representations or warranties pertaining to such Raw Materials set forth in this Agreement or any of the other Loan Documents is untrue;

                  (j) consists of Hazardous Materials or goods that can be transported or sold only with licenses that are not readily available;

                  (k) is not covered by casualty insurance reasonably acceptable to Agent; or

                  (l) is otherwise unacceptable to Agent in its reasonable credit judgment.

                  1.9. Eligible Fixed Assets. Based on the most recent Borrowing Base Certificate delivered by Borrower to Agent and on other information available to Agent, Agent shall in its reasonable credit judgment determine which Designated Mortgaged Properties of Borrower shall be "Eligible Fixed Assets", except that no Designated Mortgaged Property to which any of the exclusionary criteria set forth below applies shall be Eligible Fixed Assets. Agent shall have the right to establish, modify, or eliminate Reserves against Eligible Fixed Assets from time to time in its reasonable credit judgment. Agent reserves the right, at any time and from time to time after the Closing Date, to adjust any such criteria, to establish new criteria and to adjust advance rates with respect to Eligible Fixed Assets in its reasonable credit judgment, subject to the approval of Supermajority Revolving Lenders in the case of adjustments or new criteria or changes in advance rates which have the effect of making more credit available. Eligible Fixed Assets shall not include any assets of Borrower that:

                  (a) is not owned by Borrower free and clear of all Liens and rights of any other Person, except the Liens in favor of Agent, on behalf of itself and Lenders and Permitted

Encumbrances specifically identified in the title report with respect to such Mortgaged Property delivered at Closing pursuant to Annex D;

                  (b) as to which Agent's Lien, on behalf of itself and Lenders, therein is not a first priority perfected Lien;

                  (c) as to which any of the representations or warranties pertaining to such Mortgaged Property set forth in this Agreement or any of the other Loan Documents is untrue;

                  (d) is not covered by casualty insurance, title insurance and flood hazard insurance (if applicable) in amounts and by insurance companies acceptable to Agent (it being understood that such casualty insurance policies in effect as of the Closing Date (but not necessarily any renewals or extensions thereof) are, subject to the provisions of Section 5.4(b), acceptable as to scope and amount through December 31, 2000); or

                  (e) is otherwise unacceptable to Agent in its reasonable credit judgment.

                  1.10. Cash Management Systems. On or prior to the Closing Date, Borrower will establish and will maintain until the Termination Date, the cash management systems described on Annex C (the "Cash Management Systems").

                  1.11. Fees.

                  (a) Borrower shall pay to GE Capital, individually, the Fees specified in that certain fee letter dated as of February 18, 2000 between Borrower and GE Capital (the "GE Capital Fee Letter"), at the times specified for payment therein.

                  (b) As additional compensation for the Revolving Lenders, Borrower agrees to pay to Agent, for the ratable benefit of such Lenders, in arrears, on the first Business Day of each month prior to the Commitment Termination Date and on the Commitment Termination Date, a fee for Borrower's non-use of available funds in an amount equal to one half of one percent (0.50%) per annum (calculated on the basis of a 360 day year for actual days elapsed) of the difference between (x) the Maximum Amount (as it may be reduced from time to time) and (y) the average for the period of the daily closing balance of the Revolving Loan outstanding during the period for which the such fee is due.

                  (c) If Borrower reduces or terminates the Commitment, whether voluntarily or involuntarily and whether before or after acceleration of the Obligations, Borrower shall pay to Agent, for the benefit of Lenders as liquidated damages and compensation for the costs of being prepared to make funds available hereunder an amount determined by multiplying the Applicable Percentage (as defined below) by the amount of the reduction of the Commitment. As used herein, the term "Applicable Percentage" shall mean (x) two percent (2.00%), in the case of a reduction on or prior to the first anniversary of the Closing Date, (y) one percent (1.00%), in the case of a reduction after the first anniversary of the Closing Date but on or prior to the second anniversary, and (z) one half of one percent (0.50%), in the case of a reduction after the second anniversary of the Closing Date but on or prior to the third anniversary.

                  (d) Borrowers shall pay to Agent, for the ratable benefit of Revolving Lenders, the Letter of Credit Fee as provided in Annex B.

                  1.12. Receipt of Payments. Borrower shall make each payment under this Agreement not later than 2:00 p.m. (New York time) on the day when due in immediately available funds in Dollars to the Collection Account. For purposes of computing interest and Fees and determining Borrowing Availability or Net Borrowing Availability as of any date, all payments shall be deemed received on the first Business Day after the day of receipt of immediately available funds therefor in the Collection Account. If Agent receives any payment from or on behalf of any Credit Party in a currency other than the currency in which an Obligation payable is denominated, Agent may convert the payment (including the monetary proceeds of realization upon any Collateral and any funds then held in a cash collateral account) into the currency of the relevant Obligation at the exchange rate that Agent would be prepared to sell the currency received in New York, New York on the Business Day immediately preceding the date of actual payment. The Obligations shall be satisfied only to the extent of the amount actually received by Agent upon such conversion.

                  1.13. Application and Allocation of Payments.

                  (a) So long as no Default or Event of Default shall have occurred and be continuing, (i) payments consisting of proceeds of Accounts received in the ordinary course of business shall be applied to the Revolving Loan; and (ii) mandatory prepayments shall be applied as set forth in Section
1.3. All payments and prepayments applied to a particular Loan shall be applied ratably to the portion thereof held by each Lender as determined by its Pro Rata Share. As to each other payment, and as to all payments made when a Default or Event or Default shall have occurred and be continuing or following the Commitment Termination Date, Borrower hereby irrevocably waives the right to direct the application of any and all payments received from or on behalf of Borrower, and Borrower hereby irrevocably agrees that Agent shall have the continuing exclusive right to apply any and all such payments against the Obligations as Agent may deem advisable notwithstanding any previous entry by Agent in the Loan Account or any other books and records. In the absence of a specific determination by Agent with respect thereto, payments shall be applied to amounts then due and payable in the following order: (1) to Fees and Agent's expenses reimbursable hereunder; (2) to interest on the Loans; (3) to principal payments on the Loans and to provide cash collateral for Letter of Credit Obligations in the manner described in Annex B, ratably to the aggregate, combined principal balance of the other Loans and outstanding Letter of Credit Obligations; and (4) to all other Obligations including expenses of Lenders to the extent reimbursable under Section 11.3.

                  (b) Agent is authorized to, and at its sole election may, charge to the Revolving Loan balance on behalf of Borrower and cause to be paid all Fees, expenses, Charges, costs (including insurance premiums in accordance with Section 5.4(a)) and interest and principal, other than principal of the Revolving Loan, owing by Borrower under this Agreement or any of the other Loan Documents if and to the extent Borrower fails to promptly pay any such amounts as and when due, even if such charges would cause the aggregate balance of the Revolving Loan to exceed the Borrowing Availability. At Agent's option and to the extent permitted by law, any charges so made shall constitute part of the Revolving Loan hereunder.

                  1.14. Loan Account and Accounting. Agent shall maintain a loan account (the "Loan Account") on its books to record: all Advances, all payments made by Borrower, and all other debits and credits as provided in this Agreement with respect to the Loans or any other Obligations. All entries in the Loan Account shall be made in accordance with Agent's customary accounting practices as in effect from time to time. The balance in the Loan Account, as recorded on Agent's most recent printout or other written statement, shall, absent manifest error, be presumptive evidence of the amounts due and owing to Agent and Lenders by Borrower; provided that any failure to so record or any error in so recording shall not limit or otherwise affect Borrower's duty to pay the Obligations. Agent shall render to Borrower a monthly accounting of transactions with respect to the Loans setting forth the balance of the Loan Account. Unless Borrower notifies Agent in writing of any objection to any such accounting (specifically describing the basis for such objection), within thirty (30) days after the date thereof, each and every such accounting shall, absent manifest error, be deemed final, binding and conclusive upon Borrower in all respects as to all matters reflected therein. Only those items expressly objected to in such notice shall be deemed to be disputed by Borrower. Notwithstanding any provision herein contained to the contrary, any Lender may elect (which election may be revoked) to dispense with the issuance of Notes to that Lender and may rely on the Loan Account as evidence of the amount of Obligations from time to time owing to it.

                  1.15. Indemnity. Each Credit Party that is a signatory hereto (other than Baldwin Canada) shall jointly and severally indemnify and hold harmless, and Baldwin Canada shall indemnify and hold harmless, each of Agent, Lenders and their respective Affiliates, and each such Person's respective officers, directors, employees, attorneys, agents and representatives (each, an "Indemnified Person"), from and against any and all suits, actions, proceedings, claims, damages, losses, liabilities and expenses (including reasonable attorneys' fees and disbursements and other costs of investigation or defense, including those incurred upon any appeal) which may be instituted or asserted against or incurred by any such Indemnified Person as the result of credit having been extended, suspended or terminated under this Agreement and the other Loan Documents and the administration of such credit, and in connection with or arising out of the transactions contemplated hereunder and thereunder and any actions or failures to act in connection therewith, including any and all Environmental Liabilities and legal costs and expenses arising out of or incurred in connection with disputes between or among any parties to any of the Loan Documents (collectively, "Indemnified Liabilities"); provided, that no such Credit Party shall be liable for any indemnification to an Indemnified Person to the extent that any such suit, action, proceeding, claim, damage, loss, liability or expense results from that Indemnified Person's gross negligence or willful misconduct. NO INDEMNIFIED PERSON SHALL BE RESPONSIBLE OR LIABLE TO ANY OTHER PARTY TO ANY LOAN DOCUMENT, ANY SUCCESSOR, ASSIGNEE OR THIRD PARTY BENEFICIARY OF SUCH PERSON OR ANY OTHER PERSON ASSERTING CLAIMS DERIVATIVELY THROUGH SUCH PARTY, FOR INDIRECT, PUNITIVE, EXEMPLARY OR CONSEQUENTIAL DAMAGES WHICH MAY BE ALLEGED AS A RESULT OF CREDIT HAVING BEEN EXTENDED, SUSPENDED OR TERMINATED UNDER ANY LOAN DOCUMENT OR AS A RESULT OF ANY OTHER TRANSACTION CONTEMPLATED HEREUNDER OR THEREUNDER.

                  1.16. Access. Each Credit Party which is a party hereto shall, during normal business hours, from time to time upon one (1) Business Day's prior notice as frequently as

Agent determines to be appropriate: (a) provide Agent and any of its officers, employees and agents access to its properties, facilities, advisors and employees (including officers) of each Credit Party and to the Collateral, (b) permit Agent, and any of its officers, employees and agents, to inspect, audit and make extracts from any Credit Party's books and records, and (c) permit Agent, and its officers, employees and agents, to inspect, review, evaluate and make test verifications and counts of the Accounts, Inventory and other Collateral of any Credit Party. If a Default or Event of Default shall have occurred and be continuing or if access is necessary to preserve or protect the Collateral as determined by the Agent, each such Credit Party shall provide such access to Agent and to each Lender at all times and without advance notice. Furthermore, so long as any Event of Default shall have occurred and be continuing, Borrower shall provide Agent and each Lender with access to its suppliers and customers. Each Credit Party shall make available to Agent and its counsel, as quickly as is possible under the circumstances, originals or copies of all books and records which Agent may request. Each Credit Party shall deliver any document or instrument necessary for Agent, as it may from time to time request, to obtain records from any service bureau or other Person which maintains records for such Credit Party, and shall maintain duplicate records or supporting documentation on media, including computer tapes and discs owned by such Credit Party. Agent will give Lenders at least ten (10) days' prior written notice of regularly scheduled audits. Representatives of other Lenders may accompany Agent's representatives on regularly scheduled audits at no charge to Borrower.

                  1.17. Taxes.

                  (a) Any and all payments by Borrower hereunder or under the Notes shall be made, in accordance with this Section 1.17, free and clear of and without deduction for any and all present or future Taxes. If Borrower shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder or under the Notes, (i) the sum payable shall be increased as much as shall be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 1.17) Agent or Lenders, as applicable, receive an amount equal to the sum they would have received had no such deductions been made, (ii) Borrower shall make such deductions, and (iii) Borrower shall pay the full amount deducted to the relevant taxing or other authority in accordance with applicable law. Within thirty (30) days after the date of any payment of Taxes, Borrower shall furnish to Agent the original or a certified copy of a receipt evidencing payment thereof.

                  (b) Each Credit Party that is a signatory hereto shall indemnify and, within ten (10) days of demand therefor, pay Agent and each Lender for the full amount of Taxes (including any Taxes imposed by any jurisdiction on amounts payable under this Section 1.17) paid by Agent or such Lender, as appropriate, and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally asserted.

                  (c) Each Lender organized under the laws of a jurisdiction outside the United States (a "Foreign Lender") as to which payments to be made under this Agreement or under the Notes are exempt from United States withholding tax under an applicable statute or tax treaty shall provide to Borrower and Agent a properly completed and executed IRS Form 4224 or Form 1001 or other applicable form, certificate or document prescribed by the IRS or the United States certifying as to such Foreign Lender's entitlement to such exemption (a "Certificate of Exemption"). Any foreign Person that seeks to become a Lender under this Agreement shall provide a Certificate of Exemption to Borrower and Agent prior to becoming a Lender hereunder. No foreign Person may become a Lender hereunder if such Person is unable to deliver a Certificate of Exemption.

                  1.18. Capital Adequacy; Increased Costs.

                  (a) If any Lender shall have determined that any law, treaty, governmental (or quasi-governmental) rule, regulation, guideline or order regarding capital adequacy, reserve requirements or similar requirements or compliance by any Lender with any request or directive regarding capital adequacy, reserve requirements or similar requirements (whether or not having the force of law), in each case, adopted after the Closing Date, from any central bank or other Governmental Authority increases or would have the effect of increasing the amount of capital, reserves or other funds required to be maintained by such Lender and thereby reducing the rate of return on such Lender's capital as a consequence of its obligations hereunder, then Borrower shall from time to time upon demand by such Lender (with a copy of such demand to Agent) pay to Agent, for the account of such Lender, additional amounts sufficient to compensate such Lender for such reduction. A certificate as to the amount of that reduction and showing the basis of the computation thereof submitted by such Lender to Borrower and to Agent shall, absent manifest error, be final, conclusive and binding for all purposes.

                  (b) If, due to either (i) the introduction of or any change in any law or regulation (or any change in the interpretation thereof) or (ii) the compliance with any guideline or request from any central bank or other Governmental Authority (whether or not having the force of law), in each case adopted after the Closing Date, there shall be any increase in the cost to any Lender of agreeing to make or making, funding or maintaining any Loan, then Borrower shall from time to time, upon demand by such Lender (with a copy of such demand to Agent), pay to Agent for the account of such Lender additional amounts sufficient to compensate such Lender for such increased cost. A certificate as to the amount of such increased cost, submitted to Borrower and to Agent by such Lender, shall be conclusive and binding on Borrower for all purposes, absent manifest error. Each Lender agrees that, as promptly as practicable after it becomes aware of any circumstances referred to above which would result in any such increased cost, the affected Lender shall, to the extent not inconsistent with such Lender's internal policies of general application, use reasonable commercial efforts to minimize costs and expenses incurred by it and payable to it by Borrower pursuant to this Section 1.18(b).

                  (c) Replacement of Lender in Respect of Increased Costs. Within fifteen (15) days after receipt by Borrower of written notice and demand from any Lender (an "Affected Lender") for payment of additional amounts or increased costs as provided in Section 1.17(a), 1.18(a) or 1.18(b), Borrower may, at its option, notify Agent and such Affected Lender of its intention to replace the Affected Lender. So long as no Default or Event of Default shall have occurred and be continuing, Borrower, with the consent of Agent, may obtain, at Borrower's expense, a replacement Lender ("Replacement Lender") for the Affected Lender, which Replacement Lender must be satisfactory to Agent. If Borrower obtains a Replacement Lender within ninety (90) days following notice of its intention to do so, the Affected Lender must sell and assign its Loans and Commitments to such Replacement Lender for an amount equal to the principal balance of all Loans held by the Affected Lender and all accrued interest and Fees with respect thereto through the date of such sale, provided that Borrower shall have reimbursed such Affected Lender for the additional amounts or increased costs that it is entitled to receive under this Agreement through the date of such sale and assignment.

Notwithstanding the foregoing, Borrower shall not have the right to obtain a Replacement Lender if the Affected Lender rescinds its demand for increased costs or additional amounts within fifteen (15) days following its receipt of Borrower's notice of intention to replace such Affected Lender. Furthermore, if Borrower gives a notice of intention to replace and does not so replace such Affected Lender within ninety (90) days thereafter, Borrower's rights under this
Section 1.18(c) shall terminate and Borrower shall promptly pay all increased costs or additional amounts demanded by such Affected Lender pursuant to Sections 1.17(a), 1.18(a) and 1.18(b).

                  1.19. Single Loan. All Loans to Borrower and all of the other Obligations of Borrower arising under this Agreement and the other Loan Documents shall constitute one general obligation of Borrower secured, until the Termination Date, by all of its Collateral.

2.       CONDITIONS PRECEDENT

                  2.1. Conditions to the Initial Loans.

                  No Lender shall be obligated to make any Loan or incur any Letter of Credit Obligations on the Closing Date, or to take, fulfill, or perform any other action hereunder, until the following conditions have been satisfied or provided for in a manner satisfactory to Agent, or waived in writing by Agent and Lenders:

                  (a) Credit Agreement; Loan Documents. This Agreement or counterparts hereof shall have been duly executed by, and delivered to, Borrower, each other Credit Party signatory hereto, Agent and Lenders; and Agent shall have received such documents, instruments, agreements and legal opinions as Agent shall reasonably request in connection with the transactions contemplated by this Agreement and the other Loan Documents, including all those listed in the Closing Checklist attached hereto as Annex D, each in form and substance satisfactory to Agent.

                  (b) Repayment of Prior Lender Obligations; Satisfaction of Outstanding L/Cs. (i) Agent shall have received a fully executed original of a pay-off letter satisfactory to Agent confirming that all of the Prior Lender Obligations will be repaid in full from the proceeds of the KAC Sale and the initial Revolving Credit Advance and all Liens upon any of the property of Borrower or any of its Subsidiaries in favor of Prior Lender shall be terminated by Prior Lender immediately upon such payment; and (ii) all letters of credit issued or guaranteed by Prior Lender shall have been cash collateralized, supported by a guaranty of Agent or supported by a Letter of Credit issued pursuant to Annex B, as mutually agreed upon by Agent, Borrower and Prior Lender.

                  (c) Approvals. Agent shall have received (i) satisfactory evidence that the Credit Parties have obtained all required consents and approvals of all Persons including all requisite Governmental Authorities, to the execution, delivery and performance of this Agreement and the other Loan Documents and the consummation of the Related Transactions or (ii) an officer's certificate in form and substance satisfactory to Agent affirming that no such consents or approvals are required.

                  (d) Opening Availability. The Eligible Accounts, Eligible Inventory, Eligible Raw Materials and Eligible Fixed Assets, if any, of Borrower, Baldwin Trading and Baldwin Canada, as applicable, supporting the initial Revolving Credit Advance and the initial Letter of Credit Obligations incurred and the amount of the Reserves to be established on the Closing Date shall be sufficient in value, as determined by Agent, to provide Borrower with Net Borrowing Availability, after giving effect to the initial Revolving Credit Advance, the incurrence of any initial Letter of Credit Obligations and the consummation of the Related Transactions (on a pro forma basis, with trade payables (other than those set forth on Disclosure Schedule (3.25)) being paid currently, and expenses and liabilities being paid in the ordinary course of business and without acceleration of sales) of at least $7,500,000. Except as set forth on Disclosure Schedule (3.25), as of the Closing Date Borrower shall have, and shall have caused each of its Subsidiaries to have, paid all outstanding and unpaid Charges, trade payables and other claims of Borrower and its Subsidiaries for labor, materials, supplies and services consistent with the provisions of Section 5.2. Borrower shall have provided to Agent the evidence of extended trade terms required under Section 5.2(a)(iv).

                  (e) Payment of Fees. Borrower shall have paid the Fees required to be paid on the Closing Date in the respective amounts specified in
Section 1.9 (including the Fees specified in the GE Capital Fee Letter), and shall have reimbursed Agent for all fees, costs and expenses of closing presented as of the Closing Date.

                  (f) Capital Structure: Other Indebtedness. The capital structure of each Credit Party and the terms and conditions of all Indebtedness of each Credit Party shall be acceptable to Agent in its sole discretion.

                  (g) Consummation of Related Transactions. Agent shall have received fully executed copies of the KAC Sale Agreement and each of the other Related Transactions Documents, each of which shall be in form and substance satisfactory to Agent and its counsel. The KAC Sale and the other Related Transactions shall have been consummated in accordance with the terms of the KAC Sale Agreement and the other Related Transactions Documents and Borrower shall have received not less than $33,000,000 in gross cash proceeds from DFS as a result of the consummation of the KAC Sale, of which (i) no more than $12,000,000 shall have been applied by Borrower in payment of Borrower's outstanding trade payables and (ii) the balance shall have been applied to prepay the Prior Lender Obligations. Agent shall have received a written accounting satisfactory to Agent setting forth a detailed description of the use of such gross cash proceeds.

                  (h) Amendment of DFS Inventory Purchase and Consignment Agreement. Agent shall have received (i) a fully executed original of an amendment to the DFS Inventory Purchase and Consignment Agreement satisfactory to Agent terminating all provisions regarding the purchase and consignment of any pianos or other Inventory held for sale or to be held for sale by Borrower to retail store customers (the "Retail Consigned Goods"), (ii) evidence satisfactory Agent confirming that all obligations of Borrower with respect to any such Retail Consigned Good have been repaid in full from the proceeds of KAC Sale and initial Revolving Credit

Advance and (iii) evidence satisfactory to Agent that all Liens upon any Retail Consigned Goods in favor of DFS shall have been terminated by DFS immediately upon such payment.

                  (i) Purchase and Administration Agreement. Agent shall have received evidence satisfactory to Agent that the Purchase and Administration Agreement dated October 1, 1990 (as amended through the date hereof) by and among Borrower, KAC and Retail Funding Corporation shall have been terminated and all obligations thereunder of Borrower and KAC shall have been repaid in full.

                  2.2. Further Conditions to Each Loan. Except as otherwise expressly provided herein, no Lender shall be obligated to fund any Advance or incur any Letter of Credit Obligation, if, as of the date thereof:

                  (a) Any representation or warranty by any Credit Party contained herein or in any of the other Loan Documents shall be untrue or incorrect as of such date, except to the extent that such representation or warranty expressly relates to an earlier date and except for changes therein expressly permitted or expressly contemplated by this Agreement; or

                  (b) Any event or circumstance having a Material Adverse Effect shall have occurred since the date hereof as determined by the Requisite Lenders; or

                  (c) (i) Any Default or Event of Default shall have occurred and be continuing or would result after giving effect to any Advance (or the incurrence of any Letter of Credit Obligations), and Agent or Requisite Lenders shall have determined not to make any Advance or incur any Letter of Credit Obligation as a result of that Default or Event of Default; or

                  (d) After giving effect to any Advance (or the incurrence of any Letter of Credit Obligations), the outstanding principal amount of the Revolving Loan would exceed the lesser of the Borrowing Base and the Maximum Amount.

The request and acceptance by Borrower of the proceeds of any Loan, the incurrence of any Letter of Credit Obligations shall be deemed to constitute, as of the date of such request, acceptance or incurrence, (i) a representation and warranty by Borrower that the conditions in this Section 2.2 have been satisfied and (ii) a reaffirmation by Borrower of the granting and continuance of Agent's Liens, on behalf of itself and Lenders, pursuant to the Collateral Documents.

3.       REPRESENTATIONS AND WARRANTIES

                  To induce Lenders to make the Loans and to incur Letter of Credit Obligations, the Credit Parties executing this Agreement, jointly and severally, make the following representations and warranties to Agent and each Lender with respect to all Credit Parties, each and all of which shall survive the execution and delivery of this Agreement.

                  3.1. Corporate Existence; Compliance with Law. Each Credit Party and each of its Subsidiaries (a) is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation; (b) is duly qualified to conduct business and is in good standing in each other jurisdiction where its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to be so qualified would not result in exposure to losses, damages or liabilities in excess of $50,000; (c) has the requisite corporate power and authority and the legal right to own, pledge, mortgage or otherwise encumber and operate its properties, to lease the property it operates under lease and to conduct its business as now, heretofore and proposed to be conducted; (d) subject to specific representations regarding Environmental Laws, has all licenses, permits, consents or approvals from or by, and has made all filings with, and has given all notices to, all Governmental Authorities having jurisdiction, to the extent required for such ownership, operation and conduct; (e) is in compliance with its charter and bylaws; and (f) subject to specific representations set forth herein regarding ERISA, Environmental Laws, tax and other laws, is in compliance with all applicable provisions of law, except where the failure to comply, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

                  3.2. Executive Offices; FEIN. As of the Closing Date, the current location of each Credit Party's chief executive office, domicile (within the meaning of the Quebec Civil Code), principal place of business and the warehouses and premises at which Collateral is located are set forth in Disclosure Schedule (3.2), and none of such locations have changed within the twelve (12) months preceding the Closing Date. In addition, Disclosure Schedule (3.2) lists the federal employer identification number of each Credit Party.

                  3.3. Corporate Power, Authorization, Enforceable Obligations. The execution, delivery and performance by each Credit Party of the Loan Documents and Related Transaction Documents to which it is a party and the creation of all Liens provided for in the Loan Documents: (a) are within such Person's corporate power; (b) have been duly authorized by all necessary or proper corporate and shareholder action; (c) do not contravene any provision of such Person's charter or bylaws; (d) do not violate any law or regulation, or any order or decree of any court or Governmental Authority; (e) do not conflict with or result in the breach or termination of, constitute a default under or accelerate or permit the acceleration of any performance required by, any indenture, mortgage, deed of trust, lease, agreement or other instrument to which such Person is a party or by which such Person or any of its property is bound; (f) do not result in the creation or imposition of any Lien upon any of the property of such Person other than those in favor of Agent, on behalf of itself and Lenders, pursuant to the Loan Documents; and (g) do not require the consent or approval of any Governmental Authority or any other Person, except those referred to in Section 2.1(c), all of which will have been duly obtained, made or complied with prior to the Closing Date. On or prior to the Closing Date, each of the Loan Documents and Related Transaction Documents shall have been duly executed and delivered by each Credit Party thereto and each such Loan Document and Related Transaction Document shall then constitute a legal, valid and binding obligation of such Credit Party enforceable against it in accordance with its terms.

                  3.4. Financial Statements and Projections. Except for the Projections, all Financial Statements concerning Borrower and its Subsidiaries which are referenced below have been prepared in accordance with GAAP consistently applied throughout the periods covered (except as disclosed therein and except, with respect to unaudited Financial Statements, for the absence of footnotes and normal year-end audit adjustments) and present fairly in all material respects the financial position of the Persons covered thereby as at the dates thereof and the results of their operations and cash flows for the periods then ended.

                  (a) The following Financial Statements attached hereto as Disclosure Schedule (3.4(A)) have been delivered on the date hereof:

                           (i) The audited consolidated and consolidating balance sheets at December 31, 1997 and 1998 and the related statements of income and cash flows of Borrower and its Subsidiaries for the Fiscal Years then ended, certified by Deloitte & Touche LLP.

                           (ii) The unaudited consolidated and consolidating balance sheet(s) at the end of each Fiscal Month of Fiscal Year 1999 and for the Fiscal Month of January, 2000 and the related consolidated and consolidating statement(s) of income and cash flows of Borrower and its Subsidiaries for each such Fiscal Month then ended.

                  (b) Pro Forma. The Pro Forma delivered on the date hereof and attached hereto as Disclosure Schedule (3.4(B)) was prepared by Borrower giving pro forma effect to the Related Transactions, was based on the unaudited consolidated and consolidating balance sheets of Borrower and its Subsidiaries dated February 29, 2000, and was prepared in accordance with GAAP, with only such adjustments thereto as would be required in accordance with GAAP.

                  (c) Projections. The Projections delivered on the date hereof and attached hereto as Disclosure Schedule (3.4(C)) have been prepared by Borrower in light of the past operations of its businesses, but including future payments of known contingent liabilities, and reflect projections on a consolidated basis for Borrower and its Subsidiaries for the three year period beginning on January 1, 2000 on a month by month basis through December 31, 2000 and on a year by year basis thereafter. The Projections are based upon estimates and assumptions stated therein, all of which Borrower believes to be reasonable and fair in light of current conditions and current facts known to Borrower and, as of the Closing Date, reflect Borrower's good faith and reasonable estimates of the future financial performance of Borrower and its Subsidiaries and of the other information projected therein for the period set forth therein.

                  3.5. Material Adverse Effect. Between December 31, 1998 and the Closing Date, except as may be disclosed in the Draft Audited Statements,
(a) no Credit Party or any of its Subsidiaries has incurred any obligations, contingent or non-contingent liabilities, liabilities for Charges, long-term leases or unusual forward or long-term commitments which are not reflected in the Pro Forma and which, alone or in the aggregate, could reasonably be expected to have a Material Adverse Effect, (b) no contract, lease or other agreement or instrument has been entered into by any Credit Party or any of its Subsidiaries or has become binding upon any Credit Party's or any such Subsidiary's assets and no law or regulation applicable to any Credit Party or any of its Subsidiaries has been adopted which has had or could reasonably be expected to have a Material Adverse Effect, and (c) no Credit Party or any of its Subsidiaries is in default and to the best of Borrower's knowledge no third party is in default under any material contract, lease or other agreement or instrument, which alone or in the aggregate could reasonably be expected to have a Material Adverse Effect. Between December 31, 1998 and the Closing Date, except as may be disclosed in the Draft Audited Statements, no event has occurred, which alone or together with other events, could reasonably be expected to have a Material Adverse Effect. The representations contained in this Section 3.5 shall be deemed to have been incorrect when made if the audited Financial Statements for the Fiscal Year ending December 31, 1999 delivered to

Agent and Lenders pursuant to Annex E differ in any material respect from the Draft Audited Statements.

                  3.6. Ownership of Property; Liens. As of the Closing Date, the real estate ("Real Estate") listed on Disclosure Schedule (3.6) constitutes all of the real property owned, leased, subleased, or used by any Credit Party or any of its Subsidiaries. Each Credit Party and each of its Subsidiaries owns good and marketable fee simple title to all of its owned real estate, and valid and marketable leasehold interests in all of its leased Real Estate, all as described on Disclosure Schedule (3.6), and copies of all such leases or a summary of terms thereof satisfactory to Agent have been delivered to Agent. Disclosure Schedule (3.6) further describes any Real Estate with respect to which any Credit Party or any of its Subsidiaries is a lessor, sublessor or assignor as of the Closing Date. Each Credit Party and each of its Subsidiaries also has good and marketable title to, or valid leasehold interests in, all of its personal properties and assets. As of the Closing Date, none of the properties and assets of any Credit Party or any of its Subsidiaries are subject to any Liens other than Permitted Encumbrances, and there are no facts, circumstances or conditions known to any Credit Party that may result in any Liens (including Liens arising under Environmental Laws) other than Permitted Encumbrances. Each Credit Party and each of its Subsidiaries has received all deeds, assignments, waivers, consents, nondisturbance and attornment or similar agreements, bills of sale and other documents, and has duly effected all recordings, filings and other actions necessary to establish, protect and perfect such Credit Party's and such Subsidiary's right, title and interest in and to all such Real Estate and other properties and assets. Disclosure Schedule (3.6) also describes any purchase options, rights of first refusal or other similar contractual rights pertaining to any Real Estate. As of the Closing Date, no portion of any Credit Party's or any of its Subsidiaries' Real Estate has suffered any material damage by fire or other casualty loss which has not heretofore been repaired and restored in all material respects to its original condition or otherwise remedied. As of the Closing Date, all material permits required to have been issued or appropriate to enable the Real Estate to be lawfully occupied and used for all of the purposes for which they are currently occupied and used have been lawfully issued and are in full force and effect.

                  3.7. Labor Matters. As of the Closing Date (a) no strikes or other material labor disputes against any Credit Party or any of its Subsidiaries are pending or, to any Credit Party's knowledge, threatened; (b) hours worked by and payment made to employees of each Credit Party and each of its Subsidiaries comply with the Fair Labor Standards Act and each other federal, state, local or foreign law applicable to such matter; (c) all payments due from any Credit Party or any of its Subsidiaries for employee health and welfare insurance have been paid or accrued as a liability on the books of such Credit Party or Subsidiary, as applicable; (d) except as set forth in Disclosure Schedule (3.7), no Credit Party or any of its Subsidiaries is a party to or bound by any collective bargaining agreement, management agreement, consulting agreement, employment agreement, bonus, stock option, or stock appreciation plan or agreement (and true and complete copies of any agreements described on Disclosure Schedule (3.7) have been delivered to Agent); (e) there is no organizing activity involving any Credit Party or any of its Subsidiaries pending or, to any Credit Party's knowledge, threatened by any labor union or group of employees; (f) there are no representation proceedings pending or, to any Credit Party's knowledge, threatened with the National Labor Relations Board or any other labor relations board, and no labor organization or group of employees of any Credit Party or any of its Subsidiaries has made a pending demand for recognition; and (g) except as set forth in

Disclosure Schedule (3.7), there are no complaints or charges against any Credit Party or any of its Subsidiaries pending or, to the knowledge of any Credit Party, threatened to be filed with any Governmental Authority or arbitrator based on, arising out of, in connection with, or otherwise relating to the employment or termination of employment by any Credit Party or any of its Subsidiaries of any individual.

                  3.8. Ventures, Subsidiaries and Affiliates; Outstanding Stock and Indebtedness. Except as set forth in Disclosure Schedule (3.8), no Credit Party or any of its Subsidiaries has any Subsidiaries, is engaged in any joint venture or partnership with any other Person, or is an Affiliate of any other Person. Except as set forth in Disclosure Schedule (3.8), all of the issued and outstanding Stock of each Credit Party and each of its Subsidiaries is owned by each of the stockholders and in the amounts set forth on Disclosure Schedule (3.8). There are no outstanding rights to purchase, options, warrants or similar rights or agreements pursuant to which any Credit Party or any of its Subsidiaries may be required to issue, sell, repurchase or redeem any of its Stock or other equity securities or any Stock or other equity securities of its Subsidiaries. All outstanding Indebtedness and Guaranteed Indebtedness of each Credit Party as of the Closing Date is described in Section 6.3 (including Disclosure Schedule (6.3)).

                  3.9. Government Regulation. No Credit Party or any of its Subsidiaries is an "investment company" or an "affiliated person" of, or "promoter" or "principal underwriter" for, an "investment company," as such terms are defined in the Investment Company Act of 1940 as amended. No Credit Party or any of its Subsidiaries is subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, or any other domestic or foreign federal, state or provincial statute that restricts or limits its ability to incur Indebtedness or to perform its obligations hereunder. The making of the Loans by Lenders to Borrower, the incurrence of the Letter of Credit Obligations on behalf of Borrower, the application of the proceeds thereof and repayment thereof and the consummation of the Related Transactions will not violate any provision of any such statute or any rule, regulation or order issued by the Securities and Exchange Commission.

                  3.10. Margin Regulations. No Credit Party or any of its Subsidiaries is engaged, nor will it engage, principally or as one of its important activities, in the business of extending credit for the purpose of "purchasing" or "carrying" any "margin security" as such terms are defined in Regulation U or G of the Federal Reserve Board as now and from time to time hereafter in effect (such securities being referred to herein as "Margin Stock"). No Credit Party or any of its Subsidiaries owns any Margin Stock, and none of the proceeds of the Loans or other extensions of credit under this Agreement will be used, directly or indirectly, for the purpose of purchasing or carrying any Margin Stock, for the purpose of reducing or retiring any Indebtedness which was originally incurred to purchase or carry any Margin Stock or for any other purpose which might cause any of the Loans or other extensions of credit under this Agreement to be considered a "purpose credit" within the meaning of Regulation G, T, U or X of the Federal Reserve Board. No Credit Party or any of its Subsidiaries will take or permit to be taken any action which might cause any Loan Document to violate any regulation of the Federal Reserve Board.

                  3.11. Taxes. All tax returns, reports and statements, including information returns, required by any Governmental Authority to be filed by any Credit Party and any of its

Subsidiaries have been filed with the appropriate Governmental Authority and all Charges have been paid prior to the date on which any fine, penalty, interest or late charge may be added thereto for nonpayment thereof (or any such fine, penalty, interest, late charge or loss has been paid), excluding Charges or other amounts being contested in accordance with Section 5.2(b). Proper and accurate amounts have been withheld by each Credit Party and each of its Subsidiaries from its respective employees for all periods in full and complete compliance with all applicable federal, state, local and foreign law and such withholdings have been timely paid to the respective Governmental Authorities. Disclosure Schedule (3.11) sets forth as of the Closing Date those taxable years for which any Credit Party's or any of its Subsidiaries' tax returns are currently being audited by the IRS or any other applicable Governmental Authority and any assessments or threatened assessments in connection with such audit, or otherwise currently outstanding. Except as described on Disclosure Schedule (3.11), no Credit Party or any of its Subsidiaries has executed or filed with the IRS or any other Governmental Authority any agreement or other document extending, or having the effect of extending, the period for assessment or collection of any Charges. None of the Credit Parties or any of their respective Subsidiaries or their respective predecessors is liable for any
Charges: (a) under any agreement (including any tax sharing agreements) or (b) to each Credit Party's knowledge, as a transferee. As of the Closing Date, no Credit Party or any of its Subsidiaries has agreed or been requested to make any adjustment under IRC Section 481(a), by reason of a change in accounting method or otherwise, which would have a Material Adverse Effect.

                  3.12. ERISA and Canadian Pension and Benefit Plans.

                  (a) Disclosure Schedule (3.12) lists and separately identifies all Title IV Plans, Multiemployer Plans, ESOPs and Retiree Welfare Plans. Copies of all such listed Plans, together with a copy of the latest form 5500 for each such Plan, have been delivered to Agent. Except with respect to Multiemployee Plans, each Qualified Plan has been determined by the IRS to qualify under
Section 401 of the IRC, and the trusts created thereunder have been determined to be exempt from tax under the provisions of Section 501 of the IRC, and nothing has occurred which would cause the loss of such qualification or tax-exempt status. Each Plan is in compliance in all material respects with the applicable provisions of ERISA and the IRC, including the filing of reports required under the IRC or ERISA. No Credit Party or ERISA Affiliate has failed to make any contribution or pay any amount due as required by either Section 412 of the IRC or Section 302 of ERISA or the terms of any such Plan. No Credit Party or ERISA Affiliate has engaged in a prohibited transaction, as defined in
Section 4975 of the IRC, in connection with any Plan, which would subject any Credit Party to a material tax on prohibited transactions imposed by Section 4975 of the IRC.

                  (b) Except as set forth in Disclosure Schedule (3.12): (i) no Title IV Plan has any Unfunded Pension Liability; (ii) no ERISA Event or event described in Section 4062(e) of ERISA with respect to any Title IV Plan has occurred or is reasonably expected to occur; (iii) there are no pending, or to the knowledge of any Credit Party, threatened claims (other than claims for benefits in the normal course), sanctions, actions or lawsuits, asserted or instituted against any Plan or any Person as fiduciary or sponsor of any Plan;
(iv) no Credit Party or ERISA Affiliate has incurred or reasonably expects to incur any liability as a result of a complete or partial withdrawal from a Multiemployer Plan; (v) within the last five years no Title IV Plan of any Credit Party or ERISA Affiliate has been terminated nor has any such Plan with Unfunded

Pension Liabilities been transferred outside of the "controlled group" (within the meaning of Section 4001(a)(14) of ERISA) of any Credit Party or ERISA Affiliate; (vi) except in the case of any ESOP, Stock of all Credit Parties and their ERISA Affiliates makes up, in the aggregate, no more than 10% of fair market value of the assets of any Plan; and (vii) no liability under any Title IV Plan has been satisfied with the purchase of a contract from an insurance company that is not rated AAA by the Standard & Poor's Corporation or the equivalent by another nationally recognized rating agency.

                  (c) Disclosure Schedule (3.12) lists all Canadian Benefit Plans (other than, for greater certainty, universal plans created by and to which any Credit Party is obligated to contribute by statute) and Canadian Pension Plans adopted by any Credit Party. The Canadian Pension Plans are duly registered under the ITA and all other applicable laws which require registration and no event has occurred which is reasonably likely to cause the loss of such registered status. All material obligations of any Credit Party or any of its Subsidiaries (including fiduciary, funding, investment and administration obligations) required to be performed in connection with the Canadian Pension Plans and the funding agreements therefor have been performed in a timely fashion. There have been no improper withdrawals or applications of the assets of the Canadian Pension Plans or the Canadian Benefit Plans. There are no outstanding disputes concerning the assets of the Canadian Pension Plans or the Canadian Benefit Plans. Each of the Canadian Pension Plans is fully funded on a solvency basis (using actuarial methods and assumptions which are consistent with the valuations last filed with the applicable Governmental Authorities and which are consistent with generally accepted actuarial principles).

                  3.13. No Litigation. No action, claim, lawsuit, demand, investigation or proceeding is now pending or, to the knowledge of any Credit Party, threatened against any Credit Party or any of its Subsidiaries, before any Governmental Authority or before any arbitrator or panel of arbitrators (collectively, "Litigation"), (a) which challenges any Credit Party's right or power to enter into or perform any of its obligations under the Loan Documents to which it is a party, or the validity or enforceability of any Loan Document or any action taken thereunder, or (b) which has a reasonable risk of being determined adversely to any Credit Party or any of its Subsidiaries and which, if so determined, could have a Material Adverse Effect. Except as set forth on Disclosure Schedule (3.13), as of the Closing Date there is no Litigation pending or threatened which seeks damages in excess of $200,000 or injunctive relief against or alleges criminal misconduct of any Credit Party or any of its Subsidiaries.

                  3.14. Brokers. No broker or finder acting on behalf of any Credit Party or Affiliate thereof brought about the obtaining, making or closing of the Loans or the Related Transactions, and no Credit Party or Affiliate thereof has any obligation to any Person in respect of any finder's or brokerage fees in connection therewith.

                  3.15. Intellectual Property. As of the Closing Date, each Credit Party and each of its Subsidiaries owns or has rights to use all Intellectual Property necessary to continue to conduct its business as now or heretofore conducted by it or proposed to be conducted by it, and each Patent, Design, Trademark, Copyright and License is listed, together with application or registration numbers, as applicable, in Disclosure Schedule (3.15) hereto. Each Credit Party and each of its Subsidiaries conducts its business and affairs without infringement of or interference with any Intellectual Property of any other Person. Except as set forth in Disclosure Schedule (3.15), no Credit Party is aware of any infringement claim by any other Person with respect to any Intellectual Property.

                  3.16. Full Disclosure. No information contained in this Agreement, any of the other Loan Documents, any Projections, Financial Statements or Collateral Reports or other reports from time to time delivered hereunder or any written statement furnished by or on behalf of any Credit Party or any of its Subsidiaries to Agent or any Lender pursuant to the terms of this Agreement contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary to make the statements contained herein or therein not misleading in light of the circumstances under which they were made. The Liens granted to Agent, on behalf of itself and Lenders, pursuant to the Collateral Documents will at all times be fully perfected first priority Liens in and to the Collateral described therein, subject, as to priority, only to Permitted Encumbrances with respect to the Collateral other than Accounts and to the provisions of the DFS Intercreditor Agreement.

                  3.17. Environmental Matters.

                  (a) Except as set forth in Disclosure Schedule (3.17), as of the Closing Date: (i) the Real Estate is free of contamination from any Hazardous Material except for such contamination that would not adversely impact the value or marketability of such Real Estate and which would not result in Environmental Liabilities which could reasonably be expected to exceed $350,000,
(ii) no Credit Party or any of its Subsidiaries has caused or suffered to occur any Release of Hazardous Materials on, at, in, under, above, to, from or about any of its Real Estate that are likely to result in Environmental Liabilities which could reasonably be expected to exceed $350,000; (iii) the Credit Parties and their respective Subsidiaries are and have been in compliance with all Environmental Laws, except for such noncompliance which would not result in Environmental Liabilities which could reasonably be expected to exceed $350,000;
(iv) the Credit Parties and their respective Subsidiaries have obtained, and are in compliance with, all Environmental Permits required by Environmental Laws for the operations of their respective businesses as presently conducted and will obtain all such Environmental Permits required by Environmental Laws for such operations as proposed to be conducted prior to the commencement thereof, except where the failure to so obtain or comply with such Environmental Permits would not result in Environmental Liabilities which could reasonably be expected to exceed $350,000, and all such Environmental Permits which have been so obtained are valid, uncontested and in good standing; (v) no Credit Party or any of its Subsidiaries is involved in operations or knows of any facts, circumstances or conditions, including any Releases of Hazardous Materials, that are likely to result in any Environmental Liabilities of such Credit Party which could reasonably be expected to exceed $350,000 and no Credit Party or any of its Subsidiaries has permitted any current or former tenant or occupant of the Real Estate to engage in any such operations; (vi) there is no Litigation arising under or related to any Environmental Laws, Environmental Permits or Hazardous Material which seeks damages, penalties, fines, costs or expenses in excess of $25,000 or injunctive relief, or which alleges criminal misconduct by any Credit Party or any of its Subsidiaries; (vii) no notice has been received by any Credit Party or any of its Subsidiaries identifying it as a "potentially responsible party" or requesting information under CERCLA or analogous state statutes, and to the knowledge of the Credit Parties, there are no facts, circumstances or conditions that may result in any Credit Party or any of its Subsidiaries being identified as a "potentially responsible party" under CERCLA or analogous state statutes; and (viii) the Credit Parties and their respective Subsidiaries have provided to Agent a written description of and reasonable access to, all environmental reports, reviews and audits and all written information pertaining to actual or potential Environmental Liabilities in the possession of the Credit Parties, in each case relating to any Credit Party or any such Subsidiary.

                  (b) Each Credit Party hereby acknowledges and agrees that Agent (i) is not now, and has not ever been, in control of any of the Real Estate or any Credit Party's or any of their respective Subsidiaries' affairs, and (ii) does not have the capacity through the provisions of the Loan Documents or otherwise to influence any Credit Party's or such Subsidiary's conduct with respect to the ownership, operation or management of any of its Real Estate or compliance with Environmental Laws or Environmental Permits.

                  3.18. Insurance. Disclosure Schedule (3.18) lists all insurance policies of any nature maintained, as of the Closing Date, for current occurrences by each Credit Party and each of its Subsidiaries, as well as a summary of the terms of each such policy.

                  3.19. Deposit and Disbursement Accounts. Disclosure Schedule (3.19) lists all banks and other financial institutions at which any Credit Party or any of its Subsidiaries maintains deposits and/or other accounts as of the Closing Date, including any Disbursement Accounts, and such Schedule correctly identifies the name, address and telephone number of each depository, the name in which the account is held, a description of the purpose of the account, and the complete account number.

                  3.20. Government Contracts. Except as set forth in Disclosure Schedule (3.20), as of the Closing Date, no Credit Party or any of its Subsidiaries is a party to any contract or agreement with any Governmental Authority and no Credit Party's Accounts are subject to the Federal Assignment of Claims Act, as amended (31 U.S.C. Section 3727), the Financial Administration Act (Canada) or any similar state, provincial or local law.

                  3.21. Customer and Trade Relations. As of the Closing Date, there exists no actual or, to the knowledge of any Credit Party, threatened termination or cancellation of, or any material adverse modification or change in: the business relationship of any Credit Party or any of its Subsidiaries with any customer or group of customers whose purchases during the preceding twelve (12) months caused them to be ranked among the ten largest customers of such Credit Party or such Subsidiary; or the business relationship of any Credit Party or any of its Subsidiaries with any supplier material to its operations.

                  3.22. Agreements and Other Documents. As of the Closing Date, each Credit Party has provided to Agent or its counsel, on behalf of Lenders, accurate and complete copies (or summaries) of all of the following agreements or documents to which any it is subject and each of which are listed on Disclosure Schedule (3.22): (i) supply agreements and purchase agreements not terminable by such Credit Party or any of its Subsidiaries within sixty (60) days following written notice issued by such Credit Party or such Subsidiary and involving transactions in excess of $1,000,000 per annum; (ii) any lease of Equipment having a remaining term of one year or longer and requiring aggregate rental and other payments in excess of

$500,000 per annum; (iii) licenses and permits held by the Credit Parties and their respective Subsidiaries, the absence of which could be reasonably likely to have a Material Adverse Effect; (iv) instruments or documents evidencing Indebtedness of such Credit Party or such Subsidiary and any security interest granted by such Credit Party or Subsidiary with respect thereto; (v) instruments and agreements evidencing the issuance of any equity securities, warrants, rights or options to purchase equity securities of such Credit Party or such Subsidiary; each of the Related Transaction Documents; and (vi) each agreement or document to which DFS and any one or more Credit Parties or Subsidiary thereof is party.

                  3.23. Solvency. Both before and after giving effect to (a) the Loans and Letter of Credit Obligations to be made or extended on the Closing Date or such other date as Loans and Letter of Credit Obligations requested hereunder are made or extended, (b) the disbursement of the proceeds of such Loans pursuant to the instructions of Borrower, (c) the KAC Sale, the Refinancing and the consummation of the other Related Transactions and (d) the payment and accrual of all transaction costs in connection with the foregoing, each Credit Party and each of its Subsidiaries is and will be Solvent.

                  3.24. KAC Sale Agreement. As of the Closing Date, Borrower has delivered to Agent a complete and correct copy of the KAC Sale Agreement (including all schedules, exhibits, amendments, supplements, modifications, assignments and all other documents delivered pursuant thereto or in connection therewith). No Credit Party and no other Person party thereto is in default in the performance or compliance with any provisions thereof. The KAC Sale Agreement complies with, and the KAC Sale has been consummated in accordance with, all applicable laws. The KAC Sale Agreement is in full force and effect as of the Closing Date, has not been terminated, rescinded or withdrawn. All requisite approvals by Governmental Authorities having jurisdiction over DFS, any Credit Party and other Persons referenced therein, with respect to the transactions contemplated by the KAC Sale Agreement, have been obtained, and no such approvals impose any conditions to the consummation of the transactions contemplated by the KAC Sale Agreement or to the conduct by any Credit Party of its business thereafter. To the best of each Credit Party's knowledge, none of DFS's representations or warranties in the KAC Sale Agreement contain any untrue statement of a material fact. Each of the representations and warranties given by each applicable Credit Party in the KAC Sale Agreement is true and correct in all material respects and do not or omit any fact necessary to make the statements therein not misleading. Notwithstanding anything contained in the KAC Sale Agreement to the contrary, such representations and warranties of the Credit Parties are incorporated into this Agreement by this Section 3.24 and shall, solely for purposes of this Agreement and the benefit of Agent and Lenders, survive the consummation of the KAC Sale.

                  3.25. Payables Subject to Extended Trade Terms. Disclosure Schedule (3.25) sets forth a complete and accurate list of all outstanding and unpaid trade payables and other claims of each Credit Party and each of their respective Subsidiaries for labor, materials, supplies and services which as of the Closing Date are past due more than thirty (30) days.

                  3.26. Repurchase Agreements. As of the Closing Date, each Credit Party has provided to Agent or its counsel, on behalf of Lenders, accurate and complete copies of each agreement to which any Credit Party or any of its Subsidiaries is party under which such Credit

Party or Subsidiary may now or in the future incur or become liable with respect to any Repurchase Obligations, each of which agreements is listed on Disclosure Schedule (3.26).

                  3.27. Repurchase Obligations and Guaranteed Indebtedness. On the date Borrower makes any payment (i) to DFS under the DFS Account Receivable Purchase Agreement and Promissory Note, the DFS Inventory Purchase Agreement and Consignment Agreement or the DFS Vendor Agreements, and (ii) in respect of any Repurchase Obligations, Borrower has or will have Net Borrowing Availability of at least the greater of (a) ten percent (10%) of the Borrowing Base then in effect and (b) $2,500,000, in each case after giving effect to such payment.

4.       FINANCIAL STATEMENTS AND INFORMATION

                  4.1. Reports and Notices.

                  (a) Each Credit Party executing this Agreement hereby agrees that from and after the Closing Date and until the Termination Date, it shall deliver to Agent and/or Lenders, as required, the Financial Statements, notices, Projections and other information at the times, to the Persons and in the manner set forth in Annex E.

                  (b) Each Credit Party executing this Agreement hereby agrees that from and after the Closing Date and until the Termination Date, it shall deliver to Agent and/or Lenders, as required, the various Collateral Reports (including Borrowing Base Certificates in the form of Exhibit 4.1(b)) at the times, to the Persons and in the manner set forth in Annex F.

                  4.2. Communication with Accountants. Each Credit Party executing this Agreement authorizes Agent and, so long as a Default or Event of Default shall have occurred and be continuing, each Lender, to communicate directly with its independent certified public accountants including Deloitte & Touche LLP, and authorizes and shall instruct those accountants and advisors to disclose and make available to Agent and each Lender any and all Financial Statements and other supporting financial documents, schedules and information relating to any Credit Party or any of its Subsidiaries (including copies of any issued management letters) with respect to the business, financial condition and other affairs of any Credit Party or any such Subsidiary.

5.       AFFIRMATIVE COVENANTS

                  Each Credit Party (other than Baldwin Canada) executing this Agreement jointly and severally agrees as to all Credit Parties, and Baldwin Canada agrees as to itself, that from and after the date hereof and until the Termination Date:

                  5.1. Maintenance of Existence and Conduct of Business. Each Credit Party shall and shall cause each of its Subsidiaries to: do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence and its rights and franchises; continue to conduct its business substantially as now conducted or as otherwise permitted hereunder; at all times maintain, preserve and protect all of its assets and properties used or useful in the conduct of its business, and keep the same in good repair, working order and condition in all material respects (taking into consideration ordinary wear and tear) and from time to time make, or cause to be made, all necessary or appropriate repairs, replacements and improvements thereto consistent with industry practices; and transact business only in such corporate and trade names as are set forth in Disclosure Schedule (5.1).

                  5.2. Payment of Obligations.

                  (a) Subject to Section 5.2(b), each Credit Party shall, and shall cause each of its Subsidiaries to, pay and discharge or cause to be paid and discharged promptly all Charges and claims (including trade payables) payable by it, including (A) Charges imposed upon it, its income and profits, or any of its property (real, personal or mixed) and all Charges with respect to tax, social security and unemployment withholding with respect to its employees,
(B) lawful claims for labor, materials, supplies and services or otherwise and
(C) all storage or rental charges payable to warehousemen and bailees, in each case before any thereof shall become past due. Notwithstanding the foregoing, Borrower shall be deemed to be in compliance with this Section 5.2 with respect to any trade payables and other claims for labor, materials, supplies and services in existence on the Closing Date which are past due more than thirty
(30) days so long as (i) such trade payables and claims are paid and discharged within ninety (90) days after the Closing Date (and (x) until so paid and discharged, Agent shall establish such Reserves with respect to such past due amounts as it deems appropriate in its reasonable credit judgment and (y) promptly upon Agent's request, Borrower shall provide Agent with evidence satisfactory to Agent of payment of such trade payables and claims), (ii) none of the Collateral becomes subject to forfeiture as a result thereof, (iii) no Lien shall be imposed to secure payment of such trade payables and claims other than Permitted Encumbrances and (iv) on the Closing Date, Borrower shall have provided Agent with copies of extended trade terms commitments from the vendors of such labor, materials, supplies or services or other evidence satisfactory to Agent that such vendors have agreed to grant to Borrower payment periods in excess of thirty (30) days. Borrower hereby authorizes Agent and its representatives to contact each such vendor orally or in writing for the purpose of confirming such extended terms.

                  (b) Each Credit Party and each of its Subsidiaries may in good faith contest, by appropriate proceedings, the validity or amount of any Charges or claims described in Section 5.2(a); provided, that (i) adequate reserves with respect to such contest are maintained on the books of such Credit Party and such Subsidiary, in accordance with GAAP, (ii) no Lien shall be imposed or arise to secure payment of such Charges that is superior to any of the Liens securing payment of the Obligations and such contest is maintained and prosecuted continuously and with diligence and operates to suspend collection or enforcement of such Charges, (iii) none of the Collateral becomes subject to forfeiture or loss as a result of such contest, (iv) such Credit Party and such Subsidiary shall promptly pay or discharge such contested Charges or claims and all additional charges, interest, penalties and expenses, if any, and shall deliver to Agent evidence acceptable to Agent of such compliance, payment or discharge, if such contest is terminated or discontinued adversely to such Credit Party or Subsidiary or the conditions set forth in this Section 5.2(b) are no longer met, and (v) Agent has not advised Borrower in writing that Agent reasonably believes that nonpayment or nondischarge thereof could have or result in a Material Adverse Effect.

                  5.3. Books and Records. Each Credit Party shall, and shall cause each of its Subsidiaries to, keep adequate books and records with respect to its business activities in which proper entries, reflecting all financial transactions, are made in accordance with GAAP and on a basis consistent with the Financial Statements attached as Disclosure Schedule (3.4(A)).

                  5.4. Insurance; Damage to or Destruction of Collateral.

                  (a) The Credit Parties shall, and shall cause each of their respective Subsidiaries to, at their sole cost and expense, maintain the policies of insurance described on Disclosure Schedule (3.18) as in effect on the date hereof or otherwise in form and amounts and with insurers acceptable to Agent. If any Credit Party or any of its Subsidiaries at any time or times hereafter shall fail to obtain or maintain any of the policies of insurance required above or to pay all premiums relating thereto, Agent may at any time or times thereafter obtain and maintain such policies of insurance and pay such premiums and take any other action with respect thereto which Agent deems advisable. Agent shall have no obligation to obtain insurance for any Credit Party or any of its Subsidiaries or pay any premiums therefor. By doing so, Agent shall not be deemed to have waived any Default or Event of Default arising from any Credit Party's or such Subsidiary's failure to maintain such insurance or pay any premiums therefor. All sums so disbursed, including attorneys' fees, court costs and other charges related thereto, shall be payable on demand by Borrower to Agent and shall be additional Obligations hereunder secured by the Collateral. All policies of insurance shall provide for at least thirty (30) days prior written notice to Agent of any modification or cancellation of such policy.

                  (b) Agent reserves the right at any time upon any change in any Credit Party's risk profile (including any change in the product mix maintained by any Credit Party or any laws affecting the potential liability of such Credit Party) to require additional forms and limits of insurance to, in Agent's opinion, adequately protect both Agent's and Lenders' interests in all or any portion of the Collateral and to ensure that each Credit Party is protected by insurance in amounts and with coverage customary for its industry. If requested by Agent, each Credit Party shall deliver to Agent from time to time a report of a reputable insurance broker, satisfactory to Agent, with respect to its insurance policies. Agent agrees that, so long as Marsh maintains a commercial paper rating of BBB or higher as rated by Standard & Poor's Corporation, Marsh shall be an acceptable insurance broker for purposes of this
Section 5.4(b).

                  (c) Each Credit Party shall deliver to Agent, in form and substance satisfactory to Agent, endorsements to (i) all "All Risk" and business interruption insurance naming Agent, on behalf of itself and Lenders, as loss payee, and, in the case pay Collateral located in Canada, containing the standard mortgage clause approved by the Insurance Bureau of Canada, and (ii) all general liability and other liability policies naming Agent, on behalf of itself and Lenders, as additional insured. Each Credit Party irrevocably makes, constitutes and appoints Agent (and all officers, employees or agents designated by Agent), so long as any Default or Event of Default shall have occurred and be continuing or the anticipated insurance proceeds exceed $2,000,000, as each Credit Party's true and lawful agent and attorney-in-fact for the purpose of making, settling and adjusting claims under such "All Risk" policies of insurance, endorsing the name of each Credit Party on any check or other item of payment for the proceeds of such "All Risk" policies of insurance and for making all determinations and decisions with respect to such "All Risk" policies of insurance. Agent shall have no duty to exercise any rights or powers granted to it pursuant to the foregoing power-of-attorney. Borrower shall promptly notify Agent of any loss, damage, or destruction to the Collateral in the amount of $250,000 or more, whether or not covered by insurance. After deducting from such proceeds the expenses, if any, incurred by Agent in the collection or handling thereof, Agent may, at its option, apply such proceeds to the reduction of the Obligations in accordance with Section 1.3(c), or permit or require each Credit Party to use such money, or any part thereof, to replace, repair, restore or rebuild the Collateral in a diligent and expeditious manner with materials and workmanship of substantially the same quality as existed before the loss, damage or destruction. Notwithstanding the foregoing, if the casualty giving rise to such insurance proceeds would not reasonably be expected to have a Material Adverse Effect and such insurance proceeds do not exceed $500,000 in the aggregate, Agent shall permit the applicable Credit Party to replace, restore, repair or rebuild the property; provided that if such Credit Party has not completed or entered into binding agreements to complete such replacement, restoration, repair or rebuilding within 180 days of such casualty, Agent may apply such insurance proceeds to the Obligations in accordance with Section 1.3(c). All insurance proceeds which are to be made available to Borrower to replace, repair, restore or rebuild the Collateral shall be applied by Agent to reduce the outstanding principal balance of the Revolving Loan (which application shall not result in a permanent reduction of the Commitment) and upon such application, Agent shall establish a Reserve against the Borrowing Base in an amount equal to the amount of such proceeds so applied. All insurance proceeds made available to any Credit Party that is not a Borrower to replace, repair, restore or rebuild Collateral shall be deposited in a cash collateral account. Thereafter, such funds shall be made available to such Credit Party to provide funds to replace, repair, restore or rebuild the Collateral as follows: (i) Borrower shall request a Revolving Credit Advance or release from the cash collateral account be made to such Credit Party in the amount requested to be released; (ii) so long as the conditions set forth in Section 2.2 have been met, Revolving Lenders shall make such Revolving Credit Advance or Agent shall release funds from the cash collateral account; and (iii) in the case of insurance proceeds applied against the Revolving Loan, the Reserve established with respect to such insurance proceeds shall be reduced by the amount of such Revolving Credit Advance. To the extent not used to replace, repair, restore or rebuild the Collateral, such insurance proceeds shall be applied in accordance with Section 1.3(c).

                  5.5. Compliance with Laws. Each Credit Party shall, and shall cause each of its Subsidiaries to, comply with all federal, state, local and foreign laws and regulations applicable to it, including those relating to ERISA and labor matters and Environmental Laws and Environmental Permits, except to the extent that the failure to comply, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect. In addition, (i) for each existing Canadian Pension Plan, each Credit Party shall, and shall cause each of its Subsidiaries to, ensure that such plan retains its registered status under and is administered in a timely manner in all material respects in accordance with the applicable pension plan text, funding agreement, the ITA and all other applicable laws; (ii) for each Canadian Pension Plan hereafter adopted by any Credit Party or any of its Subsidiaries which is required to be registered under the ITA or any other applicable laws, that Credit Party or Subsidiary shall use its best efforts to seek and receive confirmation in writing from the applicable Governmental Authorities to the effect that such plan is unconditionally registered under the ITA and such other applicable laws;
(iii) for each existing and hereafter adopted Canadian Pension Plan and Canadian Benefit Plan, each Credit Party shall, and shall cause each of its Subsidiaries to, in a timely fashion perform in all material respects all obligations (including fiduciary, funding, investment and administration obligations) required to be performed in connection with such plan and the funding media therefore; (iv) each Credit Party shall, and shall cause each of its Subsidiaries to, deliver to Agent (a) if requested by Agent, promptly after the filing thereof by any Credit Party or any such Subsidiary with any applicable Governmental Authority, copies of each annual and other return, report or valuation with respect to each Canadian Pension Plan; (b) promptly after receipt thereof, a copy of any direction, order, notice, ruling or opinion that any Credit Party or any such Subsidiary may receive from any applicable Governmental Authority with respect to any Canadian Pension Plan; and (c) notification within thirty (30) days of any increases having a cost to such Credit Party or Subsidiary in excess of Cdn.$25,000 per annum, in the benefits of any existing Canadian Pension Plan or Canadian Benefit Plan, or the establishment of any new Canadian Pension Plan or Canadian Benefit Plan, or the commencement of contributions to any such plan to which any Credit Party was not previously contributing.

                  5.6. Supplemental Disclosure. From time to time as may be requested by Agent (which request will not be made more frequently than once each year absent the occurrence and continuance of a Default or an Event of Default), the Credit Parties shall supplement each Disclosure Schedule hereto, or any representation herein or in any other Loan Document, with respect to any matter hereafter arising which, if existing or occurring at the date of this Agreement, would have been required to be set forth or described in such Disclosure Schedule or as an exception to such representation or which is necessary to correct any information in such Disclosure Schedule or representation which has been rendered inaccurate thereby (and, in the case of any supplements to any Disclosure Schedule, such Disclosure Schedule shall be appropriately marked to show the changes made therein); provided that (a) no such supplement to any such Disclosure Schedule or representation shall be or be deemed a waiver of any Default or Event of Default resulting from the matters disclosed therein, except as consented to by Agent and Requisite Lenders in writing; and (b) no supplement shall be required as to representations and warranties that relate solely to the Closing Date.

                  5.7. Intellectual Property. Each Credit Party shall, and shall cause each of its Subsidiaries to, conduct its business and affairs without infringement of or interference with any Intellectual Property of any other Person in any material respect.

                  5.8. Environmental Matters. Each Credit Party shall and shall cause each Person within its control to: (a) conduct its operations and keep and maintain its Real Estate in compliance with all Environmental Laws and Environmental Permits other than noncompliance which could not reasonably be expected to have a Material Adverse Effect; (b) implement any and all investigation, remediation, removal and response actions which are appropriate or necessary to maintain the value and marketability of the Real Estate or to otherwise comply with Environmental Laws and Environmental Permits pertaining to the presence, generation, treatment, storage, use, disposal, transportation or Release of any Hazardous Material on, at, in, under, above, to, from or about any of its Real Estate; (c) notify Agent promptly after such Credit Party becomes aware of any violation of Environmental Laws or Environmental Permits or any Release on, at, in, under, above, to, from or about any Real Estate which violation or Release is reasonably likely to result in Environmental Liabilities in excess of $25,000; and (d) promptly forward to Agent a copy of any order, notice, request for information or any communication or report received by such Credit Party in connection with any such violation or Release or any other matter relating to any Environmental Laws or Environmental Permits that could reasonably be expected to result in Environmental Liabilities in excess of $25,000, in each case whether or not the Environmental Protection Agency or any Governmental Authority has taken or threatened any action in connection with any such violation, Release or other matter. If Agent at any time has a reasonable basis to believe that there may be a violation of any Environmental Laws or Environmental Permits by any Credit Party or any of its Subsidiaries or any Environmental Liability arising thereunder, or a Release of Hazardous Materials on, at, in, under, above, to, from or about any of its Real Estate, which, in each case, could reasonably be expected to have a Material Adverse Effect, then each Credit Party shall, upon Agent's written request (i) cause the performance of such environmental audits including subsurface sampling of soil and groundwater, and preparation of such environmental reports, at Borrower's expense, as Agent may from time to time reasonably request, which shall be conducted by reputable environmental consulting firms reasonably acceptable to Agent and shall be in form and substance acceptable to Agent, and (ii) permit Agent or its representatives to have access to all Real Estate for the purpose of conducting such environmental audits and testing as Agent and, so long as no Default has occurred, the applicable Credit Party (which determination by such Credit Party shall not be unreasonably withheld or delayed), deem appropriate, including subsurface sampling of soil and groundwater. Borrower shall reimburse Agent for the costs of such audits and tests and the same will constitute a part of the Obligations secured hereunder.

                  5.9. Landlords' Agreements, Mortgagee Agreements and Bailee Letters. Each Credit Party shall, and shall cause each of its Subsidiaries to, obtain a landlord's agreement, mortgagee agreement or bailee letter, as applicable, from the lessor of each leased property or mortgagee of owned property or bailee with respect to any warehouse, processor or converter facility or other location where Collateral (including any books and records) is stored or located, which agreement or letter shall contain a waiver or subordination of all Liens or claims that the landlord, mortgagee or bailee may assert against the Collateral at that location, and shall otherwise be reasonably satisfactory in form and substance to Agent. With respect to such locations or warehouse space leased or owned as of the Closing Date and thereafter, if Agent has not received a landlord or mortgagee agreement or bailee letter as of the Closing Date (or, if later, as of the date such location is acquired or leased), Borrower's Eligible Inventory and Eligible Raw Materials at that location shall, in Agent's discretion, be excluded from the Borrowing Base or be subject to such Reserves as may be established by Agent in its reasonable credit judgment. After the Closing Date, no real property or warehouse space shall be leased or acquired by any Credit Party or any of its Subsidiaries and no Inventory or Raw Materials shall be shipped to a processor or converter under arrangements established after the Closing Date without the prior written consent of Agent (which consent shall not be unreasonably withheld, but, in Agent's discretion, may be conditioned upon the exclusion from the Borrowing Base of Eligible Inventory or Eligible Raw Materials at that location or the establishment of Reserves acceptable to Agent) or, unless and until a satisfactory landlord or mortgagee agreement or bailee letter, as appropriate, shall first have been obtained with respect to such location. Each Credit Party shall, and shall cause each of its Subsidiaries to, timely and fully pay and perform its obligations under all leases and other agreements with respect to each leased location or public warehouse where any Collateral is or may be located.

                  5.10. Further Assurances. Each Credit Party executing this Agreement agrees that it shall and shall cause each other Credit Party and each of its Subsidiaries to, at such Credit Party's expense and upon request of Agent, duly execute and deliver, or cause to be duly executed and delivered, to Agent such further instruments and do and cause to be done such further acts as may be necessary or proper in the reasonable opinion of Agent to carry out more




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


effectively the provisions and purposes of this Agreement or any other Loan Document. In furtherance of, and not by way of limitation of, the foregoing, each Credit Party shall promptly take, and shall cause each of its Subsidiaries to take, such actions as may be requested by Agent to enhance Agent's and Lenders' rights under Mexican law with respect to Agent's security interest in, pledge of, and enforcement rights with respect to, the outstanding Stock of the Credit Parties' Subsidiaries organized under the laws of Mexico. Such actions may include the establishment under Mexican law of, and transfer of such Stock to, a trust under a guaranty trust agreement in form and substance acceptable to Agent and the delivery of legal opinions in form and substance and from local counsel acceptable to Agent.

6.       NEGATIVE COVENANTS

                  Each Credit Party (other than Baldwin Canada) executing this Agreement jointly and severally agrees as to all Credit Parties, and Baldwin Canada agrees as to itself, that, without the prior written consent of Agent and the Requisite Lenders, from and after the date hereof until the Termination
Date:

                  6.1. Mergers, Subsidiaries, Etc.

                  No Credit Party shall, or shall permit any of its Subsidiaries to, directly or indirectly, by operation of law or otherwise, (a) form or acquire any Subsidiary, or (b) merge with, consolidate with, acquire all or substantially all of the assets or capital stock of, or otherwise combine with or acquire, any Person.

                  6.2. Investments; Loans and Advances. Except as otherwise expressly permitted by this Section 6, no Credit Party shall, or shall permit any of its Subsidiaries to, make or permit to exist any investment in, or make, accrue or permit to exist loans or advances of money to, any Person, through the direct or indirect lending of money, holding of securities or otherwise, except that (a) Borrower may hold investments comprised of notes payable, or stock or other securities issued by Account Debtors to Borrower pursuant to negotiated agreements with respect to settlement of such Account Debtor's Accounts in the ordinary course of business, so long as the aggregate amount of such Accounts so settled by Borrower does not exceed $250,000; (b) each Credit Party may maintain its existing investments in its Subsidiaries as of the Closing Date; (c) Borrower and its Subsidiaries may maintain their existing investment in Southland Marketing, Inc., an Arkansas corporation, pursuant to the Equipment and Services Agreement dated as of July 15, 1998, the aggregate principal amount of which investment does not exceed $2,200,000 as of the Closing Date or at any time thereafter, and (d) so long as no Default or Event of Default shall have occurred and be continuing and there is no outstanding Revolving Loan balance, Borrower may make investments up to $1,000,000 in the aggregate, subject to a perfected security interest in favor of Agent for the benefit of Lenders, in (i) marketable direct obligations issued or unconditionally guaranteed by the United States of America or any agency thereof maturing within one year from the date of acquisition thereof, (ii) commercial paper maturing no more than one year from the date of creation thereof and currently having the highest rating obtainable from either Standard & Poor's Ratings Group or Moody's Investors Service, Inc., (iii) certificates of deposit, maturing no more than one year from the date of creation thereof, issued by commercial banks incorporated under the laws of the United States of America, each having combined capital, surplus and undivided profits of not less than

$300,000,000 and having a senior unsecured rating of "A" or better by a nationally recognized rating agency (an "A Rated Bank"), (iv) time deposits, maturing no more than thirty (30) days from the date of creation thereof with A Rated Banks and (v) mutual funds that invest solely in one or more of the investments described in clauses (i) through (iv) above.

                  6.3. Indebtedness.

                  (a) No Credit Party shall, or shall permit any of its Subsidiaries to, create, incur, assume or permit to exist any Indebtedness, except (without duplication) (i) Indebtedness secured by purchase money security interests and Capitalized Leases permitted in clause (c) of Section 6.7, (ii) the Loans and the other Obligations, (iii) unfunded pension fund and other employee benefit plan obligations and liabilities to the extent they are permitted to remain unfunded under applicable law, (iv) existing Indebtedness described in Disclosure Schedule (6.3) and refinancings thereof or amendments or modifications thereof which do not have the effect of increasing the principal amount thereof or changing the amortization thereof (other than to extend the same) and which are otherwise on terms and conditions no less favorable to any Credit Party, Agent or any Lender, as determined by Agent, than the terms of the Indebtedness being refinanced, amended or modified, (v) Indebtedness consisting of intercompany loans and advances made or maintained by Borrower to any of its Subsidiaries (other than Korean American Musical Instrument Corporation) or by any such Subsidiary to Borrower; provided that (A) Borrower shall have executed and delivered to each such Subsidiary, and each such Subsidiary shall have executed and delivered to Borrower, on the Closing Date, a demand note (collectively, the "Intercompany Notes") to evidence any such intercompany Indebtedness owing at any time by Borrower to such Subsidiary or by such Subsidiary to Borrower, which Intercompany Notes shall be in form and substance satisfactory to Agent and, to the extent evidencing intercompany Indebtedness owing to any Credit Party, shall be pledged by such Credit Party and delivered to Agent pursuant to the applicable Pledge Agreement or Security Agreement as additional collateral security for the Obligations; (B) Borrower shall record all intercompany transactions on its books and records in a manner satisfactory to Agent; (C) the obligations of Borrower under any such Intercompany Notes shall be subordinated to the Obligations of Borrower hereunder in a manner satisfactory to Agent; (D) at the time any such intercompany loan or advance is made by Borrower and after giving effect thereto, Borrower shall be Solvent; (E) no Default or Event of Default would occur and be continuing after giving effect to any such proposed intercompany loan; (F) any payment by any Guarantor under any guaranty of the Obligations shall result in a pro tanto reduction of the amount of Indebtedness owed by such Guarantor to Borrower; (G) in the case of any such intercompany loans made by Borrower, Borrower shall have Net Borrowing Availability of not less than the greater of $2,500,000 and ten percent (10%) of the Borrowing Base then in effect after giving effect to such intercompany loan;
(H) the aggregate balance of all such intercompany loans owing to Borrower by Subsidiary Guarantors shall not exceed $3,000,000 at any time; (I) the aggregate balance of all such intercompany loans owing to Borrower by Subsidiaries of Borrower which are not Guarantors shall not exceed $3,000,000 at any time; and
(J) the recipient of any such intercompany loans shall be creditworthy as determined by Agent; (vi) Indebtedness of Borrower under the DFS Inventory Purchase and Consignment Agreement in an aggregate principal amount not to exceed at any time outstanding, (A) $12,000,000 during the period commencing on the Closing Date and continuing through December 31, 2000, and (B) $5,000,000 at anytime thereafter and (vii) Indebtedness under the DFS Account Receivable Purchase Agreement and

Promissory Note in an aggregate amount not to exceed (x) $6,500,000 as of the Closing Date, and (y) $10,000,000 at any time thereafter.

                  (b) No Credit Party shall, or shall permit any of its Subsidiaries to, directly or indirectly, voluntarily purchase, redeem, defease or prepay any principal of, premium, if any, interest or other amount payable in respect of any Indebtedness, other than (i) the Obligations, and (ii) Indebtedness secured by a Permitted Encumbrance if the asset securing such Indebtedness has been sold or otherwise disposed of in accordance with Sections 6.8(b) or (c).

                  6.4. Employee Loans and Affiliate Transactions.

                  (a) Except as otherwise expressly permitted in this Section 6 with respect to Affiliates, no Credit Party shall, or shall permit any of its Subsidiaries to, enter into or be a party to any transaction with any other Credit Party or any Affiliate thereof except in the ordinary course of and pursuant to the reasonable requirements of such Credit Party's or such Subsidiary's business and upon fair and reasonable terms that are no less favorable to such Credit Party or Subsidiary than would be obtained in a comparable arm's length transaction with a Person not an Affiliate of such Credit Party or Subsidiary and in compliance with restrictions on granting financial assistance under applicable law. In addition, if any such transaction or series of related transactions involves payments in excess of $250,000 in the aggregate, the terms of these transactions must be disclosed in advance to Agent and Lenders. All such transactions existing as of the date hereof are described on Disclosure Schedule (6.4(a)).

                  (b) No Credit Party shall, or shall permit any of its Subsidiaries to, enter into any lending or borrowing transaction with any employees of any Credit Party or any of its Subsidiaries, except loans to their respective employees on an arm's-length basis in the ordinary course of business consistent with past practices for travel expenses, relocation costs and similar purposes and stock option financing up to a maximum of $150,000 to any employee and up to a maximum of $500,000 in the aggregate at any one time outstanding.

                  6.5. Capital Structure and Business. No Credit Party shall, or shall permit any of its Subsidiaries to, (a) make any changes in any of its business objectives, purposes or operations which could in any way adversely affect the repayment of the Loans or any of the other Obligations or could reasonably be expected to have or result in a Material Adverse Effect, (b) make any change in its capital structure as described on Disclosure Schedule (3.8), including the issuance of any shares of Stock, warrants or other securities convertible into Stock or any revision of the terms of its outstanding Stock, except that Borrower may issue its common Stock so long as (i) the proceeds thereof (net of underwriting discounts and commissions and other reasonable costs paid to non-Affiliates in connection therewith) are immediately deposited into the Concentration Account to be applied to the Obligations in accordance with Annex C, and (ii) no Change of Control occurs after giving effect thereto, or (c) amend its charter or bylaws in a manner which would adversely affect Agent or Lenders or such Credit Party's duty or ability to repay the Obligations. No Credit Party shall, or shall permit any of its Subsidiaries to, engage in any business other than the businesses currently engaged in by it.

                  6.6. Guaranteed Indebtedness. No Credit Party shall, or shall permit any of its Subsidiaries to, create, incur, assume or permit to exist any Guaranteed Indebtedness except (a)



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


by endorsement of instruments or items of payment for deposit to the general account of any Credit Party, (b) for Guaranteed Indebtedness incurred for the benefit of any other Credit Party if the primary obligation is expressly permitted by this Agreement, (c) for Guaranteed Indebtedness of Borrower in respect of floor plan financing arrangements of dealers and distributors pursuant to the DFS Vendor Agreements in an amount not to exceed $7,000,000 at any time outstanding, and (d) for Guaranteed Indebtedness of Borrower in respect of Repurchase Obligations under the agreements listed on Disclosure Schedule (3.26).

                  6.7. Liens. No Credit Party shall, or shall permit any of its Subsidiaries to, create, incur, assume or permit to exist any Lien on or with respect to its Accounts or any of its other properties or assets (whether now owned or hereafter acquired) except for (a) Permitted Encumbrances; (b) Liens in existence on the date hereof and summarized on Disclosure Schedule (6.7); (c) Liens created after the date hereof by conditional sale or other title retention agreements (including Capital Leases) or in connection with purchase money Indebtedness with respect to Equipment and Fixtures acquired by any Credit Party in the ordinary course of business, involving the incurrence of an aggregate amount of purchase money Indebtedness and Capital Lease Obligations of not more than $1,000,000 outstanding at any one time for all such Liens (provided that such Liens attach only to the assets subject to such purchase money debt and such Indebtedness is incurred within twenty (20) days following such purchase and does not exceed 100% of the purchase price of the subject assets); (d) the DFS Consignment Lien; and (e) the DFS Accounts and Repossession Lien. In addition, no Credit Party shall become a party to any agreement, note, indenture or instrument, or take any other action, which would prohibit the creation of a Lien on any of its properties or other assets in favor of Agent, on behalf of itself and Lenders, as additional collateral for the Obligations, except operating leases, Capital Leases or Licenses which prohibit Liens upon the assets that are subject thereto.

                  6.8. Sale of Stock and Assets. No Credit Party shall, or shall permit any of its Subsidiaries to, sell, transfer, convey, assign or otherwise dispose of any of its properties or other assets, including the capital Stock of any of its Subsidiaries (whether in a public or a private offering or otherwise) or any of their Accounts, other than (a) the sale of Inventory in the ordinary course of business, and (b) the sale, transfer, conveyance or other disposition by a Credit Party of Equipment, Fixtures or Real Estate that are obsolete or no longer used or useful in such Credit Party's business and having a value not exceeding $250,000 in any single transaction or $500,000 in the aggregate in any Fiscal Year and (c) other Equipment and Fixtures having a value not exceeding $100,000 in any single transaction or $250,000 in the aggregate in any Fiscal Year; provided that the consideration received in any such sale under clause (b) or clause (c) above, shall be in an amount equal to at least the fair market value thereof, shall be paid solely in cash and shall be deposited directly into the Concentration Account upon receipt to be applied to the Obligations in accordance with Annex C. With respect to any disposition of assets or other properties permitted pursuant to clause (b) and clause (c) above, Agent agrees on reasonable prior written notice to release its Lien on such assets or other properties in order to permit the applicable Credit Party to effect such disposition and shall execute and deliver to Borrower, at Borrower's expense, appropriate UCC-3 termination statements and other releases as reasonably requested by Borrower.

                  6.9. ERISA. No Credit Party shall, or shall cause or permit any ERISA Affiliate to, cause or permit to occur an event which could result in the imposition of a Lien under Section

412 of the IRC or Section 302 or 4068 of ERISA or cause or permit to occur an ERISA Event to the extent such ERISA Event could reasonably be expected to have a Material Adverse Effect.

                  6.10. Financial Covenants. Borrower shall not breach or fail to comply with any of the Financial Covenants (the "Financial Covenants") set forth in Annex G.

                  6.11. Hazardous Materials. No Credit Party shall, or shall permit any of its Subsidiaries to, cause or permit a Release of any Hazardous Material on, at, in, under, above, to, from or about any of the Real Estate where such Release would (a) violate in any respect, or form the basis for any Environmental Liabilities under, any Environmental Laws or Environmental Permits or (b) otherwise adversely impact the value or marketability of any of the Real Estate or any of the Collateral, other than such violations or Environmental Liabilities which could not reasonably be expected to have a Material Adverse Effect.

                  6.12. Sale-Leasebacks. No Credit Party shall, or shall permit any of its Subsidiaries to, engage in any sale-leaseback, synthetic lease or similar transaction involving any of its assets.

                  6.13. Cancellation of Indebtedness. No Credit Party shall, or shall permit any of its Subsidiaries to, cancel any claim or debt owing to it, except for reasonable consideration negotiated on an arm's-length basis and in the ordinary course of its business consistent with past practices.

                  6.14. Restricted Payments. No Credit Party shall, or shall permit any of its Subsidiaries to, make any Restricted Payment, except (a) intercompany loans and advances between Borrower and its Subsidiaries to the extent permitted by Section 6.3 above, (b) dividends and distributions by Subsidiaries of Borrower paid to Borrower, (c) payments of principal and interest of any Intercompany Note issued by any Subsidiary of Borrower to Borrower, (d) payments of principal and interest of Intercompany Notes issued by Borrower to any of its Subsidiaries in accordance with Section 6.3, (e) employee loans permitted under Section 6.4(b) above, and (f) Restricted Payments to cancel, redeem, acquire or repurchase shares of common stock of the Borrower held by, or stock options granted to, employees of the Borrower in the event of death, disability, termination of employment or retirement of any such employee; provided that the aggregate amount of any such Restricted Payments shall not exceed $250,000 in any Fiscal Year; provided that with respect to any such payment pursuant to clauses (d), (e) and (f) above, (i) no Default or Event of Default shall have occurred and be continuing or would result after giving effect to any such payment, (ii) Agent shall have received an officer's certificate the Chief Financial Officer of Borrower demonstrating in reasonable detail Borrower's projected compliance with the consolidated Financial Covenants giving effect to such Restricted Payment on a pro forma basis based on the most recent Financial Statements delivered to Agent and Lenders under Annex E for the twelve months preceding such payment, and (iii) Borrower shall have Net Borrowing Availability of at least the greater of (a) ten percent (10%) of the Borrowing Base and (b) $2,500,000, in each case after giving effect to any such payment.

                  6.15. Change of Corporate Name or Location; Change of Fiscal Year. No Credit Party shall, or shall permit any of its Subsidiaries to, (a) change its corporate name, or (b) change its chief executive office, domicile (within the meaning of the Quebec Civil Code), principal place of business, corporate offices or warehouses or locations at which Collateral is held or stored, or the location of its records concerning the Collateral, in any case without at least thirty (30) days prior written notice to Agent and after Agent's written acknowledgment that any reasonable action requested by Agent in connection therewith, including to continue the perfection of any Liens in favor of Agent, on behalf of itself and Lenders, in any Collateral, has been completed or taken, and provided that any such new location shall be in the continental United States or, in the case of Baldwin Canada, in Canada. Without limiting the foregoing, no Credit Party shall, or shall permit any of its Subsidiaries to, change its name, identity or corporate structure in any manner which might make any financing or continuation statement filed in connection herewith seriously misleading within the meaning of Section 9-402(7) of the Code or any other then applicable provision of the Code or materially misleading within the meaning of any other applicable law except upon prior written notice to Agent and Lenders and after Agent's written acknowledgment that any reasonable action requested by Agent in connection therewith, including to continue the perfection of any Liens in favor of Agent, on behalf of itself and Lenders, in any Collateral, has been completed or taken. No Credit Party shall, or shall permit any of its Subsidiaries to, change its Fiscal Year.

                  6.16. No Impairment of Intercompany Transfers. No Credit Party shall, or shall permit any of its Subsidiaries to, directly or indirectly enter into or become bound by any agreement, instrument, indenture or other obligation (other than this Agreement and the other Loan Documents) which could directly or indirectly restrict, prohibit or require the consent of any Person with respect to the payment of dividends or distributions or the making or repayment of intercompany loans by a Subsidiary of Borrower to Borrower.

                  6.17. No Speculative Transactions. No Credit Party shall, or shall permit any of its Subsidiaries to, engage in any transaction involving commodity options, futures contracts or similar transactions, except solely to hedge against fluctuations in the prices of commodities owned or purchased by it and the values of foreign currencies receivable or payable by it and interest swaps, caps or collars.

                  6.18. Real Estate. No Credit Party shall, or shall permit any of its Subsidiaries to, purchase fee simple ownership interest in Real Estate.

                  6.19. Amendments to Related Material Contracts; Licenses.

                  (A) No Credit Party shall, or shall permit any of its Subsidiaries to (i) terminate, modify, amend or supplement or waive any of its rights under, any Material Contract (in addition to and not by way of limitation of the restrictions contained in clause (b) below) in any way which would be materially adverse to the interests of such Credit Party, such Subsidiary, Agent or any Lender, (ii) enter into any new Material Contracts pursuant to which any Credit Party or Subsidiary thereof could be obligated to make payments in excess of $3,000,000 in any twelve- (12) month period, or (iii) terminate, modify, amend or supplement or waive any of its rights under the Headquarters Lease, without, in each case, obtaining the prior written consent of Agent to such termination, modification, amendment, supplement waiver or new Material Contract.

                  (B) No Credit Party shall, or shall permit any of its Subsidiaries to, amend or otherwise change the terms of the Indebtedness evidenced by the DFS Inventory Purchase and Consignment Agreement, or DFS Accounts Receivable Purchase Agreement and Promissory Note or make any payment consistent with an amendment thereof or change thereto, if the effect of such amendment or change is to increase the interest rate on such Indebtedness, change (to earlier dates) any dates upon which payments of principal or interest are due thereon, change any event of default or condition to an event of default with respect thereto (other than to eliminate or make less restrictive any such event of default), change the redemption, prepayment or defeasance provisions thereof, change any subordination provisions thereof (or of any guaranty thereof), if any, or change any collateral therefor (other than to release any or all such collateral), or if the effect of such amendment or change, together with all other amendments or changes made, is to increase materially the obligations of the obligor thereunder or to confer any additional rights on the holders of such Indebtedness (or a trustee or other representative on their behalf) which would be adverse to a Credit Party or one of its Subsidiaries, Agent or Lenders.

                  (C) No Credit Party shall, or shall permit any of its Subsidiaries to, enter into any new License or grant any right to use any Intellectual Property to any Person or agree to any material amendment to, or waive any of its material rights under, any License if such License, grant, amendment or waiver (individually or in the aggregate) would limit or impair in any material respect any of the rights of Agent to use, or realize its interest in, any material Intellectual Property or other Collateral in accordance with the terms of the Collateral Documents.

                  6.20. Repurchase Agreements . Except for the agreements set forth on Disclosure Schedule (3.22) no Credit Party shall, or shall permit any of its Subsidiaries to, without the prior consent of the Agent, enter into or become or remain obligated under any agreement which obligates or may in the future obligate such Credit Party or Subsidiary to become or remain liable with respect to any Repurchase Obligations.

7.       TERM

                  7.1. Termination. The financing arrangements contemplated hereby shall be in effect until the Commitment Termination Date, and the Loans and all other Obligations shall be automatically due and payable in full on such date.

                  7.2. Survival of Obligations Upon Termination of Financing Arrangements. Except as otherwise expressly provided for in the Loan Documents, no termination or cancellation (regardless of cause or procedure) of any financing arrangement under this Agreement shall in any way affect or impair the obligations, duties and liabilities of the Credit Parties or the rights of Agent and Lenders relating to any unpaid portion of the Loans or any other Obligations, due or not due, liquidated, contingent or unliquidated or any transaction or event occurring prior to such termination, or any transaction or event, the performance of which is required after the Commitment Termination Date. Except as otherwise expressly provided herein or in any other Loan Document, all undertakings, agreements, covenants, warranties and representations of or binding upon the Credit Parties, and all rights of Agent and each Lender, all as contained in the Loan Documents, shall not terminate or expire, but rather shall survive any such termination or cancellation and shall continue in full force and effect until the Termination

Date; provided however, that in all events the provisions of Section 11, the payment obligations under Sections 1.17 and 1.18, and the indemnities contained in the Loan Documents shall survive the Termination Date.

8.       EVENTS OF DEFAULT: RIGHTS AND REMEDIES

                  8.1. Events of Default. The occurrence of any one or more of the following events (regardless of the reason therefor) shall constitute an "Event of Default" hereunder:

                  (a) Borrower (i) fails to make any payment of principal of, or interest on, or Fees owing in respect of, the Loans or any of the other Obligations when due and payable, or (ii) fails to pay or reimburse Agent or Lenders for any expense reimbursable hereunder or under any other Loan Document within ten (10) days following Agent's demand for such reimbursement or payment of expenses.

                  (b) Any Credit Party shall fail or neglect to perform, keep or observe any of the provisions of Sections 1.4, 1.8, 5.4, 5.5, 5.6 or 6, or any of the provisions set forth in Annexes C or G, respectively.

                  (c) Borrower shall fail or neglect to perform, keep or observe any of the provisions of Section 4 or any provisions set forth in Annexes E or F, respectively, and the same shall remain unremedied for five (5) days or more.

                  (d) Any Credit Party shall fail or neglect to perform, keep or observe any other provision of this Agreement or of any of the other Loan Documents (other than any provision embodied in or covered by any other clause of this Section 8.1) and the same shall remain unremedied for twenty (20) days or more.

                  (e) A default or breach shall occur under any other agreement, document or instrument to which any Credit Party or any of its Subsidiaries is a party which is not cured within any applicable grace period, and such default or breach (i) involves the failure to make any payment when due in respect of any Indebtedness (other than the Obligations) or Guaranteed Indebtedness of any Credit Party or any of its Subsidiaries in excess of $500,000 in the aggregate, or (ii) causes, or permits any holder of such Indebtedness or Guaranteed Indebtedness or a trustee to cause, Indebtedness or Guaranteed Indebtedness or a portion thereof in excess of $500,000 in the aggregate to become due prior to its stated maturity or prior to its regularly scheduled dates of payment, regardless of whether such default is waived, or such right is exercised, by such holder or trustee.

                  (f) Any information contained in any Borrowing Base Certificate is untrue or incorrect in any respect (other than inadvertent immaterial errors not in excess of $100,000), or any representation or warranty herein or in any Loan Document or in any written statement, report, financial statement or certificate (other than a Borrowing Base Certificate) made or delivered to Agent or any Lender by any Credit Party is untrue or incorrect in any material respect as of the date when made or deemed made.

                  (g) Assets of any Credit Party or any of its Subsidiaries with a fair market value of $250,000 or more shall be attached, seized, levied upon or subjected to a writ or distress warrant, or come within the possession of any receiver, trustee, custodian or assignee for the benefit of creditors of any Credit Party or any of its Subsidiaries and such condition continues for thirty (30) days or more.

                  (h) A case or proceeding shall have been commenced against any Credit Party or any of its Subsidiaries seeking a decree or order in respect of any Credit Party or any of its Subsidiaries (i) under Title 11 of the United States Code, as now constituted or hereafter amended, or any other applicable federal, state or foreign Insolvency Law or other similar law, (ii) appointing a custodian, receiver, interim receiver, receiver manager, monitor, liquidator, assignee, trustee or sequestrator (or similar official) for any Credit Party or any of its Subsidiaries or of any substantial part of any such Person's assets, or (iii) ordering the winding-up or liquidation of the affairs of any Credit Party or any of its Subsidiaries, and each such case or proceeding shall remain undismissed or unstayed for sixty (60) days or more or such court shall enter a decree or order granting the relief sought in such case or proceeding.

                  (i) Any Credit Party or any of its Subsidiaries (i) shall file a petition seeking relief under Title 11 of the United States Code, as now constituted or hereafter amended, or any other applicable federal, state or foreign Insolvency Law or other similar law, (ii) shall fail to contest in a timely and appropriate manner or shall consent to the institution of proceedings thereunder or to the filing of any such petition or to the appointment of or taking possession by a custodian, receiver, interim receiver, receiver manager, monitor, liquidator, assignee, trustee or sequestrator (or similar official) of any Credit Party or any of its Subsidiaries or of any substantial part of any such Person's assets, (iii) shall make an assignment for the benefit of creditors, (iv) shall file a proposal or a notice of intention to file a proposal under any applicable Insolvency Law, (v) shall take any corporate action in furtherance of any of the foregoing, (vi) shall admit in writing its inability to, or shall be generally unable to, pay its debts as such debts become due, or (vii) is not Solvent.

                  (j) A final judgment or judgments for the payment of money in excess of $250,000 in the aggregate at any time outstanding shall be rendered against any Credit Party or any of its Subsidiaries and the same shall not, within thirty (30) days after the entry thereof, have been discharged or execution thereof stayed or bonded pending appeal, or shall not have been discharged prior to the expiration of any such stay.

                  (k) Any material provision of any Loan Document shall for any reason cease to be valid, binding and enforceable in accordance with its terms (or any Credit Party shall challenge the enforceability of any Loan Document or shall assert in writing, or engage in any action or inaction based on any such assertion, that any provision of any of the Loan Documents has ceased to be or otherwise is not valid, binding and enforceable in accordance with its terms), or any security interest created under any Loan Document shall cease to be a valid and perfected first priority security interest or Lien (except as otherwise permitted herein or therein) in any of the Collateral purported to be covered thereby.

                  (l) Any Change of Control shall occur.

                  (m) Any event shall occur, whether or not insured or insurable, as a result of which revenue-producing activities cease or are substantially curtailed at any facility of any

Credit Party or any of its Subsidiaries generating more than ten percent (10%) of Borrower's consolidated revenues for the Fiscal Year preceding such event and such cessation or curtailment continues for more than thirty (30) days.

                  (n) (i) Any breach or default under any Material Contract shall occur and be continuing which breach or default is not cured within any applicable grace period and gives rise to a right to terminate or exercise remedies under such Material Contract or any such Material Contract shall be terminated, or (ii) any breach or default under any Material Contract shall occur and be continuing which breach or default could reasonably be expected to result in a Material Adverse Effect.

                  (o) DFS shall initiate or take any action with respect to Borrower or any Collateral in violation of the DFS Intercreditor Agreement.

                  (p) Any breach or default shall occur under the Headquarters Lease or the Headquarters Lease shall be terminated for any reason.

                  8.2. Remedies.

                  (a) If any Event of Default shall have occurred and be continuing, or if a Default shall have occurred and be continuing and Agent or Requisite Lenders shall have determined not to make any Advances or incur any Letter of Credit Obligations so long as that specific Default is continuing, Agent may (and at the written request of the Requisite Lenders shall), without notice, suspend the Revolving Loan facility with respect to additional Advances and/or the incurrence of additional Letter of Credit Obligations whereupon any additional Advances and Letter of Credit Obligations shall be made or extended in Agent's sole discretion (or in the sole discretion of the Requisite Lenders, if such suspension occurred at their direction) so long as such Default or Event of Default is continuing. If any Default or Event of Default shall have occurred and be continuing, Agent may (and at the written request of Requisite Lenders shall), without notice except as otherwise expressly provided herein, increase the rate of interest applicable to the Loans and the Letter of Credit Fees to the Default Rate.

                  (b) If any Event of Default shall have occurred and be continuing, Agent may (and at the written request of the Requisite Lenders shall), without notice, (i) terminate the Revolving Loan facility with respect to further Advances or the incurrence of further Letter of Credit Obligations;
(ii) declare all or any portion of the Obligations, including all or any portion of any Loan to be forthwith due and payable, and require that the Letter of Credit Obligations be cash collateralized as provided in Annex B, all without presentment, demand, protest or further notice of any kind, all of which are expressly waived by Borrower and each other Credit Party; and (iii) exercise any rights and remedies provided to Agent under the Loan Documents and/or at law or equity, including all remedies provided under the Code; provided, however, that upon the occurrence of an Event of Default specified in Sections 8.1(g), (h) or
(i), the Revolving Loan facility shall be immediately terminated and all of the Obligations, including the Revolving Loan, shall become immediately due and payable without declaration, notice or demand by any Person.

                  8.3. Waivers by Credit Parties. Except as otherwise provided for in this Agreement or by applicable law, each Credit Party waives: (a) presentment, demand and protest and notice of presentment, dishonor, notice of intent to accelerate, notice of acceleration, protest, default, nonpayment, maturity, release, compromise, settlement, extension or renewal of any or all commercial paper, accounts, contract rights, documents, instruments, chattel paper and guaranties at any time held by Agent on which any Credit Party may in any way be liable, and hereby ratifies and confirms whatever Agent may do in this regard, (b) all rights to notice and a hearing prior to Agent's taking possession or control of, or to Agent's replevy, attachment or levy upon, the Collateral or any bond or security which might be required by any court prior to allowing Agent to exercise any of its remedies, and (c) the benefit of all valuation, appraisal, marshaling and exemption laws.

9.       ASSIGNMENT AND PARTICIPATIONS; APPOINTMENT OF AGENT

                  9.1. Assignment and Participations.

                  (a) The Credit Parties signatory hereto consent to any Lender's assignment of, and/or sale of participations in, at any time or times, the Loan Documents, Loans, Letter of Credit Obligations and any Commitment or of any portion thereof or interest therein, including any Lender's rights, title, interests, remedies, powers or duties thereunder, whether evidenced by a writing or not. Any assignment by a Lender shall (i) require the consent of Agent and, so long as no Default or Event of Default has occurred and is continuing, Borrower (which consent shall not be unreasonably withheld or delayed) and the execution of an assignment agreement (an "Assignment Agreement") substantially in the form attached hereto as Exhibit 9.1(a) and otherwise in form and substance satisfactory to, and acknowledged by, Agent; (ii) be conditioned on such assignee Lender representing to the assigning Lender and Agent that it is purchasing the applicable Loans to be assigned to it for its own account, for investment purposes and not with a view to the distribution thereof; (iii) if a partial assignment, be in an amount at least equal to $5,000,000 and, after giving effect to any such partial assignment, the assigning Lender shall have retained Commitments in an amount at least equal to $5,000,000; and (iv) include a payment to Agent of an assignment fee of $3,500. In the case of an assignment by a Lender under this Section 9.1, the assignee shall have, to the extent of such assignment, the same rights, benefits and obligations as it would if it were a Lender hereunder. The assigning Lender shall be relieved of its obligations hereunder with respect to its Commitments or assigned portion thereof from and after the date of such assignment. Borrower hereby acknowledges and agrees that any assignment will give rise to a direct obligation of Borrower to the assignee and that the assignee shall be considered to be a "Lender". In all instances, each Lender's liability to make Loans hereunder shall be several and not joint and shall be limited to such Lender's Pro Rata Share of the applicable Commitment. In the event Agent or any Lender assigns or otherwise transfers all or any part of the Obligations, Agent or any such Lender shall so notify Borrower and Borrower shall, upon the request of Agent or such Lender, execute new Notes in exchange for the Notes, if any, being assigned. Notwithstanding the foregoing provisions of this Section 9.1(a), any Lender may at any time pledge the Obligations held by it and such Lender's rights under this Agreement and the other Loan Documents to a Federal Reserve Bank, and any lender that is an investment fund may assign the Obligations held by it and such Lender's rights under this Agreement and the other Loan Documents to another investment fund managed by the same investment advisor;

provided, however, that no such pledge to a Federal Reserve Bank shall release such Lender from such Lender's obligations hereunder or under any other Loan Document.

                  (b) Any participation by a Lender of all or any part of its Commitments shall be made with the understanding that all amounts payable by Borrower hereunder shall be determined as if that Lender had not sold such participation, and that the holder of any such participation shall not be entitled to require such Lender to take or omit to take any action hereunder except actions directly affecting (i) any reduction in the principal amount of, or interest rate or Fees payable with respect to, any Loan in which such holder participates, (ii) any extension of the scheduled amortization of the principal amount of any Loan in which such holder participates or the final maturity date thereof, and (iii) any release of all or substantially all of the Collateral (other than in accordance with the terms of this Agreement, the Collateral Documents or the other Loan Documents). Solely for purposes of Sections 1.15, 1.17, 1.18 and 9.8, Borrower acknowledges and agrees that a participation shall give rise to a direct obligation of Borrower to the participant and the participant shall be considered to be a "Lender". Except as set forth in the preceding sentence neither Borrower nor any other Credit Party shall have any obligation or duty to any participant. Neither Agent nor any Lender (other than the Lender selling a participation) shall have any duty to any participant and may continue to deal solely with the Lender selling a participation as if no such sale had occurred.

                  (c) Except as expressly provided in this Section 9.1, no Lender shall, as between Borrower and that Lender, or Agent and that Lender, be relieved of any of its obligations hereunder as a result of any sale, assignment, transfer or negotiation of, or granting of participation in, all or any part of the Loans, the Notes or other Obligations owed to such Lender.

                  (d) Each Credit Party executing this Agreement shall assist any Lender permitted to sell assignments or participations under this Section
9.1 as reasonably required to enable the assigning or selling Lender to effect any such assignment or participation, including the execution and delivery of any and all agreements, notes and other documents and instruments as shall be requested and the preparation of informational materials for, and the participation of management in meetings with, potential assignees or participants. Each Credit Party executing this Agreement shall certify the correctness, completeness and accuracy of all descriptions of the Credit Parties and their affairs contained in any selling materials provided by it and all other information provided by it and included in such materials, except that any Projections delivered by Borrower shall only be certified by Borrower as having been prepared by Borrower in compliance with the representations contained in
Section 3.4(c).

                  (e) A Lender may furnish any information concerning Credit Parties in the possession of such Lender from time to time to assignees and participants (including prospective assignees and participants). Each Lender shall obtain from assignees or participants confidentiality covenants substantially equivalent to those contained in Section 11.8.

                  (f) So long as no Event of Default shall have occurred and be continuing, no Lender shall assign or sell participations in any portion of its Loans or Commitments to a potential Lender or participant, if, as of the date of the proposed assignment or sale, the assignee Lender or participant would be subject to capital adequacy or similar requirements under Section

1.18(a), increased costs under Section 1.18(b), or withholding taxes in accordance with Section 1.17(a).

                  9.2. Appointment of Agent. GE Capital is hereby appointed to act on behalf of all Lenders as Agent under this Agreement and the other Loan Documents. The provisions of this Section 9.2 are solely for the benefit of Agent and Lenders and no Credit Party nor any other Person shall have any rights as a third party beneficiary of any of the provisions hereof. In performing its functions and duties under this Agreement and the other Loan Documents, Agent shall act solely as an agent of Lenders and does not assume and shall not be deemed to have assumed any obligation toward or relationship of agency or trust with or for any Credit Party or any other Person. Agent shall have no duties or responsibilities except for those expressly set forth in this Agreement and the other Loan Documents. The duties of Agent shall be mechanical and administrative in nature and Agent shall not have, or be deemed to have, by reason of this Agreement, any other Loan Document or otherwise a fiduciary relationship in respect of any Lender. Neither Agent nor any of its Affiliates nor any of their respective officers, directors, employees, agents or representatives shall be liable to any Lender for any action taken or omitted to be taken by it hereunder or under any other Loan Document, or in connection herewith or therewith, except for damages caused by its or their own gross negligence or willful misconduct.

                  If Agent shall request instructions from Requisite Lenders, Supermajority Lenders or all affected Lenders with respect to any act or action (including failure to act) in connection with this Agreement or any other Loan Document, then Agent shall be entitled to refrain from such act or taking such action unless and until Agent shall have received instructions from Requisite Lenders, Supermajority Lenders, or all affected Lenders, as the case may be, and Agent shall not incur liability to any Person by reason of so refraining. Agent shall be fully justified in failing or refusing to take any action hereunder or under any other Loan Document (a) if such action would, in the opinion of Agent, be contrary to law or the terms of this Agreement or any other Loan Document,
(b) if such action would, in the opinion of Agent, expose Agent to Environmental Liabilities or (c) if Agent shall not first be indemnified to its satisfaction against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. Without limiting the foregoing, no Lender shall have any right of action whatsoever against Agent as a result of Agent acting or refraining from acting hereunder or under any other Loan Document in accordance with the instructions of Requisite Lenders, Supermajority Lenders or all affected Lenders, as applicable.

                  9.3. Agent's Reliance, Etc. Neither Agent nor any of its Affiliates nor any of their respective directors, officers, agents or employees shall be liable for any action taken or omitted to be taken by it or them under or in connection with this Agreement or the other Loan Documents, except for damages caused by its or their own gross negligence or willful misconduct. Without limitation of the generality of the foregoing, Agent: (a) may treat the payee of any Note as the holder thereof until Agent receives written notice of the assignment or transfer thereof signed by such payee and in form satisfactory to Agent; (b) may consult with legal counsel, independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts; (c) makes no warranty or representation to any Lender and shall not be responsible to any Lender for any statements, warranties or representations made in or in connection with this Agreement or the other Loan Documents; (d) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of this Agreement or the other Loan Documents on the part of any Credit Party or to inspect the Collateral (including the books and records) of any Credit Party; (e) shall not be responsible to any Lender for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or the other Loan Documents or any other instrument or document furnished pursuant hereto or thereto; and (f) shall incur no liability under or in respect of this Agreement or the other Loan Documents by acting upon any notice, consent, certificate or other instrument or writing (which may be by telecopy, telegram, cable or telex) believed by it to be genuine and signed or sent by the proper party or parties.

                  9.4. GE Capital and Affiliates. With respect to its Commitments hereunder, GE Capital shall have the same rights and powers under this Agreement and the other Loan Documents as any other Lender and may exercise the same as though it were not Agent; and the term "Lender" or "Lenders" shall, unless otherwise expressly indicated, include GE Capital in its individual capacity. GE Capital and its Affiliates may lend money to, invest in, and generally engage in any kind of business with, any Credit Party, any of their Affiliates and any Person who may do business with or own securities of any Credit Party or any such Affiliate, all as if GE Capital were not Agent and without any duty to account therefor to Lenders. GE Capital and its Affiliates may accept fees and other consideration from any Credit Party for services in connection with this Agreement or otherwise without having to account for the same to Lenders. Each Lender acknowledges the potential conflict of interest between GE Capital as a Lender holding disproportionate interests in the Loans, and GE Capital as Agent.

                  9.5. Lender Credit Decision. Each Lender acknowledges that it has, independently and without reliance upon Agent or any other Lender and based on the Financial Statements referred to in Section 3.4(a) and such other documents and information as it has deemed appropriate, made its own credit and financial analysis of the Credit Parties and its own decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement. Each Lender acknowledges the potential conflict of interest of each other Lender as a result of Lenders holding disproportionate interests in the Loans, and expressly consents to, and waives any claim based upon, such conflict of interest.

                  9.6. Indemnification. Lenders agree to indemnify Agent (to the extent not reimbursed by Credit Parties and without limiting the obligations of Borrower hereunder), ratably according to their respective Pro Rata Shares, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against Agent in any way relating to or arising out of this Agreement or any other Loan Document or any action taken or omitted by Agent in connection therewith; provided, however, that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from Agent's gross negligence or willful misconduct. Without limiting the foregoing, each Lender agrees to reimburse Agent promptly upon demand for its ratable share of any out-of-pocket expenses (including counsel fees) incurred by Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement and each other Loan Document, to the extent that Agent is not reimbursed for such expenses by Credit Parties.

                  9.7. Successor Agent. Agent may resign at any time by giving not less than thirty (30) days' prior written notice thereof to Lenders and Borrower. Upon any such resignation, the Requisite Lenders shall have the right to appoint a successor Agent. If no successor Agent shall have been so appointed by the Requisite Lenders and shall have accepted such appointment within thirty
(30) days after the resigning Agent's giving notice of resignation, then the resigning Agent may, on behalf of Lenders, appoint a successor Agent, which shall be a Lender, if a Lender is willing to accept such appointment, or otherwise shall be a commercial bank or financial institution or a subsidiary of a commercial bank or financial institution if such commercial bank or financial institution is organized under the laws of the United States of America or of any State thereof and has a combined capital and surplus of at least $300,000,000. If no successor Agent has been appointed pursuant to the foregoing, by the 30th day after the date such notice of resignation was given by the resigning Agent, such resignation shall become effective and the Requisite Lenders shall thereafter perform all the duties of Agent hereunder until such time, if any, as the Requisite Lenders appoint a successor Agent as provided above. Any successor Agent appointed by Requisite Lenders hereunder shall be subject to the approval of Borrower, such approval not to be unreasonably withheld or delayed; provided that such approval shall not be required if a Default or an Event of Default shall have occurred and be continuing. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall succeed to and become vested with all the rights, powers, privileges and duties of the resigning Agent. Upon the earlier of the acceptance of any appointment as Agent hereunder by a successor Agent or the effective date of the resigning Agent's resignation, the resigning Agent shall be discharged from its duties and obligations under this Agreement and the other Loan Documents, except that any indemnity rights or other rights in favor of such resigning Agent shall continue. After any resigning Agent's resignation hereunder, the provisions of this Section 9 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement and the other Loan Documents.

                  9.8. Setoff and Sharing of Payments. In addition to any rights now or hereafter granted under applicable law and not by way of limitation of any such rights, upon the occurrence and during the continuance of any Event of Default, each Lender and each holder of any Note is hereby authorized at any time or from time to time, without notice to any Credit Party or to any other Person, any such notice being hereby expressly waived, to set off and to appropriate and to apply any and all balances held by it at any of its offices for the account of Borrower or any Guarantor (regardless of whether such balances are then due to Borrower or any Guarantor) and any other properties or assets any time held or owing by that Lender or that holder to or for the credit or for the account of Borrower or any Guarantor against and on account of any of the Obligations which are not paid when due. Any Lender or holder of any Note exercising a right to set off or otherwise receiving any payment on account of the Obligations in excess of its Pro Rata Share thereof shall purchase for cash (and the other Lenders or holders shall sell) such participations in each such other Lender's or holder's Pro Rata Share of the Obligations as would be necessary to cause such Lender to share the amount so set off or otherwise received with each other Lender or holder in accordance with their respective Pro Rata Shares. Borrower and each Guarantor agrees, to the fullest extent permitted by law, that (a) any

Lender or holder may exercise its right to set off with respect to amounts in excess of its Pro Rata Share of the Obligations and may sell participations in such amount so set off to other Lenders and holders and (b) any Lender or holders so purchasing a participation in the Loans made or other Obligations held by other Lenders or holders may exercise all rights of set-off, bankers' lien, counterclaim or similar rights with respect to such participation as fully as if such Lender or holder were a direct holder of the Loans and the other Obligations in the amount of such participation. Notwithstanding the foregoing, if all or any portion of the set-off amount or payment otherwise received is thereafter recovered from the Lender that has exercised the right of set-off, the purchase of participations by that Lender shall be rescinded and the purchase price restored without interest.

                  9.9. Advances; Payments; Non-Funding Lenders; Information; Actions in Concert.

                  (a) Advances; Payments.

                           (i) Agent shall notify Revolving Lenders, promptly after receipt of a Notice of Revolving Advance and in any event prior to 1:00 p.m. (New York time) on the date such Notice of Revolving Advance is received, by telecopy, telephone or other similar form of transmission. Each Revolving Lender shall make the amount of such Lender's Pro Rata Share of such Revolving Credit Advance available to Agent in same day funds by wire transfer to Agent's account as set forth in Annex H not later than 3:00 p.m. (New York time) on the requested funding date. After receipt of such wire transfers (or, in the Agent's sole discretion, before receipt of such wire transfers), subject to the terms hereof, Agent shall make the requested Revolving Credit Advance to Borrower. All payments by each Revolving Lender shall be made without setoff, counterclaim or deduction of any kind.

                           (ii) On the second (2nd) Business Day of each calendar week or more frequently as aggregate cumulative payments in excess of $5,000,000 are received with respect to the Loans (each, a "Settlement Date"), Agent will advise each Lender by telephone, or telecopy of the amount of such Lender's Pro Rata Share of principal, interest and Fees paid for the benefit of Lenders with respect to each applicable Loan. Provided that such Lender has funded all payments and Advances required to be made by it and purchased all participations required to be purchased by it under this Agreement and the other Loan Documents as of such Settlement Date, Agent will pay to each Lender such Lender's Pro Rata Share of principal, interest and Fees paid by Borrower since the previous Settlement Date for the benefit of that Lender on the Loans held by it. To the extent that any Lender (a "Non-Funding Lender") has failed to fund all such payments and Advances or failed to fund the purchase of all such participations, Agent shall be entitled to set off the funding short-fall against that Non-Funding Lender's Pro Rata Share of all payments received from Borrower. Such payments shall be made by wire transfer to such Lender's account (as specified by such Lender in Annex H or the applicable Assignment Agreement) not later than 2:00 p.m. (New York time) on the next Business Day following each Settlement Date.

                  (b) Availability of Lender's Pro Rata Share. Agent may assume that each Revolving Lender will make its Pro Rata Share of each Revolving Credit Advance available to

Agent on each funding date. If such Pro Rata Share is not, in fact, paid to Agent by such Revolving Lender when due, Agent will be entitled to recover such amount on demand from such Revolving Lender without set-off, counterclaim or deduction of any kind. If any Revolving Lender fails to pay the amount of its Pro Rata Share forthwith upon Agent's demand, Agent shall promptly notify Borrower and Borrower shall immediately repay such amount to Agent. Nothing in this Section 9.9(b) or elsewhere in this Agreement or the other Loan Documents shall be deemed to require Agent to advance funds on behalf of any Revolving Lender or to relieve any Revolving Lender from its obligation to fulfill its Commitments hereunder or to prejudice any rights that Borrower may have against any Revolving Lender as a result of any default by such Revolving Lender hereunder. To the extent that Agent advances funds to Borrower on behalf of any Revolving Lender and is not reimbursed therefor on the same Business Day as such Advance is made, Agent shall be entitled to retain for its account all interest accrued on such Advance until reimbursed by the applicable Revolving Lender.

                  (c) Return of Payments.

                           (i) If Agent pays an amount to a Lender under this Agreement in the belief or expectation that a related payment has been or will be received by Agent from Borrower and such related payment is not received by Agent, then Agent will be entitled to recover such amount from such Lender on demand without set-off, counterclaim or deduction of any kind.

                           (ii) If Agent determines at any time that any amount received by Agent under this Agreement must be returned to Borrower or paid to any other Person pursuant to any insolvency law or otherwise, then, notwithstanding any other term or condition of this Agreement or any other Loan Document, Agent will not be required to distribute any portion thereof to any Lender. In addition, each Lender will repay to Agent on demand any portion of such amount that Agent has distributed to such Lender, together with interest at such rate, if any, as Agent is required to pay to Borrower or such other Person, without set-off, counterclaim or deduction of any kind.

                  (d) Non-Funding Lenders. The failure of any Non-Funding Lender to make any Revolving Credit Advance or any payment required by it hereunder, shall not relieve any other Revolving Lender (each such other Revolving Lender, an "Other Lender") of its obligations to make such Advance, but neither any Other Lender nor Agent shall be responsible for the failure of any Non-Funding Lender to make an Advance. Notwithstanding anything set forth herein to the contrary, a Non-Funding Lender shall not have any voting or consent rights under or with respect to any Loan Document or constitute a "Lender" or a "Revolving Lender" (or be included in the calculation of "Requisite Lenders", or "Supermajority Lenders" hereunder) for any voting or consent rights under or with respect to any Loan Document.

                  (e) Dissemination of Information. Agent will use reasonable efforts to provide Lenders with any notice of Default or Event of Default received by Agent from, or delivered by Agent to, any Credit Party, with notice of any Event of Default of which Agent has actually become aware and with notice of any action taken by Agent following any Event of Default; provided, however, that Agent shall not be liable to any Lender for any failure to do so, except to the extent that such failure is attributable to Agent's gross negligence or willful misconduct.

Lenders acknowledge that Borrower is required to provide Financial Statements and Collateral Reports to Lenders in accordance with Annexes E and F hereto and agree that Agent shall have no duty to provide the same to Lenders.

                  (f) Actions in Concert. Anything in this Agreement to the contrary notwithstanding, each Lender hereby agrees with each other Lender that no Lender shall take any action to protect or enforce its rights arising out of this Agreement or the Notes (including exercising any rights of set-off) without first obtaining the prior written consent of Agent and Requisite Lenders, it being the intent of Lenders that any such action to protect or enforce rights under this Agreement and the Notes shall be taken in concert and at the direction or with the consent of Agent.

10.      SUCCESSORS AND ASSIGNS

                  10.1. Successors and Assigns. This Agreement and the other Loan Documents shall be binding on and shall inure to the benefit of each Credit Party, Agent, Lenders and their respective successors and assigns (including, in the case of any Credit Party, a debtor-in-possession on behalf of such Credit Party), except as otherwise provided herein or therein. No Credit Party may assign, transfer, hypothecate or otherwise convey its rights, benefits, obligations or duties hereunder or under any of the other Loan Documents without the prior express written consent of Agent and Lenders. Any such purported assignment, transfer, hypothecation or other conveyance by any Credit Party without the prior express written consent of Agent and Lenders shall be void. The terms and provisions of this Agreement are for the purpose of defining the relative rights and obligations of each Credit Party, Agent and Lenders with respect to the transactions contemplated hereby and no Person shall be a third party beneficiary of any of the terms and provisions of this Agreement or any of the other Loan Documents.

11.      MISCELLANEOUS

                  11.1. Complete Agreement; Modification of Agreement. The Loan Documents constitute the complete agreement between the parties with respect to the subject matter thereof and may not be modified, altered or amended except as set forth in Section 11.2 below. Any letter of interest, commitment letter and/or fee letter (other than the GE Capital Fee Letter) between any Credit Party and Agent or any Lender or any of their respective affiliates, predating this Agreement and relating to a financing of substantially similar form, purpose or effect shall be superseded by this Agreement.

                  11.2. Amendments and Waivers.

                  (a) Except for actions expressly permitted to be taken by Agent, no amendment, modification, termination or waiver of any provision of this Agreement or any of the Notes, or any consent to any departure by any Credit Party therefrom, shall in any event be effective unless the same shall be in writing and signed by Agent and Borrower, and by Requisite Lenders, Supermajority Lenders or all affected Lenders, as applicable. Except as set forth in clauses (b) and (c) below, all such amendments, modifications, terminations or waivers requiring the consent of any Lenders shall require the written consent of Requisite Lenders.

                  (b) No amendment, modification, termination or waiver of or consent with respect to any provision of this Agreement which increases the percentage advance rates set forth in the definition of the Borrowing Base, or which makes less restrictive the nondiscretionary criteria for exclusion from Eligible Accounts, Eligible Inventory, Eligible Raw Materials and Eligible Fixed Assets set forth in Sections 1.6, 1.7, 1.8 and 1.9, shall be effective unless the same shall be in writing and signed by Agent, Supermajority Lenders and Borrower. No amendment, modification, termination or waiver of or consent with respect to any provision of this Agreement which waives compliance with the conditions precedent set forth in Section 2.2 to the making of any Loan or the incurrence of any Letter of Credit Obligations shall be effective unless the same shall be in writing and signed by Agent, Requisite Lenders and Borrower. Notwithstanding anything contained in this Agreement to the contrary, no waiver or consent with respect to any Default (if in connection therewith Agent or Requisite Lenders, as the case may be, have exercised its or their right to suspend the making or incurrence of further Advances or Letter of Credit Obligations pursuant to Section 8.2(a)) or any Event of Default shall be effective for purposes of the conditions precedent to the making of Loans or the incurrence of Letter of Credit Obligations set forth in Section 2.2 unless the same shall be in writing and signed by Agent, Requisite Lenders and Borrower.

                  (c) No amendment, modification, termination or waiver shall, unless in writing and signed by Agent and each Lender directly affected thereby, do any of the following: (i) increase the principal amount of any Lender's Commitment (which action shall be deemed to directly affect all Lenders); (ii) reduce the principal of, rate of interest on or Fees payable with respect to any Loan or Letter of Credit Obligations of any affected Lender; (iii) extend any scheduled payment date or final maturity date of the principal amount of any Loan of any affected Lender; (iv) waive, forgive, defer, extend or postpone any payment of interest or Fees as to any affected Lender; (v) release any Guaranty or, except as otherwise permitted herein or in the other Loan Documents, release, or permit any Credit Party to sell or otherwise dispose of, any Collateral with a value exceeding $5,000,000 in the aggregate (which action shall be deemed to directly affect all Lenders); (vi) change the percentage of the Commitments or of the aggregate unpaid principal amount of the Loans which shall be required for Lenders or any of them to take any action hereunder; and
(vii) amend or waive this Section 11.2 or the definitions of the terms "Requisite Lenders", or "Supermajority Lenders" insofar as such definitions affect the substance of this Section 11.2. Furthermore, no amendment, modification, termination or waiver affecting the rights or duties of Agent under this Agreement or any other Loan Document shall be effective unless in writing and signed by Agent, in addition to Lenders required hereinabove to take such action. Each amendment, modification, termination or waiver shall be effective only in the specific instance and for the specific purpose for which it was given. No amendment, modification, termination or waiver shall be required for Agent to take additional Collateral pursuant to any Loan Document. No amendment, modification, termination or waiver of any provision of any Note shall be effective without the written concurrence of the holder of that Note. No notice to or demand on any Credit Party in any case shall entitle such Credit Party or any other Credit Party to any other or further notice or demand in similar or other circumstances. Any amendment, modification, termination, waiver or consent effected in accordance with this Section 11.2 shall be binding upon each holder of the Notes at the time outstanding and each future holder of the Notes.

                  (d) If, in connection with any proposed amendment, modification, waiver or termination (a "Proposed Change"):

                           (i) requiring the consent of all affected Lenders, the consent of Requisite Lenders is obtained, but the consent of other Lenders whose consent is required is not obtained (any such Lender whose consent is not obtained as described this clause (i) and in clauses (ii), (iii) and (iv) below being referred to as a "Non-Consenting Lender"), or

                           (ii) requiring the consent of Supermajority Lenders, the consent of Requisite Lenders is obtained, but the consent of Supermajority Lenders is not obtained, or

                           (iii) requiring the consent of Requisite Lenders, the consent of Lenders holding 51% or more of the aggregate Commitments is obtained, but the consent of Requisite Lenders is not obtained, then, so long as Agent is not a Non-Consenting Lender, at Borrower's request Agent, or a Person acceptable to Agent, shall have the right with Agent's consent and in Agent's sole discretion (but shall have no obligation) to purchase from such Non-Consenting Lenders, and such Non-Consenting Lenders agree that they shall, upon Agent's request, sell and assign to Agent or such Person, all of the Commitments of such Non-Consenting Lender for an amount equal to the principal balance of all Loans held by the Non-Consenting Lender and all accrued interest and Fees with respect thereto through the date of sale, such purchase and sale to be consummated pursuant to an executed Assignment Agreement.

                  (e) Upon indefeasible payment in full in cash and performance of all of the Obligations (other than indemnification Obligations under Section 1.15), termination of the Commitments and a release of all claims against Agent and Lenders, and so long as no suits, actions proceedings, or claims are pending or threatened against any Indemnified Person asserting any damages, losses or liabilities that are Indemnified Liabilities, Agent shall deliver to Borrower termination statements, mortgage releases and other documents necessary or appropriate to evidence the termination of the Liens securing payment of the Obligations.

                  11.3. Fees and Expenses. Borrower shall reimburse Agent for all out-of-pocket expenses incurred in connection with the preparation of the Loan Documents (including the reasonable fees and expenses of all of its special loan counsel, advisors, consultants and auditors retained in connection with the Loan Documents and the Related Transactions and advice in connection therewith). Borrower shall reimburse Agent (and, with respect to clauses (c) and (d) below, all Lenders) for all fees, costs and expenses, including the reasonable fees, costs and expenses of counsel or other advisors (including environmental and management consultants and appraisers) for advice, assistance, or other representation in connection with:

                  (a) the forwarding to Borrower or any other Person on behalf of Borrower by Agent of the proceeds of the Loans;

                  (b) any amendment, modification or waiver of, or consent with respect to, any of the Loan Documents or Related Transactions Documents or advice in connection with the administration of the Loans made pursuant hereto or its rights hereunder or thereunder;

                  (c) any litigation, contest, dispute, suit, proceeding or action (whether instituted by Agent, any Lender, Borrower or any other Person and whether as a Party, witness or otherwise) in any way relating to the Collateral, any of the Loan Documents or any other agreement to be executed or delivered in connection therewith or herewith, whether as party, witness, or otherwise, including any litigation, contest, dispute, suit, case, proceeding or action, and any appeal or review thereof, in connection with a case commenced by or against Borrower or any other Person that may be obligated to Agent by virtue of the Loan Documents; including any such litigation, contest, dispute, suit, proceeding or action arising in connection with any work-out or restructuring of the Loans during the pendency of one or more Events of Default; provided that in the case of reimbursement of counsel for Lenders other than Agent, such reimbursement shall be limited to one counsel for all such Lenders;

                  (d) any attempt to enforce any remedies of Agent or any Lender against any or all of the Credit Parties or any other Person that may be obligated to Agent or any Lender by virtue of any of the Loan Documents; including any such attempt to enforce any such remedies in the course of any work-out or restructuring of the Loans during the pendency of one or more Events of Default; provided that in the case of reimbursement of counsel for Lenders other than Agent, such reimbursement shall be limited to one counsel for all such Lenders;

                  (e) any work-out or restructuring of the Loans during the pendency of one or more Events of Default;

                  (f) efforts to (i) monitor the Loans or any of the other Obligations, (ii) evaluate, observe or assess any of the Credit Parties or their respective affairs, and (iii) verify, protect, evaluate, assess, appraise, collect, sell, liquidate or otherwise dispose of any of the Collateral;

including, as to each of clauses (a) through (f) above, all attorneys' and other professional and service providers' fees arising from such services, including those in connection with any appellate proceedings; and all expenses, costs, charges and other fees incurred by such counsel and others in any way or respect arising in connection with or relating to any of the events or actions described in this Section 11.3 shall be payable, on demand, by Borrower to Agent. Without limiting the generality of the foregoing, such expenses, costs, charges and fees may include: fees, costs and expenses of accountants, environmental advisors, appraisers, investment bankers, management and other consultants and paralegals; court costs and expenses; photocopying and duplication expenses; court reporter fees, costs and expenses; long distance telephone charges; air express charges; telegram or telecopy charges; secretarial overtime charges; and expenses for travel, lodging and food paid or incurred in connection with the performance of such legal or other advisory services.

                  11.4. No Waiver. Agent's or any Lender's failure, at any time or times, to require strict performance by the Credit Parties of any provision of this Agreement and any of the other Loan Documents shall not waive, affect or diminish any right of Agent or such Lender thereafter to demand strict compliance and performance therewith. Any suspension or waiver of an Event of Default shall not suspend, waive or affect any other Event of Default whether the same is prior or subsequent thereto and whether the same or of a different type. Subject to the provisions of Section 11.2, none of the undertakings, agreements, warranties, covenants and representations of any Credit Party contained in this Agreement or any of the other Loan Documents and no Default or Event of Default by any Credit Party shall be deemed to have been suspended or waived by Agent or any Lender, unless such waiver or suspension is by an instrument in writing signed by an officer of or other authorized employee of Agent and the applicable required Lenders and directed to Borrower specifying such suspension or waiver.

                  11.5. Remedies. Agent's and Lenders' rights and remedies under this Agreement shall be cumulative and nonexclusive of any other rights and remedies which Agent or any Lender may have under any other agreement, including the other Loan Documents, by operation of law or otherwise. Recourse to the Collateral shall not be required.

                  11.6. Severability. Wherever possible, each provision of this Agreement and the other Loan Documents shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

                  11.7. Conflict of Terms. Except as otherwise provided in this Agreement or any of the other Loan Documents by specific reference to the applicable provisions of this Agreement, if any provision contained in this Agreement is in conflict with, or inconsistent with, any provision in any of the other Loan Documents, the provision contained in this Agreement shall govern and control.

                  11.8. Confidentiality. Agent and each Lender agree to use commercially reasonable efforts (equivalent to the efforts Agent or such Lender applies to maintain the confidentiality of its own confidential information) to maintain as confidential all confidential information provided to them by the Credit Parties and designated as confidential for a period of two (2) years following receipt thereof, except that Agent and each Lender may disclose such information (a) to Persons employed or engaged by Agent or such Lender in evaluating, approving, structuring or administering the Loans and the Commitments; (b) to any bona fide assignee or participant or potential assignee or participant that has agreed to comply with the covenant contained in this
Section 11.8 (and any such bona fide assignee or participant or potential assignee or participant may disclose such information to Persons employed or engaged by them as described in clause (a) above); (c) as required or requested by any Governmental Authority or reasonably believed by Agent or such Lender to be compelled by any court decree, subpoena or legal or administrative order or process; (d) as, on the advise of Agent's or such Lender's counsel, required by law; (e) in connection with the exercise of any right or remedy under the Loan Documents or in connection with any Litigation to which Agent or such Lender is a party; or (f) which ceases to be confidential through no fault of Agent or such Lender.

                  11.9. GOVERNING LAW. EXCEPT AS OTHERWISE EXPRESSLY PROVIDED IN ANY OF THE LOAN DOCUMENTS, IN ALL RESPECTS, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, THE

LOAN DOCUMENTS AND THE OBLIGATIONS SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND PERFORMED IN THAT STATE AND ANY APPLICABLE LAWS OF THE UNITED STATES OF AMERICA. EACH CREDIT PARTY HEREBY CONSENTS AND AGREES THAT THE STATE OR FEDERAL COURTS LOCATED IN NEW YORK COUNTY, CITY OF NEW YORK, NEW YORK, SHALL HAVE EXCLUSIVE JURISDICTION TO HEAR AND DETERMINE ANY CLAIMS OR DISPUTES BETWEEN THE CREDIT PARTIES, AGENT AND LENDERS PERTAINING TO THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS OR TO ANY MATTER ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS, PROVIDED, THAT AGENT, LENDERS AND THE CREDIT PARTIES ACKNOWLEDGE THAT ANY APPEALS FROM THOSE COURTS MAY HAVE TO BE HEARD BY A COURT LOCATED OUTSIDE OF NEW YORK COUNTY, CITY OF NEW YORK, NEW YORK, AND, PROVIDED, FURTHER NOTHING IN THIS AGREEMENT SHALL BE DEEMED OR OPERATE TO PRECLUDE AGENT FROM BRINGING SUIT OR TAKING OTHER LEGAL ACTION IN ANY OTHER JURISDICTION TO REALIZE ON THE COLLATERAL OR ANY OTHER SECURITY FOR THE OBLIGATIONS, OR TO ENFORCE A JUDGMENT OR OTHER COURT ORDER IN FAVOR OF AGENT. EACH CREDIT PARTY EXPRESSLY SUBMITS AND CONSENTS IN ADVANCE TO SUCH JURISDICTION IN ANY ACTION OR SUIT COMMENCED IN ANY SUCH COURT, AND EACH CREDIT PARTY HEREBY WAIVES ANY OBJECTION WHICH SUCH CREDIT PARTY MAY HAVE BASED UPON LACK OF PERSONAL JURISDICTION, IMPROPER VENUE OR FORUM NON CONVENIENS AND HEREBY CONSENTS TO THE GRANTING OF SUCH LEGAL OR EQUITABLE RELIEF AS IS DEEMED APPROPRIATE BY SUCH COURT. EACH CREDIT PARTY HEREBY WAIVES PERSONAL SERVICE OF THE SUMMONS, COMPLAINT AND OTHER PROCESS ISSUED IN ANY SUCH ACTION OR SUIT AND AGREES THAT SERVICE OF SUCH SUMMONS, COMPLAINTS AND OTHER PROCESS MAY BE MADE BY REGISTERED OR CERTIFIED MAIL ADDRESSED TO SUCH CREDIT PARTY AT THE ADDRESS SET FORTH IN ANNEX I OF THIS AGREEMENT AND THAT SERVICE SO MADE SHALL BE DEEMED COMPLETED UPON THE EARLIER OF SUCH CREDIT PARTY'S ACTUAL RECEIPT THEREOF OR THREE (3) DAYS AFTER DEPOSIT IN THE U.S. MAILS, PROPER POSTAGE PREPAID.

                  11.10. Notices. Except as otherwise provided herein, whenever it is provided herein that any notice, demand, request, consent, approval, declaration or other communication shall or may be given to or served upon any of the parties by any other parties, or whenever any of the parties desires to give or serve upon any other parties any communication with respect to this Agreement, each such notice, demand, request, consent, approval, declaration or other communication shall be in writing and shall be deemed to have been validly served, given or delivered (a) upon the earlier of actual receipt and three (3) Business Days after deposit in the United States Mail, registered or certified mail, return receipt requested, with proper postage prepaid, (b) upon transmission, when sent by telecopy or other similar facsimile transmission (with such telecopy or facsimile promptly confirmed by delivery of a copy by personal delivery or United States Mail as otherwise provided in this Section 11.10), (c) one (1) Business Day after deposit with a reputable overnight courier with all charges prepaid or (d) when delivered, if hand-delivered by messenger, all of which shall be addressed to the party to be notified and sent to the address or facsimile number indicated on Annex I or to such other address (or facsimile number) as may be substituted by notice given as herein provided. The giving of any notice required hereunder may be waived in writing by the party entitled to receive such notice. Failure or delay in delivering copies of any notice, demand, request, consent, approval, declaration or other communication to any Person (other than Borrower or Agent) designated on Annex I to receive copies shall in no way adversely affect the effectiveness of such notice, demand, request, consent, approval, declaration or other communication.

                  11.11. Section Titles. The Section titles and Table of Contents contained in this Agreement are and shall be without substantive meaning or content of any kind whatsoever and are not a part of the agreement between the parties hereto.

                  11.12. Counterparts. This Agreement may be executed in any number of separate counterparts, each of which shall collectively and separately constitute one agreement.

                  11.13. WAIVER OF JURY TRIAL. BECAUSE DISPUTES ARISING IN CONNECTION WITH COMPLEX FINANCIAL TRANSACTIONS ARE MOST QUICKLY AND ECONOMICALLY RESOLVED BY AN EXPERIENCED AND EXPERT PERSON AND THE PARTIES WISH APPLICABLE STATE AND FEDERAL LAWS TO APPLY (RATHER THAN ARBITRATION RULES), THE PARTIES DESIRE THAT THEIR DISPUTES BE RESOLVED BY A JUDGE APPLYING SUCH APPLICABLE LAWS. THEREFORE, TO ACHIEVE THE BEST COMBINATION OF THE BENEFITS OF THE JUDICIAL SYSTEM AND OF ARBITRATION, THE PARTIES HERETO WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT, OR PROCEEDING BROUGHT TO RESOLVE ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE, AMONG AGENT, LENDERS AND ANY CREDIT PARTY ARISING OUT OF, CONNECTED WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED AMONG THEM IN CONNECTION WITH, THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS OR THE TRANSACTIONS RELATED THERETO.

                  11.14. Press Releases. Each Credit Party executing this Agreement agrees that neither it nor its Affiliates will in the future issue any press releases or other public disclosure using the name of GE Capital or its Affiliates or referring to this Agreement, the other Loan Documents or the Related Transactions Documents without at least two (2) Business Days' prior notice to GE Capital and without the prior written consent of GE Capital unless (and only to the extent that) such Credit Party or Affiliate is required to do so under law and then, in any event, such Credit Party or Affiliate will consult with GE Capital before issuing such press release or other public disclosure. Without limiting the foregoing, GE Capital acknowledges that Borrower is required under the Securities and Exchange Act of 1934 to submit a timely report on form 8-K together with a full copy of this Agreement and certain of the other Loan Documents to the Securities and Exchange Commission; provided, however, that, unless GE Capital is afforded a reasonable period of time of at least two
(2) Business Days to review any such submission and make such redactions as it deems appropriate, no such submission shall include the name of GE Capital or any of its Affiliates. Each Credit Party consents to the publication by Agent or any

Lender of a tombstone or similar advertising material relating to the financing transactions contemplated by this Agreement. Agent or such Lender shall provide a draft of any such tombstone or similar advertising material to each Credit Party for review and comment prior to the publication thereof. Agent reserves the right to provide to industry trade organizations information necessary and customary for inclusion in league table measurements with Borrower's consent which shall not be unreasonably withheld or delayed.

                  11.15. Reinstatement. This Agreement shall remain in full force and effect and continue to be effective should any petition be filed by or against Borrower for liquidation or reorganization, should Borrower become insolvent or make an assignment for the benefit of any creditor or creditors or should a receiver or trustee be appointed for all or any significant part of Borrower's assets, and shall continue to be effective or to be reinstated, as the case may be, if at any time payment and performance of the Obligations, or any part thereof, is, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee of the Obligations, whether as a "voidable preference," "fraudulent conveyance," or otherwise, all as though such payment or performance had not been made. In the event that any payment, or any part thereof, is rescinded, reduced, restored or returned, the Obligations shall be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

                  11.16. Advice of Counsel. Each of the parties represents to each other party hereto that it has discussed this Agreement and, specifically, the provisions of Sections 11.9 and 11.13, with its counsel.

                  11.17. No Strict Construction. The parties hereto have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement.

                  11.18. Judgment Currency. Without limiting and in addition to the provisions of Section 1.1, if for the purposes of obtaining judgment in any court in any jurisdiction with respect to this Agreement or any other Loan Document to which any Credit Party is party it becomes necessary to convert into the currency of such jurisdiction (the "Judgment Currency") any amount due hereunder in any currency other than the Judgment Currency, then conversion shall be made at the rate of exchange prevailing on the Business Day before the day of which judgment is given. For this purpose, "rate of exchange" means the rate at which Agent would, on the relevant date at or about 12:00 noon (New York time), be prepared to sell a similar amount of such currency in New York against the Judgment Currency. In the event that there is a change in the rate of exchange prevailing between the Business Day before the day on which the judgment is given and the date of payment of the amount due, the applicable Credit Party shall, on the date of payment, pay such additional amounts (if any) as may be necessary to ensure that the amount paid on such date is the amount in the Judgment Currency which when converted at the rate of exchange prevailing on the date of payment is the amount then due under this Agreement or such other applicable Loan Document in such other currency. Any additional amount due from any Credit Party under this Section 11.18 will be due as a separate debt and shall not be affected by judgment being obtained for any other sums due under or in respect of any of the Loan Documents.

                  The following Persons are signatories to this Agreement in their capacity as Credit Parties and not as Borrowers.

                               THE WURLITZER COMPANY


                               By: /s/ DUANE KIMBLE
                                  -----------------
                               Name: Duane Kimble
                               Title: Vice President and Chief Financial Officer



                               BALDWIN TRADING COMPANY


                               By: /s/ DUANE KIMBLE
                                  -----------------
                               Name: Duane Kimble
                               Title: Vice President and Chief Financial Officer


                               THE BALDWIN PIANO COMPANY (CANADA) LIMITED


                               By: /s/ DUANE KIMBLE
                                  -----------------
                               Name: Duane Kimble
                               Title: Vice President and Chief Financial Officer

                  IN WITNESS WHEREOF, this Agreement has been duly executed as of the date first written above.

                       BALDWIN PIANO & ORGAN COMPANY


                       By: /s/ DUANE KIMBLE
                           -----------------
                           Duane Kimble
                           Executive Vice President and Chief Financial Officer



                       GENERAL ELECTRIC CAPITAL
                       CORPORATION, as Agent and Lender


                       By: /s/ CHARLES CHIODO
                           ------------------
                           Charles Chiodo
                           A Duly Authorized Signatory

                               EXHIBIT 1.1(a)(i)
                                       to
                                CREDIT AGREEMENT


  COMBINED NOTICE OF REVOLVING CREDIT ADVANCE AND COLLATERAL ACTIVITY REPORT -
                             (A/R ONLY ROLLFORWARD)

         Capitalized terms used herein which are defined in the Credit Agreement dated as of March 24, 2000 by and among the undersigned, the Lenders party thereto and GENERAL ELECTRIC CAPITAL CORPORATION, as Agent (including all annexes, schedules and exhibits, as amended, restated supplemented or otherwise modified, the "Credit Agreement") shall have the meanings therein defined. The Borrower hereby certifies that on the date hereof and on the borrowing date set forth below, and after giving effect to the Advances requested hereby: (i) there exists and there shall exist no Default or Event of Default under the Credit Agreement; (ii) the proceeds of the Advances will be used in accordance with Section ___ of the Credit Agreement; and (iii) each of the representations and warranties contained in the Credit Agreement and the other Loan Documents shall be true and correct. The Borrower acknowledges that this Notice is irrevocable.

------------------------------------------------------------------------------------------------------------------------------------
CLIENT AND ADDRESS       Baldwin Piano & Organ Co. NAME OF CONTACT                                     PHONE   (###) ###-####
                         4680 Parkway Drive                                                            FAX     (###) ###-####
                         Mason, OH 45040-5301
------------------------------------------------------------------------------------------------------------------------------------

            REQUEST DATE                                          AMOUNT
                         -------------------------                           --------------------------

------------------------------------------------------------------------------------------------------------------------------------
COLLATERAL AVAILABILITY INFORMATION
------------------------------------------------------------------------------------------------------------------------------------
GROSS A/R BALANCE - from previous request dated   MM/DD/YY                                         $ -
                                                                             --------------------------
   Plus: Sales (from MM/DD/YY to MM/DD/YY)                                 +                         -
                                                                             --------------------------
   Minus: Cash Receipts Applied (MM/DD/YY)                                 -                         -
                                                                             --------------------------
   Minus: Credit Memos (from MM/DD/YY to MM/DD/YY)                         -                         -
                                                                             --------------------------
   Minus: Discounts (from MM/DD/YY to MM/DD/YY)                            -                         -
                                                                             --------------------------
   Plus/Minus: Other Debits/Credits (from MM/DD/YY to MM/DD/YY)          +/-                         -
                                                                             --------------------------
             Explanation
                         ------------------------------------------------
A/R BALANCE (as of MM/DD/YY)                                                                       $ -
                                                                             --------------------------
   Less: Ineligibles (Borrowing Base Certificate dated MM/DD/YY)           -                         -
                                                                             --------------------------
   Eligible A/R                                                                                    $ -
                                                                             --------------------------
Available A/R                               85.0%                                                                               $ -
                                                                                                               ---------------------
Less: Dilution Reserve                       3.8%                                                                                 -
                                                                                                               ---------------------
                                                                                                               ---------------------
NET AVAILABLE ACCOUNTS RECEIVABLE                                                                            D                  $ -
                                                                                                               ---------------------

INVENTORY AVAILABILITY (Borrowing Base Certificate dated MM/DD/YY)                                           E                  $ -
                                                                                                               ---------------------

Fixed Assets Availability (Borrowing Base Certificate dated MM/DD/YY)                                        F                  $ -
                                                                                                               ---------------------

D + E + F                                                                                                    G                  $ -
                                                                                                               ---------------------

TOTAL AVAILABLE: LESSER OF: LINE G OR TOTAL CREDIT LINE ($40.0MM)                                                               $ -
                                                                                                               ---------------------
   Less: Revolver                                                                                            H                    -
                                                                                                               ---------------------
   Less: Outstanding Letters of Credit                                                                                            -
                                                                                                               ---------------------
   Less: Reserves (                    )                                                                                          -
                   --------------------                                                                        ---------------------
                  (                    )                                                                                          -
                   --------------------                                                                        ---------------------

EXCESS AVAILABILITY                                                                                                             $ -
                                                                                                               ---------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
LOAN BALANCE
------------------------------------------------------------------------------------------------------------------------------------
Revolver Balance (Line H From Last Request Dated MM/DD/YY)                                         $ -
                                                                             --------------------------
  Minus: Collections From Last to Current Request                                                    -
                                                                             --------------------------
  Plus: Current Amount Requested (From Above)                                                        -
                                                                             --------------------------
  Plus: Interest/Other (From MM/DD/YY to MM/DD/YY)                                                   -
                                                                             --------------------------
  Minus: Other (From MM/DD/YY to MM/DD/YY)                                                           -
                                                                             --------------------------
Revolver Balance After Advance                                                                               J                  $ -
------------------------------------------------------------------------------------------------------------------------------------

AUTHORIZATIONS                                                                         Phone                           Fax
Requested by:                                                                     (###) ###-####                  (###) ###-####
                         ------------------------------------------------    --------------------------        ---------------------
                                   Duly Authorized Signatory

The Borrower has caused this Request to be executed by its duly authorized officer as of the date and year first written above.

------------------------------------------------------------------------------------------------------------------------------------
                 Fax to: GE Capital  (203) 852-3690 ;         Phone:  (203) 852-3600
------------------------------------------------------------------------------------------------------------------------------------

                               EXHIBIT 1.1(a)(ii)
                                       to
                                CREDIT AGREEMENT

                             FORM OF REVOLVING NOTE

                                                                  March 24, 2000
                                                              New York, New York
                                                                  $40,000,000.00

                  FOR VALUE RECEIVED, the undersigned, BALDWIN PIANO & ORGAN COMPANY, a Delaware corporation ("Borrower"), HEREBY PROMISES TO PAY to the order of GENERAL ELECTRIC CAPITAL CORPORATION ("Lender"), at the offices of GENERAL ELECTRIC CAPITAL CORPORATION, a New York corporation, as Agent for Lenders ("Agent"), at its address at 800 Connecticut Avenue, Two North, Norwalk, CT 06854, or at such other place as Agent may designate from time to time in writing, in lawful money of the United States of America and in immediately available funds, the amount of FORTY MILLION DOLLARS AND NO CENTS ($40,000,000) or, if less, the aggregate unpaid amount of all Revolving Credit Advances made to the undersigned under the "Credit Agreement" (as hereinafter defined). All capitalized terms used but not otherwise defined herein have the meanings given to them in the Credit Agreement or in Annex A thereto.



                  This Revolving Note is one of the Revolving Notes issued pursuant to that certain Credit Agreement dated as of March 24, 2000 by and among Borrower, the other Persons named therein as Credit Parties, Agent, Lender and the other Persons signatory thereto from time to time as Lenders (including all annexes, exhibits and schedules thereto, and as from time to time amended, restated, supplemented or otherwise modified, the "Credit Agreement"), and is entitled to the benefit and security of the Credit Agreement, the Security Agreement and all of the other Loan Documents referred to therein. Reference is hereby made to the Credit Agreement for a statement of all of the terms and conditions under which the Loans evidenced hereby are made and are to be repaid. The date and amount of each Revolving Credit Advance made by Lenders to Borrower, the rates of interest applicable thereto and each payment made on account of the principal thereof, shall be recorded by Agent on its books; provided that the failure of Agent to make any such recordation shall not affect the obligations of Borrower to make a payment when due of any amount owing under the Credit Agreement or this Note in respect of the Revolving Credit Advances made by Lender to Borrower.



                  The principal amount of the indebtedness evidenced hereby shall be payable in the amounts and on the dates specified in the Credit Agreement, the terms of which are hereby incorporated herein by reference. Interest thereon shall be paid until such principal amount is paid in full at such interest rates and at such times, and pursuant to such calculations, as are specified in the Credit Agreement.

                  If any payment on this Revolving Note becomes due and payable on a day other than a Business Day, the maturity thereof shall be extended to the next succeeding Business Day and, with respect to payments of principal, interest thereon shall be payable at the then applicable rate during such extension.



                  Upon and after the occurrence of any Event of Default, this Revolving Note may, as provided in the Credit Agreement, and without demand, notice or legal process of any kind, be declared, and immediately shall become, due and payable.



                  Time is of the essence of this Revolving Note. Demand, presentment, protest and notice of nonpayment and protest are hereby waived by Borrower.



                  Except as provided in the Credit Agreement, this Revolving Note may not be assigned by Lender to any Person.



                  THIS REVOLVING NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND PERFORMED IN THAT STATE.





                                           BALDWIN PIANO & ORGAN COMPANY

                                               By: _____________________________
                                               Title: __________________________

                                 EXHIBIT 4.1(b)
                                       to
                                CREDIT AGREEMENT

================================================================================

                         BALDWIN PIANO & ORGAN COMPANY
                           BORROWING BASE CERTIFICATE


Pursuant to the Credit Agreement dated as of March [ ], 2000 by and among the undersigned, the other Credit Parties signatory thereto, GENERAL CAPITAL ELECTRIC CORPORATION as Agent and the Lenders party thereto (including all annexes, schedules and exhibits, as amended, restated, supplemented or otherwise modified, the "Credit Agreement"), the undersigned certifies that as of the close of business evidenced above, the Borrowing Base is computed as set forth on Schedule A hereto.

Borrower represents and warrants that this Borrowing Base Certificate is a true and correct statement and that the information contained herein is true and correct regarding the status of Eligible Accounts, Eligible Inventory, Eligible Raw Materials and Eligible Fixed Assets and that the amounts reflected herein are in compliance with the provisions of the Credit Agreement and the Schedules and Exhibits thereof. The Borrower further represents and warrants that there is no Default or Event of Default and all representations and warranties contained in the Credit Agreement and other Loan Documents are true and correct. The Borrower understands that General Electric Capital Corporation will extend loans in reliance upon the information contained herein.

Capitalized terms used herein and not otherwise defined herein shall have the meaning specified in the Credit Agreement.


   ACCOUNTS RECEIVABLE BORROWING BASE (SCHEDULE A)   MM/DD/YY
          Accounts Receivable Balance Per Aging                                  $              -
          Less Ineligibles                                                       $              -
          Net Eligible Accounts Receivable                                       $              -
          Advance Rate                                                                        85.0%
                                                                                 -------------------
          Available Accounts Receivable                                          $              -
          Less Dilution Reserve
          Net Available Accounts Receivable                                      $              -
                                                                                 ===================

   INVENTORY BORROWING BASE (SCHEDULE B)             MM/DD/YY
          Raw Materials Per Perpetual                                            $              -
          Less Ineligibles                                                       $              -
          Eligible Raw Materials                                                 $              -
          Advance Rate                                                                        55.0%
                                                                                 -------------------
          Available Raw Materials                                                $              -
                                                                                 ===================

          Music Inventory Per Perpetual                                          $              -
          Less Ineligibles                                                       $              -
          Net Eligible Music Inventory At Net Wholesale Dealer Cost              $              -
          Advance Rate                                                                        56.5%
                                                                                 -------------------
          Available Music Inventory                                              $              -
                                                                                 ===================

          Total Available Inventory                                              $              -
                                                                                 ===================

   FIXED ASSETS AVAILABILITY
          FMV Eligible Fixed Assets                                              $              -
                                                                                 -------------------
          Advance Rate                                                                        50.0%
                                                                                 -------------------
          Available Fixed Assets (Lesser of FMV at 50% Advance Rate and $3.0MM)  $              -
                                                                                 -------------------
          Less $375M at End of Each Fiscal Quarter Beginning 6/30/01             $              -
                                                                                 -------------------
          Net Available Fixed Assets                                             $              -
                                                                                 -------------------

   BORROWING BASE AVAILABILITY BEFORE RESERVES                                   $              -
                                                                                 -------------------
   Less:  Reserves for Prior Claims (Schedule C)                                 $              -
                                                                                 -------------------
   Less:  Reserves For Past Due Trade Payables (As Per Schedule 3.25)            $              -
                                                                                 -------------------
   Less:  Other Reserves (Landlord Waiver Reserve)                               $              -
                                                                                 -------------------

   BORROWING BASE AVAILABILITY AFTER RESERVES                                    $              -
                                                                                 ===================

   Less:  Revolver Outstandings                                                  $              -
                                                                                 -------------------
             Letters of Credit Outstanding                                       $              -
                                                                                 -------------------

   EXCESS AVAILABILITY                                                           $              -
                                                                                 ===================


   BALDWIN PIANO & ORGAN COMPANY                                              By
                                                                                 ------------------------------------
                                                                                      Duly Authorized Signature

===============================================================================

--------------------------------------------------------------------------------
SCHEDULE A
ACCOUNTS RECEIVABLE BORROWING BASE

ACCOUNTS RECEIVABLE BALANCE PER AGING AS OF          MM/DD/YY                              $          -
                                                                                           --------------
Less:         Past Due (Over 60 Days)                                        $          -
                                                                             --------------
              50% Rule
                                                                             --------------
              Credit Balances > 60
                                                                             --------------
              DFS Receivable
                                                                             --------------
              Foreign (Not Backed By L/C)
                                                                             --------------
              Government
                                                                             --------------
              Contra Accounts
                                                                             --------------
              Finance Charges
                                                                             --------------
              Bankruptcy Accounts
                                                                             --------------
              Intercompany
                                                                             --------------
              Past Due > Total
                                                                             --------------
              Unreconciled Variance To G/L
                                                                             --------------
              Other (Extended Terms)
                                                                             --------------
Total Ineligible A/R                                                                       $          -
                                                                                           --------------
Eligible Accounts Receivable
                                                                                           --------------
Less:  Biasco A/R Exceeding 20% (Note 1)
                                                                                           --------------
Less:  Canadian A/R Exceeding 10% (Note 2)
                                                                                           --------------
Net Eligible Accounts Receivable
                                                                                           --------------
Available A/R                                        85.0%
                                                                                           --------------
Less: Dilution Reserve                                3.8%
                                                                                           --------------
NET AVAILABLE ACCOUNTS RECEIVABLE                                                          $          -
                                                                                           --------------


(Note 1)
Biasco Accounts Receivable                           $          -
                                                     --------------
% of Total Eligible Accounts Receivable
                                                     --------------
Value of Percentage Exceeding 20%                    $          -
                                                     --------------

(Note 2)
Canadian Accounts Receivable in CDN$                 $          -
                                                     --------------
Current Exchange Rate     CDN$x.xx = US$1.00                     xx
Canadian Accounts Receivable in US$                  $          -
                                                     --------------

                                                     --------------
% of Total Eligible Accounts Receivable
                                                     --------------
Value of Percentage Exceeding 10%                    $          -

--------------------------------------------------------------------------------

-------------------------------------------------------------------------------
SCHEDULE B
INVENTORY BORROWING BASE


MUSIC RAW MATERIALS INVENTORY AT STANDARD COST PER PERPETUAL AS OF       MM/DD/YY           $       -
                                                                                            -----------
Less:       Raw Materials Excluding Eligible Raw Material Consisting of
                 Pre-Cut Panels, Raw Lumber and Pre-Cut Veneer                    $      -
                                                                                  ----------
Total Ineligible Music Raw Materials                                                                -
                                                                                            -----------
                                                                                            -----------
Eligible Music Raw Materials Inventory                                                              -
                                                                                            -----------
                                                                                            -----------
Available Music Raw Materials Inventory                                     55.0%           $       -
                                                                                            -----------


MUSIC INVENTORY AT STANDARD COST PER PERPETUAL AS OF                     MM/DD/YY           $       -
                                                                                            -----------
Less:       WIP                                                                   $      -
                                                                                  ----------
            Completed Assemblies                                                         -
                                                                                  ----------
            Advertising & Other                                                          -
                                                                                  ----------
            Finished Goods In-Transit Not Supported By L/C                               -
                                                                                  ----------
            Consigned Inventory                                                          -
                                                                                  ----------
            Factory Repairs (Electronic In-Transit/Acoustic)                             -
                                                                                  ----------
            Locations < $100M                                                            -
                                                                                  ----------
            Outside Processors (QRS)                                                     -
                                                                                  ----------
Total Ineligible Inventory                                                                  $       -
                                                                                            -----------
Eligible Music Inventory at Standard Cost                                                           -
                                                                                            -----------
Less: Factory Repairs/Slow Moving Goods In Excess of 20% (Note 1)                                   -
                                                                                            -----------
Net Eligible Inventory at Standard Cost                                                             -
                                                                                            -----------
Eligible Music Inventory at Net Wholesale Dealer Cost                      x 1.35                   -
                                                                                            -----------
Available Music Inventory                                                   56.5%           $       -
                                                                                            -----------

Total Available Inventory                                                                   $       -
                                                                                            -----------




Note 1

Factory Repairs at Standard Cost                                       $       -
                                                                       -----------
Slow Moving Goods at Standard Cost                                     $       -
                                                                       -----------
Total                                                                  $       -
                                                                       -----------

% of Total Eligible Music Inventory at Standard Cost                           -
                                                                       -----------
Value of Percentage Exceeding 20%                                      $       -
                                                                       -----------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
SCHEDULE C
RESERVE FOR PRIOR CLAIMS (CANADA ONLY)


LIST OF RESERVES TO BE DEDUCTED FROM THE BORROWING BASE*

                                                                       CDN DOLLAR               US DOLLAR
                                                                       ----------               ---------
Accrued employee income tax deductions /
              witholdings not yet remitted                            $         -
                                                                      -------------            ------------

Goods and Services Tax required to be
              collected and not yet remitted                          $         -
                                                                      -------------            ------------

Provincial Sales Tax required to be collected
              but not yet remitted                                    $         -
                                                                      -------------            ------------

Accrued employee health taxes not yet remitted                        $         -
                                                                      -------------            ------------

Municipal and business taxes due and unpaid                           $         -
                                                                      -------------            ------------

Workers compensation premiums / contributions                         $         -
                                                                      -------------            ------------

Accrued employee vacation pay not yet paid                            $         -
                                                                      -------------            ------------
              (25% of accrued vacation pay)

Canada Pension Plan and Provincial Pension Plan
              contributions required to be withheld
              and not yet remitted                                    $         -
                                                                      -------------            ------------

Unemployment insurance premiums required
              to be withheld and not yet remitted                     $         -
                                                                      -------------            ------------

Other Prior Claims                                                    $         -
                                                                      -------------            ------------

Reserve for Lease Rentals                                             $         -
                                                                      -------------            ------------

Other Reserves                                                        $         -
                                                                      -------------            ------------

                                                 TOTAL RESERVES:      $         -
                                                                      -------------            ------------


* All amounts should include accrued amounts, regardless of whether yet due and payable
-------------------------------------------------------------------------------

                                 EXHIBIT 9.1(a)
                                       to
                                CREDIT AGREEMENT

                          FORM OF ASSIGNMENT AGREEMENT

This Assignment Agreement (this "Agreement") is made as of ___________ __, ____ by and between __________________ ("Assignor Lender") and ________________________ ("Assignee Lender") and acknowledged and consented to by GENERAL ELECTRIC CAPITAL CORPORATION, as agent ("Agent"). All capitalized terms used in this Agreement and not otherwise defined herein will have the respective meanings set forth in the Credit Agreement as hereinafter defined.

                                   RECITALS:

                  WHEREAS, Baldwin Piano & Organ Company, a Delaware corporation, the other Credit Parties signatory thereto, Agent, Assignor Lender and other Persons signatory thereto as Lenders have entered into that certain Credit Agreement dated as of March 24, 2000 (as amended, restated, supplemented or otherwise modified from time to time, the "Credit Agreement") pursuant to which Assignor Lender has agreed to make certain Loans to, and incur certain Letter of Credit Obligations for, Borrowers;



                  WHEREAS, Assignor Lender desires to assign to Assignee Lender [all/a portion] of its interest in the Loans (as described below), the Letter of Credit Obligations and the Collateral and to delegate to Assignee Lender [all/a portion] of its Commitments and other duties with respect to such Loans, Letter of Credit Obligations and Collateral;



                  WHEREAS, Assignee Lender desires to become a Lender under the Credit Agreement and to accept such assignment and delegation from Assignor Lender; and



                  WHEREAS, Assignee Lender desires to appoint Agent to serve as agent for Assignee Lender under the Credit Agreement.



                  NOW, THEREFORE, in consideration of the premises and the agreements, provisions, and covenants herein contained, Assignor Lender and Assignee Lender agree as follows:

1.       ASSIGNMENT, DELEGATION, AND ACCEPTANCE

                  1.1. Assignment. Assignor Lender hereby transfers and assigns to Assignee Lender, without recourse and without representations or warranties of any kind (except as set forth in Section 3.2), [all/such percentage] of Assignor Lender's right, title, and interest in the Loans, Letter of Credit Obligations, Loan Documents and Collateral as will result in Assignee Lender having as of the Effective Date (as hereinafter defined) a Pro Rata Share thereof, as follows:


        Assignee Lender's Loans                    Principal Amount                        Pro Rata Share
        -----------------------                    ----------------                        --------------
Revolving Loan                                       $____________                              ____%

                  1.2. Delegation. Assignor Lender hereby irrevocably assigns and delegates to Assignee Lender [all/a portion] of its Commitments and its other duties and obligations as a Lender under the Loan Documents equivalent to [100%/___%] of Assignor Lender's Revolving Loan Commitment (such percentage representing a commitment of $ ___________).



                  1.3. Acceptance by Assignee Lender. By its execution of this Agreement, Assignee Lender irrevocably purchases, assumes and accepts such assignment and delegation and agrees to be a Lender with respect to the delegated interest under the Loan Documents and to be bound by the terms and conditions thereof. By its execution of this Agreement, Assignor Lender agrees, to the extent provided herein, to relinquish its rights and be released from its obligations and duties under the Credit Agreement.



                  1.4. Effective Date. Such assignment and delegation by Assignor Lender and acceptance by Assignee Lender will be effective and Assignee Lender will become a Lender under the Loan Documents as of [the date of this Agreement] ("Effective Date") and upon payment of the Assigned Amount and the Assignment Fee (as each term is defined below). [Interest and Fees accrued prior to the Effective Date are for the account of Assignor Lender, and Interest and Fees accrued from and after the Effective Date are for the account of Assignee Lender.]

2.       INITIAL PAYMENT AND DELIVERY OF NOTES

                  2.1. Payment of the Assigned Amount. Assignee Lender will pay to Assignor Lender, in immediately available funds, not later than 12:00 noon (New York time) on the Effective Date, an amount equal to its Pro Rata Share of the then outstanding principal amount of the Loans as set forth above in Section
1.1 [together with accrued interest, fees and other amounts as set forth on
Schedule 2.1] (the "Assigned Amount").



                  2.2. Payment of Assignment Fee. [Assignor Lender and/or Assignee Lender] will pay to Agent, for its own account in immediately available funds, not later than 12:00 noon

(New York time) on the Effective Date, the assignment fee in the amount of $3,500 (the "Assignment Fee") as required pursuant to Section 9.1(a) of the Credit Agreement.



                  2.3. Execution and Delivery of Notes. Following payment of the Assigned Amount and the Assignment Fee, Assignor Lender will deliver to Agent the Notes previously delivered to Assignor Lender for redelivery to Borrowers and Agent will obtain from Borrowers for delivery to [Assignor Lender and] Assignee Lender, new executed Notes evidencing Assignee Lender's [and Assignor Lender's respective] Pro Rata Share[s] in the Loans after giving effect to the assignment described in Section 1. Each new Note will be issued in the aggregate maximum principal amount of the [applicable] Commitment [of the Lender to whom such Note is issued] OR [the Assignee Lender].



3.       REPRESENTATIONS, WARRANTIES AND COVENANTS

                  3.1. Assignee Lender's Representations, Warranties and Covenants. Assignee Lender hereby represents, warrants, and covenants the following to Assignor Lender and Agent:



                  (a) This Agreement is a legal, valid, and binding agreement of Assignee Lender, enforceable according to its terms;

                  (b) The execution and performance by Assignee Lender of its duties and obligations under this Agreement and the Loan Documents will not require any registration with, notice to, or consent or approval by any Governmental Authority;

                  (c) Assignee Lender is familiar with transactions of the kind and scope reflected in the Loan Documents and in this Agreement;

                  (d) Assignee Lender has made its own independent investigation and appraisal of the financial condition and affairs of each Credit Party, has conducted its own evaluation of the Loans and Letter of Credit Obligations, the Loan Documents and each Credit Party's creditworthiness, has made its decision to become a Lender to Borrowers under the Credit Agreement independently and without reliance upon Assignor Lender or Agent, and will continue to do so;



                  (e) Assignee Lender is entering into this Agreement in the ordinary course of its business, and is acquiring its interest in the Loans and Letter of Credit Obligations for its own account and not with a view to or for sale in connection with any subsequent distribution; provided, however, that at all times the distribution of Assignee Lender's property shall, subject to the terms of the Credit Agreement, be and remain within its control;

                  (f) No future assignment or participation granted by Assignee Lender pursuant to Section 9.1 of the Credit Agreement will require Assignor Lender, Agent, or Borrower to file any registration statement with the Securities and Exchange Commission or to apply to qualify under the blue sky laws of any state;

                  (g) Assignee Lender has no loans to, written or oral agreements with, or equity or other ownership interest in any Credit Party;

                  (h) Assignee Lender will not enter into any written or oral agreement with, or acquire any equity or other ownership interest in, any Credit Party without the prior written consent of Agent; and

                  (i) As of the Effective Date, Assignee Lender (i) is entitled to receive payments of principal and interest in respect of the Obligations without deduction for or on account of any taxes imposed by the United States of America or any political subdivision thereof, (ii) is not subject to capital adequacy or similar requirements under
         Section 1.18(a) of the Credit Agreement, and (iii) does not require the payment of any increased costs under Section 1.18(b) of the Credit Agreement, and Assignee Lender will indemnify Agent from and against all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, or expenses that result from Assignee Lender's failure to fulfill its obligations under the terms of Section 1.17(c) of the Credit Agreement or from any other inaccuracy in the foregoing.

                  3.2. Assignor Lender's Representations, Warranties and Covenants. Assignor Lender hereby represents, warrants and covenants the following to Assignee Lender:



                  (a) Assignor Lender is the legal and beneficial owner of the Assigned Amount;

                  (b) This Agreement is a legal, valid and binding agreement of Assignor Lender, enforceable according to its terms;

                  (c) The execution and performance by Assignor Lender of its duties and obligations under this Agreement and the Loan Documents will not require any registration with, notice to or consent or approval by any Governmental Authority;

                  (d) Assignor Lender has full power and authority, and has taken all action necessary to execute and deliver this Agreement and to fulfill the obligations hereunder and to consummate the transactions contemplated hereby;

                  (e) Assignor Lender is the legal and beneficial owner of the interests being assigned hereby, free and clear of any adverse claim, lien, encumbrance, security interest, restriction on transfer, purchase option, call or similar right of a third party; and

                  (f) This Assignment by Assignor Lender to Assignee Lender complies, in all material respects, with the terms of the Loan Documents.

4.       LIMITATIONS OF LIABILITY

                  Neither Assignor Lender (except as provided in Section 3.2) nor Agent makes any representations or warranties of any kind, nor assumes any responsibility or liability whatsoever, with regard to (a) the Loan Documents or any other document or instrument furnished pursuant thereto or the Loans, Letter of Credit Obligations or other Obligations, (b) the creation, validity, genuineness, enforceability, sufficiency, value or collectibility of any of them, (c) the amount, value or existence of the Collateral, (d) the perfection or priority of any Lien upon the Collateral, or (e) the financial condition of any Credit Party or other obligor or the performance or observance by any Credit Party of its obligations under any of the Loan Documents. Neither Assignor Lender nor Agent has or will have any duty, either initially or on a continuing basis, to make any investigation, evaluation, appraisal of, or any responsibility or liability with respect to the accuracy or completeness of, any information provided to Assignee Lender which has been provided to Assignor Lender or Agent by any Credit Party. Nothing in this Agreement or in the Loan Documents shall impose upon the Assignor Lender or Agent any fiduciary relationship in respect of the Assignee Lender.



5.       FAILURE TO ENFORCE

                  No failure or delay on the part of Agent or Assignor Lender in the exercise of any power, right, or privilege hereunder or under any Loan Document will impair such power, right, or privilege or be construed to be a waiver of any default or acquiescence therein. No single or partial exercise of any such power, right, or privilege will preclude further exercise thereof or of any other right, power, or privilege. All rights and remedies existing under this Agreement are cumulative with, and not exclusive of, any rights or remedies otherwise available.



6.       NOTICES

                  Unless otherwise specifically provided herein, any notice or other communication required or permitted to be given will be in writing and addressed to the respective party as set forth below its signature hereunder, or to such other address as the party may designate in writing to the other.



7.       AMENDMENTS AND WAIVERS

                  No amendment, modification, termination, or waiver of any provision of this Agreement will be effective without the written concurrence of Assignor Lender, Agent and Assignee Lender.

8.       SEVERABILITY

                  Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law. In the event any provision of this Agreement is or is held to be invalid, illegal, or unenforceable under applicable law, such provision will be ineffective only to the extent of such invalidity, illegality, or unenforceability, without invalidating the remainder of such provision or the remaining provisions of the Agreement. In addition, in the event any provision of or obligation under this Agreement is or is held to be invalid, illegal, or unenforceable in any jurisdiction, the validity, legality, and enforceability of the remaining provisions or obligations in any other jurisdictions will not in any way be affected or impaired thereby.

9.       SECTION TITLES


                  Section and Subsection titles in this Agreement are included for convenience of reference only, do not constitute a part of this Agreement for any other purpose, and have no substantive effect.

10.      SUCCESSORS AND ASSIGNS

                  This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

11.      APPLICABLE LAW

                  THIS AGREEMENT WILL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND PERFORMED IN THAT STATE.



12.      COUNTERPARTS

                  This Agreement and any amendments, waivers, consents, or supplements may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which, when so executed and delivered, will be deemed an original and all of which shall together constitute one and the same instrument.



                            [signature page follows]

         IN WITNESS WHEREOF, this Agreement has been duly executed as of the date first written above.


ASSIGNEE LENDER:                           ASSIGNOR LENDER:


------------------------------------       -------------------------------------


By:                                        By:
   ---------------------------------          ----------------------------------
Title:                                     Title:
      ------------------------------             -------------------------------

Notice Address:                            Notice Address:


------------------------------------       -------------------------------------

------------------------------------       -------------------------------------

------------------------------------       -------------------------------------



ACKNOWLEDGED AND CONSENTED TO:

AGENT:

GENERAL ELECTRIC CAPITAL
CORPORATION


By:
   ---------------------------------
Title:
      ------------------------------

BORROWER (TO THE EXTENT BORROWER'S CONSENT
IS REQUIRED PURSUANT TO SECTION 9.1 OF THE
CREDIT AGREEMENT):

BALDWIN PIANO & ORGAN COMPANY


By:
   ---------------------------------
Title:
      ------------------------------

                                  SCHEDULE 2.1

Assignor Lender's Loans

Principal Amount

Revolving Loan                      $
                                     ----------

Subtotal                            $
                                     ----------

Accrued Interest                    $
                                     ----------

Unused Line Fee                     $
                                     ----------

Other + or -                        $
                                     ----------

Total                               $
                                     ==========

All determined as of the Effective Date.

                               ANNEX A (RECITALS)
                                       TO
                                CREDIT AGREEMENT


                                  DEFINITIONS

                  Capitalized terms used in the Loan Documents shall have (unless otherwise provided elsewhere in the Loan Documents) the following respective meanings and all section references in the following definitions shall refer to Sections of the Agreement:

                  "Account Debtor" shall mean any Person who may become obligated to any Credit Party under, with respect to, or on account of, an Account.

                  "Accounts" shall mean all "accounts," as such term is defined in the Code, and all "claims" as such term is defined in the Quebec Civil Code, in each case, now owned or hereafter acquired by any Credit Party and, in any event, including (a) all accounts receivable, other receivables, book debts and other forms of obligations (other than forms of obligations evidenced by Chattel Paper, Documents or Instruments) now owned or hereafter received or acquired by or belonging or owing to any Credit Party, whether arising out of goods sold or services rendered by it or from any other transaction (including any such obligations which may be characterized as an account or contract right under the
Code), (b) all of each Credit Party's rights in, to and under all purchase orders or receipts now owned or hereafter acquired by it for goods or services,
(c) all of each Credit Party's rights to any goods represented by any of the foregoing (including unpaid sellers' rights of rescission, replevin, reclamation and stoppage in transit and rights to returned, reclaimed or repossessed goods),
(d) all monies due or to become due to any Credit Party, under all purchase orders and contracts for the sale of goods or the performance of services or both by such Credit Party or in connection with any other transaction (whether or not yet earned by performance on the part of such Credit Party) now or hereafter in existence, including the right to receive the proceeds of said purchase orders and contracts, and (e) all collateral security and guarantees of any kind, now or hereafter in existence, given by any Person with respect to any of the foregoing.

                  "Advance" shall mean any Revolving Credit Advance.

                  "Affiliate" shall mean, with respect to any Person, (a) each Person that, directly or indirectly, owns or controls, whether beneficially, or as a trustee, guardian or other fiduciary, five percent (5%) or more of the Stock having ordinary voting power in the election of directors of such Persons,
(b) each Person that controls, is controlled by or is under common control with such Person, (c) each of such Person's officers, directors, joint venturers and partners and (d) in the case of Borrower, the immediate family members, spouses and lineal descendants of individuals who are Affiliates of Borrower. For the purposes of this definition, "control" of a Person shall mean the possession, directly or indirectly, of the power to direct or cause the direction of its management or policies, whether through the ownership of voting securities, by contract or otherwise; provided, however, that the term "Affiliate" shall specifically exclude Agent and each Lender.

                  "Agent" shall mean GE Capital or its successor appointed pursuant to Section 9.7.

                  "Agreement" shall mean the Credit Agreement by and among Borrower, the other Credit Parties named therein, GE Capital, as Agent and Lender and the other Lenders from time to time party thereto, as the same may be amended, supplemented, restated or otherwise modified from time to time.

                  "Appendices" shall have the meaning assigned to it in the recitals to the Agreement.

                  "Applicable Index Margin" shall mean the per annum interest rate margin from time to time in effect and payable in addition to the Index Rate applicable to the Revolving Loan, as determined by reference to Section 1.5(a) of the Agreement.

                  "Applicable L/C Margin" shall mean the per annum fee, from time to time in effect, payable with respect to outstanding Letter of Credit Obligations as determined by reference to Section 1.5(a).

                  "Applicable Margins" shall mean collectively the Applicable L/C Margin and the Applicable Index Margin.

                  "Assignment Agreement" shall have the meaning assigned to it in Section 9.1(a).

                  "Baldwin Canada" shall mean The Baldwin Piano Company (Canada) Limited, a company organized under the laws of Canada and a wholly owned Subsidiary of Borrower.

                  "Baldwin Canada Guaranty" shall mean the Baldwin Canada Guarantee of even date herewith executed by Baldwin Canada in favor of Agent, on behalf of itself and Lenders.

                  "Baldwin Canada Security Agreement" shall mean the Baldwin Canada Security Agreement of even date herewith entered into between Agent, on its own behalf and on behalf of Lenders, and Baldwin Canada.

                  "Baldwin Trading" shall mean Baldwin Trading Company, an Ohio corporation and a wholly owned Subsidiary of Borrower.

                  "Borrower" shall have the meaning assigned thereto in the recitals to the Agreement.

                  "Borrower Accounts" shall have the meaning assigned to it in Annex C.

                  "Borrower Pledge Agreement" shall mean the Pledge Agreement of even date herewith executed by Borrower in favor of Agent, on behalf of itself and Lenders, pledging all Stock of its Subsidiaries, if any, and all Intercompany Notes owing to or held by it.

                  "Borrowing Availability" shall have the meaning assigned to it in Section 1.1(a)(i).

                  "Borrowing Base" shall mean, as of any date of determination by Agent, from time to time, an amount equal to the sum at such time of:

                  (a) eighty-five percent (85%) of the book value of Borrower's and Baldwin Canada's Eligible Accounts, in each case less any Reserves established by Agent at such time; provided, however, that, for all purposes hereunder, the book value of any Eligible Accounts payable in Canadian Dollars on each date which a Borrowing Base Certificate is required to be delivered, as of last Business Day of each month and as of such more frequent times as Agent shall notify Borrower, shall equal the Equivalent U.S. $ Amount of the book value in Canadian Dollars of such Eligible Accounts; provided further, however, that, in no event shall the aggregate book value of all Eligible Accounts payable in Canadian Dollars (as calculated in the preceding proviso) exceed ten percent (10%) of the aggregate book value of all Eligible Accounts;

                  (b) fifty-six and five-tenths percent (56.5%) of the book value of Borrower's and Baldwin Trading's Eligible Inventory valued at the Net Wholesale Dealer cost, in each case less any Reserves established by Agent in its reasonable credit judgment at such time;

                  (c) fifty-five percent (55%) of Borrower's Eligible Raw Materials, valued on a first-in, first-out basis (at the lower of cost or market), less any Reserves established by Agent at such time; and

                  (d) the sum of (i) the lesser of (A) $3,000,000 and (B) fifty percent (50%) of the fair market value of Eligible Fixed Assets, in each case less any Reserves established by Agent at such time minus
         (ii) the sum of (x) $375,000 commencing on the last Business Day of the Fiscal Quarter ending June 30, 2001, and (y) $375,000 on the last Business Day of each Fiscal Quarter thereafter.

                  "Borrowing Base Certificate" shall mean a certificate to be executed and delivered from time to time by the Chief Financial Officer of Borrower (or other authorized officer of Borrower acceptable to Agent) in the form attached to the Agreement as Exhibit 4.1(b).

                  "Business Day" shall mean any day that is not a Saturday, a Sunday or a day on which banks are required or permitted to be closed in the State of New York.

                  "Canadian Benefit Plans" means all material employee benefit plans of any nature or kind whatsoever that are not Canadian Pension Plans and are maintained or contributed to by any Credit party having employees in Canada.

                  "Canadian Dollars" and the sign "Cdn.$" shall mean the lawful money of Canada.

                  "Canadian Pension Plans" means each plan which is considered to be a pension plan for the purposes of any applicable pension benefits standards statute and/or regulation in Canada established, maintained or contributed to by any Credit Party for its employees or former employees.

                  "Capital Expenditures" shall mean, with respect to any Person, all expenditures (by the expenditure of cash or the incurrence of Indebtedness) by such Person during any measuring period for any fixed assets or improvements or for replacements, substitutions or additions thereto, that have a useful life of more than one year and that are required to be capitalized under GAAP.

                  "Capital Lease" shall mean, with respect to any Person, any lease of any property (whether real, personal or mixed) by such Person as lessee that, in accordance with GAAP, would be required to be classified and accounted for as a capital lease on a balance sheet of such Person.

                  "Capital Lease Obligation" shall mean, with respect to any Capital Lease of any Person, the amount of the obligation of the lessee thereunder that, in accordance with GAAP, would appear on a balance sheet of such lessee in respect of such Capital Lease.

                  "Cash Equivalents" shall have the meaning assigned to it in Annex B.

                  "Cash Management Systems" shall have the meaning assigned to it in Section 1.8.

                  "Change of Control" means any of the following: (a) any person or group of persons (within the meaning of the Securities Exchange Act of 1934, as amended) shall have acquired beneficial ownership (within the meaning of Rule 13d-3 promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended) of thirty-five percent (35%) or more of the issued and outstanding shares of capital Stock of Borrower having the right to vote for the election of directors of Borrower under ordinary circumstances; (b) during any period of twelve consecutive calendar months, individuals who at the beginning of such period constituted the board of directors of Borrower (together with any new directors whose election by the board of directors of Borrower or whose nomination for election by the stockholders of Borrower was approved by a vote of at least two thirds of the directors then still in office who either were directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason other than death or disability to constitute a majority of the directors then in office, or (c) Borrower shall cease to own and control all of the economic and voting rights associated with all of the outstanding capital Stock of any of its Subsidiaries.

                  "Charges" shall mean all federal, state, county, city, municipal, local, foreign or other governmental taxes (including taxes owed to the PBGC at the time due and payable), levies, assessments, charges, liens, claims or encumbrances upon or relating to (a) the Collateral, (b) the Obligations, (c) the employees, payroll, income or gross receipts of any Credit Party, (d) any Credit Party's ownership or use of any properties or other assets, or (e) any other aspect of any Credit Party's business.

                  "Chattel Paper" shall mean any "chattel paper," as such term is defined in the Code, now owned or hereafter acquired by any Credit Party, wherever located.

                  "Closing Date" shall mean March 24, 2000.

                  "Closing Checklist" shall mean the schedule, including all appendices, exhibits or schedules thereto, listing certain documents and information to be delivered in connection with the Agreement, the other Loan Documents and the transactions contemplated thereunder, substantially in the form attached hereto as Annex D.

                  "Code" shall mean the Uniform Commercial Code as the same may, from time to time, be enacted and in effect in the State of New York; provided, however, in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection or priority of Agent's or any Lender's security interest in any Collateral is governed by the Uniform Commercial Code as enacted and in effect in a jurisdiction other than the State of New York or by foreign personal property security laws as enacted and in effect in a foreign jurisdiction, the term "Code" shall mean the Uniform Commercial Code or such foreign personal property security laws as enacted and in effect in such other jurisdiction solely for purposes of the provisions hereof relating to such attachment, perfection or priority and for purposes of definitions related to such provisions.

                  "Collateral" shall mean the property covered by the Security Agreement, the Mortgages and the other Collateral Documents and any other property, real or personal, tangible or intangible, now existing or hereafter acquired, that may at any time be or become subject to a security interest or Lien in favor of Agent, on behalf of itself and Lenders, to secure the Obligations.

                  "Collateral Documents" shall mean the Security Agreement, the Pledge Agreements, the Guaranties, the Patent Security Agreement, the Trademark Security Agreement, the Copyright Security Agreement, the Baldwin Canada Security Agreement, the Mortgages and all similar agreements entered into guaranteeing payment of, or granting a Lien upon property as security for payment of, the Obligations.

                  "Collateral Reports" shall mean the reports with respect to the Collateral referred to in Annex F.

                  "Collection Account" shall mean that certain account of Agent, account number 502-328-54 in the name of Agent at Bankers Trust Company in New York, New York or such other account as Agent shall specify.

                  "Commitments" shall mean (a) as to any Revolving Lender, the aggregate commitment of such Revolving Lender to make Revolving Credit Advances and/or incur Letter of Credit Obligations as set forth on Annex J to the Agreement or in the most recent Assignment Agreement executed by such Revolving Lender and (b) as to all Revolving Lenders, the aggregate commitment of all Revolving Lenders to make Revolving Credit Advances and/or incur Letter of Credit Obligations, which aggregate commitment shall be Forty Million Dollars ($40,000,000) on the Closing Date, as to each of clauses (a) and (b), as such commitments may be reduced or adjusted, if at all, from time to time in accordance with the Agreement.

                  "Commitment Termination Date" shall mean the earliest of (a) March 24, 2003, (b) the date of termination of Lenders' obligations to make Advances and/or incur Letter of Credit Obligations or permit existing Loans to remain outstanding pursuant to Section 8.2(b), and (c) the date of indefeasible prepayment in full by Borrower of the Loans and the cancellation and return (or stand-by guarantee) of all Letters of Credit or the cash collateralization of all Letter of Credit Obligations pursuant to Annex B, and the permanent reduction of the Commitment to zero dollars ($0).

                  "Compliance Certificate" shall have the meaning assigned to it in Annex E.

                  "Concentration Account" shall have the meaning assigned to it in Annex C.

                  "Contracts" shall mean all "contracts," as such term is defined in the Code, now owned or hereafter acquired by any Credit Party, in any event, including all contracts, undertakings, or agreements (other than rights evidenced by Chattel Paper, Documents or Instruments) in or under which any Credit Party may now or hereafter have any right, title or interest, including any agreement relating to the terms of payment or the terms of performance of any Account.

                  "Control Letter" means a letter agreement between Agent and
(i) the issuer of uncertificated securities with respect to uncertificated securities in the name of any Credit Party, (ii) a securities intermediary with respect to securities, whether certificated or uncertificated, securities entitlements and other financial assets held in a securities account in the name of any Credit Party, (iii) a futures commission merchant or clearing house with respect to commodity accounts and commodity contracts held by any Credit Party, whereby, among other things, the issuer, securities intermediary or futures commission merchant disclaims any security interest in the applicable financial assets, acknowledges the Lien of Agent, on behalf of itself and Lenders, on such financial assets, and agrees to follow the instructions or entitlement orders of Agent without further consent by the affected Credit Party.

                  "Copyright License" shall mean any and all rights now owned or hereafter acquired by any Credit Party under any written agreement granting any right to use any Copyright or Copyright registration.

                  "Copyright Security Agreements" shall mean the Copyright Security Agreements made in favor of Agent, on behalf of itself and Lenders, by each applicable Credit Party.

                  "Copyrights" shall mean all of the following now owned or hereafter acquired by any Credit Party: (a) all copyrights and General Intangibles of like nature (whether registered or unregistered), now owned or existing or hereafter adopted or acquired, all registrations and recordings thereof, and all applications in connection therewith, including all registrations, recordings and applications in the United States Copyright Office or in any similar office or agency of the United States, any state or territory thereof, or any other country or any political subdivision thereof, and (b) all reissues, extensions or renewals thereof.

                  "Credit Parties" shall mean Borrower and Guarantors, and each of their respective Subsidiaries party to a Collateral Document.

                  "Default" shall mean any event which, with the passage of time or notice or both, would, unless cured or waived, become an Event of Default.

                  "Default Rate" shall have the meaning assigned to it in
Section 1.5(d).

                  "Design License" means rights under any written agreement now owned or hereafter acquired by any Credit Party granting any right to use any Design.

                  "Designs" means the following now owned or hereafter acquired by any Credit Party: (a) all industrial designs, design patents and other designs now owned or existing or hereafter adopted or acquired, all registrations and recordings thereof and all applications in connection therewith including all registrations, recordings and applications in the Canadian Industrial Designs Office or any similar office in any country and all records thereof and (b) all reissues, extensions or renewals thereof.

                  "Designated Mortgaged Properties" shall mean, collectively, the Mortgaged Properties located at Conway, Arkansas and Truman, Arkansas.

                  "DFS" means Deutsche Financial Services Corporation, a Nevada Corporation.

                  "DFS Accounts and Repossession Lien" shall mean a lien in favor of DFS on all KAC Accounts (as defined in the DFS Accounts Receivable Purchase Agreement and Promissory Note) which have been transferred to Borrower pursuant to the DFS Accounts Receivable Purchase Agreement and Promissory Note, in each case so long as and to the extent that (i) collections therefrom are applied to the payment of obligations owing by Borrower to KAC under the DFS Accounts Receivable Purchase Agreement and Promissory Note, and (ii) a lien thereon is granted in favor of DFS pursuant to the DFS Accounts Receivable Purchase Agreement and Promissory Note.

                  "DFS Accounts Receivable Purchase Agreement and Promissory Note" means that certain Accounts Receivable Purchase Agreement and Promissory Note dated as of March 10, 2000 by and among Borrower, DFS, KAC and SLC and executed pursuant to the KAC Sale Agreement, as such agreement may be amended, supplemented or otherwise modified in accordance with Section 6.19.

                  "DFS Consignment Lien" shall mean a lien in favor of DFS on Inventory of DFS consigned to Borrower consisting of pianos consigned to concert halls, universities and artists, and the related proceeds thereof realized upon a foreclosure thereof, in each case to the extent subject to a Lien in favor of DFS under the DFS Inventory Purchase and Consignment Agreement.

                  "DFS Intercreditor Agreement" means that certain Intercreditor Agreement dated as of even date herewith by and between Agent, for the benefit of itself and Lenders, and DFS.

                  "DFS Inventory Purchase and Consignment Agreement" means that certain Amended and Restated DFS Inventory Purchase and Assignment Agreement dated as of June 30, 1998 by and between Borrower and DFS, as amended by Amendments dated April 26, 1999 and January 13, 2000, respectively, and the amendment entered into and delivered pursuant to Section DD of Annex B, as such Agreement may be further amended, supplemented or otherwise modified in accordance with Section 6.19.

                  "DFS Repossession and Sale Agreement" means that certain Repossession and Sale Agreement dated as of March 10, 2000 by and among Borrower, DFS, KAC and SLC and executed pursuant to the KAC Sale Agreement, as such agreement may be amended, supplemented or otherwise modified in accordance with Section 6.19.

                  "DFS Vendor Agreements" means, collectively, (i) the Vendor Agreement dated as of May 21, 1997 by and between DFS and Borrower as amended by that certain Recourse Addendum dated as of May 30, 1997 and that certain Recourse Addendum dated as of October 25, 1997, and (ii) the Vendor Agreement dated as of May 30, 1997 by and between Deutsche Financial Services, a division of Deutsche Bank Canada, and Borrower, in each case as such agreements may be amended, supplemented or otherwise modified in accordance with Section 6.19.

                  "Disbursement Accounts" shall have the meaning assigned to it on Annex C.

                  "Disclosure Schedules" shall mean the Schedules prepared by Borrower and denominated as Disclosure Schedules 1.4 through 6.7 in the Index to the Agreement.

                  "Documents" shall mean any "documents," as such term is defined in the Code, now owned or hereafter acquired by any Credit Party, wherever located.

                  "Dollars" or "$" shall mean lawful currency of the United States of America.

                  "Draft Audited Statements" shall mean the draft consolidated and consolidating balance sheets at December 31, 1999 and related statements of income and cash flows of Borrower and its Subsidiaries for the Fiscal Year then ended and delivered to Agent on the Closing Date.

                  "EBITDA" shall mean, with respect to any Person for any fiscal period, an amount equal to (a) consolidated net income of such Person for such period, minus (b) the sum of (i) any provisions for income tax credits, (ii) interest income, (iii) gain from extraordinary items for such period, (iv) any aggregate net gain (but not any aggregate net loss) during such period arising from the sale, exchange or other disposition of capital assets by such Person (including any fixed assets, whether tangible or intangible, all inventory sold in conjunction with the disposition of fixed assets and all securities), (v) any credits to reserves established to account for last-in-first-out Inventory in accordance with GAAP, and (vi) any other non-cash gains which have been added in determining consolidated net income, in each case to the extent included in the calculation of consolidated net income of such Person for such period in accordance with GAAP, but without duplication, plus (c) the sum of (i) any provision for income taxes, (ii) Interest Expense, (iii) loss from extraordinary items for such period, (iv) the amount of non-cash charges (including depreciation and amortization) for such period, (v) amortized debt discount for such period, (vi) any charges to reserves established to account for last-in-first-out Inventory in accordance with GAAP and (vii) the amount of any deduction to consolidated net income as the result of any grant to any members of the management of such Person of any Stock, in each case to the extent included in the calculation of consolidated net income of such Person for such period in accordance with GAAP, but without duplication. For purposes of this definition, the following items shall be excluded in determining consolidated net income of a Person: (1) the income (or deficit) of any other Person accrued prior to the date it became a Subsidiary of, or was merged or consolidated into, such Person or any of such Person's Subsidiaries; (2) the income (or deficit) of any other Person (other than a Subsidiary) in which such Person has an ownership interest, except to the extent any such income has actually been received by such Person in the form of cash dividends or distributions; (3) the undistributed earnings of any Subsidiary of such Person to the extent that the declaration or payment of dividends or similar distributions by such Subsidiary is not at the time permitted by the terms of any contractual obligation or requirement of law applicable to such Subsidiary; (4) any restoration to income of any contingency reserve, except to the extent that provision for such reserve was made out of income accrued during such period; (5) any write-up of any asset; (6) any net gain from the collection of the proceeds of life insurance policies; (7) any net gain arising from the acquisition of any securities, or the extinguishment, under GAAP, of any Indebtedness, of such Person, (8) in the case of a successor to such Person by consolidation or merger or as a transferee of its assets, any earnings of such successor prior to such consolidation, merger or transfer of assets, and (9) any deferred credit representing the excess of equity in any Subsidiary of such Person at the date of acquisition of such Subsidiary over the cost to such Person of the investment in such Subsidiary.

                  "Eligible Accounts" shall have the meaning assigned to it in
Section 1.6 of the Agreement.

                  "Eligible Fixed Assets" shall have the meaning assigned to it in Section 1.9 of this Agreement.

                  "Eligible Inventory" shall have the meaning assigned to it in
Section 1.7 of the Agreement.

                  "Eligible Raw Materials" shall have the meaning assigned to it in Section 1.8 of this Agreement.

                  "Environmental Laws" shall mean all applicable federal, state, local and foreign laws, statutes, ordinances, codes, rules, standards, orders-in-council and regulations, now or hereafter in effect, and in each case as amended or supplemented from time to time, and any applicable judicial or administrative interpretation thereof, including any applicable judicial or administrative order, consent decree, order or judgment, imposing on any Credit Party or any of its Subsidiaries liability or standards of conduct for or relating to the regulation and protection of human health, safety, the environment and natural resources (including ambient air, surface water, groundwater, wetlands, land surface or subsurface strata, wildlife, aquatic species and vegetation). Environmental Laws include the Comprehensive Environmental Response, Compensation, and Liability Act of 1980 (42 U.S.C. sections 9601 et seq.) ("CERCLA"); the Hazardous Materials Transportation Authorization Act of 1994 (49 U.S.C. sections 5101 et seq.); the Federal Insecticide, Fungicide, and Rodenticide Act (7 U.S.C. sections 136 et seq.); the Solid Waste Disposal Act (42 U.S.C. sections 6901 et seq.); the Toxic Substance Control Act (15 U.S.C. sections 2601 et seq.); the Clean Air Act (42 U.S.C. sections 7401 et seq.); the Federal Water Pollution Control Act (33 U.S.C. sections 1251 et seq.); the Occupational Safety and Health Act (29 U.S.C. sections 651 et seq.); and the Safe Drinking Water Act (42 U.S.C. sections 300(f) et seq.), each as from time to time amended, and any and all regulations promulgated thereunder, and all analogous state, local and foreign counterparts or equivalents and any transfer of ownership notification or approval statutes.

                  "Environmental Liabilities" shall mean, with respect to any Person, all liabilities, obligations, responsibilities, response, remedial and removal costs, investigation and feasibility study costs, capital costs, operation and maintenance costs, losses, damages, punitive damages, property damages, natural resource damages, consequential damages, treble damages, costs and expenses (including all fees, disbursements and expenses of counsel, experts and consultants), fines, penalties, sanctions and interest incurred as a result of or related to any claim, suit, action, investigation, proceeding or demand by any Person, whether based in contract, tort, implied or express warranty, strict liability, criminal or civil statute or common law, including any arising under or related to any Environmental Laws, Environmental Permits, or in connection with any Release or threatened Release or presence of a Hazardous Material whether on, at, in, under, from or about or in the vicinity of any real or personal property.

                  "Environmental Permits" shall mean all permits, licenses, authorizations, certificates, approvals or registrations required by any Governmental Authority under any Environmental Laws.

                  "Equipment" shall mean all "equipment," as such term is defined in the Code, now owned or hereafter acquired by any Credit Party, wherever located and, in any event, including all such Credit Party's machinery and equipment, including processing equipment, conveyors, machine tools, data processing and computer equipment with software and peripheral equipment (other than software constituting part of the Accounts), and all engineering, processing and manufacturing equipment, office machinery, furniture, materials handling equipment, tools, attachments, accessories, automotive equipment, trailers, trucks, forklifts, molds, dies, stamps, motor vehicles, rolling stock and other equipment of every kind and nature, trade fixtures and fixtures not forming a part of real property, all whether now owned or hereafter acquired, and wherever situated, together with all additions and accessions thereto, replacements therefor, all parts therefor, all substitutes for any of the foregoing, fuel therefor, and all manuals, drawings, instructions, warranties and rights with respect thereto, and all products and proceeds thereof and condemnation awards and insurance proceeds with respect thereto.

                  "Equivalent U.S. $ Amount" shall mean, (i) on any day with respect to any amount of Canadian Dollars, the amount of Dollars which would be required to buy such amount of Canadian Dollars using the noon rate quoted by the Bank of Canada on that day or, if such day is not a Business Day, on the Business Day immediately preceding such day, as reported on Reuters Monitor Screen (page BOFC) or such other page as may replace such page for the purpose of displaying such exchange rates or at such other rate as may have been agreed in writing between Borrower and Agent and (ii) on any day with respect to any amount of Mexican Pesos, the amount of Dollars which would be required to buy such amount of Mexican Pesos using the noon rate quoted by the Bank of Mexico on that day or at such other rate as may have been agreed in writing by Borrower and Agent.

                  "ERISA" shall mean the Employee Retirement Income Security Act of 1974 (or any successor legislation thereto), as amended from time to time, and any regulations promulgated thereunder.

                  "ERISA Affiliate" shall mean, with respect to any Credit Party, any trade or business (whether or not incorporated) which, together with such Credit Party, are treated as a single employer within the meaning of Sections 414(b), (c), (m) or (o) of the IRC.

                  "ERISA Event" shall mean, with respect to any Credit Party or any ERISA Affiliate, (a) any event described in Section 4043(c) of ERISA with respect to a Title IV Plan; (b) the withdrawal of any Credit Party or ERISA Affiliate from a Title IV Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer, as defined in Section 4001(a)(2) of ERISA; (c) the complete or partial withdrawal of any Credit Party or any ERISA Affiliate from any Multiemployer Plan; (d) the filing of a notice of intent to terminate a Title IV Plan or the treatment of a plan amendment as a termination under Section 4041 of ERISA; (e) the institution of proceedings to terminate a Title IV Plan or Multiemployer Plan by the PBGC; (f) the failure by any Credit Party or ERISA Affiliate to make when due required contributions to a Multiemployer Plan or Title IV Plan unless such failure is cured within thirty
(30) days; (g) any other event or condition which might reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Title IV Plan or Multiemployer Plan or for the imposition of liability under Section 4069 or 4212(c) of ERISA; (h) the termination of a Multiemployer Plan under Section 4041A of ERISA or the reorganization or insolvency of a Multiemployer Plan under Section 4241 of ERISA; (i) the loss of a Qualified Plan's qualification or tax exempt status; or
(j) the termination of a Plan described in Section 4064 of ERISA.

                  "ESOP" shall mean a Plan which is intended to satisfy the requirements of Section 4975(e)(7) of the IRC.

                  "Event of Default" shall have the meaning assigned to it in
Section 8.1.

                  "Existing Credit Facilities" shall mean, collectively, (i) the Credit Agreement dated as of October 16, 1997 (as amended through the date hereof) among Borrower, The Fifth Third Bank, as agent and lender, Bank One, Indiana, N.A. (formerly known as NBD Bank, N.A.), as lender, (ii) the Amended and Restated Term Loan Agreement dated as of May 15, 1998 (as amended through the date hereof) among Borrower, Baldwin Canada, Wurlitzer, Baldwin Trading, SLC, The Fifth Third Bank, as agent and lender, and Bank One, Indiana, N.A. (formerly known as NBD Bank, N.A.), as lender and (iii) all agreements, instruments, documents and certificates including promissory notes, security agreements, mortgages, deeds of trust, consents, assignments, contracts, and notices delivered in connection therewith or the transactions contemplated thereby.

                  "Federal Funds Rate" shall mean, for any day, a floating rate equal to the weighted average of the rates on overnight federal funds transactions among members of the Federal Reserve System, as determined by Agent.

                  "Federal Reserve Board" means the Board of Governors of the Federal Reserve System, or any successor thereto.

                  "Fees" shall mean any and all fees payable to Agent or any Lender pursuant to the Agreement or any of the other Loan Documents.

                  "Fifth Third" means Fifth Third Bank, an Ohio banking corporation.

                  "Financial Covenants" shall mean the financial covenants set forth in Annex G.

                  "Financial Statements" shall mean the consolidated and consolidating income statements, statements of cash flows and balance sheets of Borrower delivered in accordance with Section 3.4 of the Agreement and Annex E to the Agreement.

                  "First Adjustment Date" shall have the meaning assigned to it in Section 1.5(a).

                  "Fiscal Month" shall mean any of the monthly accounting periods of Borrower.

                  "Fiscal Quarter" shall mean any of the quarterly accounting periods of Borrower, ending on March 31, June 30, September 30 and December 31 of each year.

                  "Fiscal Year" shall mean any of the annual accounting periods of Borrower ending on December 31 of each year.

                  "Fixed Charges" shall mean, with respect to any Person for any fiscal period, (a) the aggregate of all Interest Expense incurred during such period, plus (b) scheduled payments of principal with respect to Indebtedness during such period, plus (c) Capital Expenditures during such period plus (d) Taxes paid in cash during such period.

                  "Fixed Charge Coverage Ratio" shall mean, with respect to any Person for any fiscal period, the ratio of EBITDA to Fixed Charges.

                  "Fixtures" shall mean any "fixtures" as such term is defined in the Code, now owned or hereafter acquired by any Credit Party.

                  "Foreign Subsidiary" means a Subsidiary of Borrower other than a Domestic Subsidiary.

                  "Funded Debt" shall mean, with respect to any Person, all Indebtedness for borrowed money evidenced by notes, bonds, debentures, or similar evidences of Indebtedness and which by its terms matures more than one year from, or is directly or indirectly renewable or extendible at such Person's option under a revolving credit or similar agreement obligating the lender or lenders to extend credit over a period of more than one year from the date of creation thereof, and specifically including Capital Lease Obligations, current maturities of long-term debt, revolving credit and short-term debt extendible beyond one year at the option of the debtor, and also including, in the case of Borrower, the Obligations and, without duplication, Guaranteed Indebtedness consisting of guaranties of Funded Debt of other Persons.

                  "GAAP" shall mean generally accepted accounting principles in the United States of America, consistently applied, as such term is further defined in Annex G to the Agreement.

                  "GE Capital Fee Letter" shall mean that certain letter, dated as of February 18, 2000, between GE Capital and Borrower with respect to certain Fees to be paid from time to time by Borrower to GE Capital.

                  "General Intangibles" shall mean any "general intangibles," as such term is defined in the Code, now owned or hereafter acquired by any Credit Party, and, in any event, including all right, title and interest which such Credit Party may now or hereafter have in or under any Contract, all customer lists, Licenses, Copyrights, Designs, Trademarks, Patents, and all applications therefor and reissues, extensions or renewals thereof, rights in Intellectual Property, interests in partnerships, joint ventures and other business associations, licenses, permits, copyrights, trade secrets, proprietary or confidential information, inventions (whether or not patented or patentable), technical information, procedures, designs, knowledge, know-how, software, data bases, data, skill, expertise, experience, processes, models, drawings, materials and records, goodwill (including the goodwill associated with any Trademark or Trademark License), all rights and claims in or under insurance policies (including insurance for fire, damage, loss and casualty, whether covering personal property, real property, tangible rights or intangible rights, all liability, life, key man and business interruption insurance, and all unearned premiums), uncertificated securities, choses in action, deposit, checking and other bank accounts, rights to receive tax refunds or to receive dividends or other distributions in respect of stock or other equity securities and other payments, rights of indemnification, all books and records, correspondence, credit files, invoices and other papers, including without limitation all tapes, cards, computer runs and other papers and documents in the possession or under the control of such Credit Party or any computer bureau or service company from time to time acting for such Credit Party.

                  "Governmental Authority" shall mean any nation or government, any state, province or other political subdivision thereof, and any agency, department or other entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

                  "Guaranteed Indebtedness" shall mean, as to any Person, any direct or indirect obligation of such Person guaranteeing or providing comfort or otherwise supporting any indebtedness, lease, dividend, or other obligation ("primary obligations") of any other Person (the "primary obligor") in any manner, including any obligation or arrangement of such Person (a) to purchase or repurchase any such primary obligation, (b) to advance or supply funds (i) for the purchase or payment of any such primary obligation or (ii) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency or any balance sheet condition of the primary obligor, (c) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation, or (d) to indemnify the owner of such primary obligation against loss in respect thereof. The amount of any Guaranteed Indebtedness at any time shall be deemed to be an amount equal to the lesser at such time of (x) the stated or determinable amount of the primary obligation in respect of which such Guaranteed Indebtedness is made and (y) the maximum amount for which such Person may be liable pursuant to the terms of the instrument embodying such Guaranteed Indebtedness; or, if not stated or determinable, the maximum reasonably anticipated liability (assuming full performance) in respect thereof.

                  "Guaranties" shall mean, collectively, the Baldwin Canada Guaranty, the Subsidiary Guaranty and any other guaranty executed by any Guarantor in favor of Agent and Lenders in respect of the Obligations.

                  "Guarantors" shall mean Baldwin Trading, Baldwin Canada, Wurlitzer, and each other Person, if any, which executes a guarantee or other similar agreement in favor of Agent in connection with the transactions contemplated by the Agreement and the other Loan Documents.

                  "Hazardous Material" shall mean any substance, material or waste which is regulated by or forms the basis of liability now or hereafter under, any Environmental Laws, including any material or substance which is (a) defined as a "solid waste," "hazardous waste," "hazardous material," "hazardous substance," "dangerous goods," "extremely hazardous waste," "restricted hazardous waste," "pollutant," "contaminant," "hazardous constituent," "special waste," "toxic substance" or other similar term or phrase under any Environmental Laws, (b) petroleum or any fraction or by-product thereof, asbestos, polychlorinated biphenyls (PCB's), or any radioactive substance.

                  "Headquarters Lease" shall mean that certain Office Lease dated July 2, 1998, by and between Borrower and Duke Realty Limited Partnership with respect to 4680 Parkway Drive, Mason, Ohio, Suite 200, as such lease may be further amended, supplemented or otherwise modified in accordance with Section 6.19.

                   "Indebtedness" of any Person shall mean without duplication
(a) all indebtedness of such Person for borrowed money or for the deferred purchase price of property payment for which is deferred six (6) months or more, but excluding obligations to trade creditors incurred in the ordinary course of business that are not overdue by more than six (6) months unless being contested in good faith, (b) all reimbursement and other obligations with respect to letters of credit, bankers' acceptances and surety bonds, whether or not matured, (c) all obligations evidenced by notes, bonds, debentures or similar instruments, (d) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (e) all Capital Lease Obligations and the present value (discounted at the Index Rate as in effect on the Closing Date) of future rental payments under all synthetic leases, (f) all obligations of such Person under commodity purchase or option agreements or other commodity price hedging arrangements, in each case whether contingent or matured, (g) all obligations of such Person under any foreign exchange contract, currency swap agreement, interest rate swap, cap or collar agreement or other similar agreement or arrangement designed to alter the risks of that Person arising from fluctuations in currency values or interest rates, in each case whether contingent or matured, (h) all Indebtedness referred to above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien upon or in property or other assets (including accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness, and (i) the Obligations.

                  "Indemnified Liabilities" shall have the meaning assigned to it in Section 1.15.

                  "Indemnified Person" shall have the meaning assigned to it in
Section 1.13.

                  "Index Rate" shall mean the latest 30-day commercial paper rate for high-grade unsecured notes sold through dealers by major corporations as from time to time reported in the

"Money Rates" section of The Wall Street Journal (or if such rate ceases to be so published as quoted from such other generally available and recognizable source as Agent may select). The Index Rate shall be determined (i) on the first Business Day immediately prior to the Closing Date and (ii) thereafter, on the last Business Day of each calendar month for calculation of interest for the following months.

                  "Index Rate Loan" shall mean a Loan or portion thereof bearing interest by reference to the Index Rate.

                  "Insolvency Laws" means any of Title 11 of the United States Code, the Bankruptcy and Insolvency Act (Canada) and the Companies' Creditors Arrangement Act (Canada), each as now and hereafter in effect, any successors to such statues and any other applicable bankruptcy, insolvency or other similar law of any jurisdiction including any law of any jurisdiction permitting a debtor to obtain a stay or a compromise of the claims of its creditors against it.

                  "ITA" means the Income Tax Act (Canada) as the same may, from time to time, be in effect.

                  "Instruments" shall mean any "instrument," as such term is defined in the Code, now owned or hereafter acquired by any Credit Party, wherever located, and, in any event, including all certificated securities, all certificates of deposit, and all notes and other, without limitation, evidences of indebtedness, other than instruments that constitute, or are a part of a group of writings that constitute, Chattel Paper.

                  "Intellectual Property" shall mean any and all Licenses, Patents, Designs, Copyrights, Trademarks, trade secrets and customer lists.

                  "Intercompany Notes" shall have the meaning assigned to it in
Section 6.3.

                  "Interest Expense" shall mean, with respect to any Person for any fiscal period, interest expense (whether cash or non-cash) of such Person determined in accordance with GAAP for the relevant period ended on such date, including, in any event, interest expense with respect to any Funded Debt of such Person and interest expense for the relevant period that has been capitalized on the balance sheet of such Person.

                  "Interest Payment Date" means, as to any Loan, the first Business Day of each month to occur while such Loan is outstanding; provided that, in addition to the foregoing, each of (x) the date upon which all of the Commitments have been terminated and the Loans have been paid in full and (y) the Commitment Termination Date shall be deemed to be an "Interest Payment Date" with respect to any interest which is then accrued under the Agreement.

                  "Inventory" shall mean any "inventory," as such term is defined in the Code, now or hereafter owned or acquired by any Credit Party, wherever located, and in any event including inventory, merchandise, goods and other personal property which are held by or on behalf of any Credit Party for sale or lease or are furnished or are to be furnished under a contract of service, or which constitute raw materials, work in process or materials used or consumed or to be used or consumed in such Credit Party's business or in the processing, production, packaging, promotion, delivery or shipping of the same, including other supplies.

                  "Investment Property" shall have the meaning ascribed thereto in Section 9-115 of the Code in those jurisdictions in which such definition has been adopted and shall include (i) all securities, whether certificated or uncertificated, including stocks, bonds, interests in limited liability companies, partnership interests, treasuries, certificates of deposit, and mutual fund shares; (ii) all securities entitlements of any Credit Party, including the rights of such Credit Party to any securities account and the financial assets held by a securities intermediary in such securities account and any free credit balance or other money owing by any securities intermediary with respect to that account; (iii) all securities accounts held by any Credit Party; (iv) all commodity contracts held by any Credit Party; and (v) all commodity accounts held by any Credit Party.

                  "IRC" shall mean the Internal Revenue Code of 1986, as amended, and any successor thereto.

                  "IRS" shall mean the Internal Revenue Service, or any successor thereto.

                  "Judgment Currency" shall have the meaning assigned to such term in Section 11.18.

                  "KAC" means Keyboard Acceptance Corporation, a Delaware corporation.

                  "KAC Sale" means the sale by Borrower to DFS of all of the capital stock of KAC pursuant to the KAC Sale Agreement.

                  "KAC Sale Agreement" shall mean that certain Stock Purchase Agreement dated as of December 8, 1999 by and between DFS and Borrower, pursuant to which Borrower agreed to sell and DFS agreed to purchase all of the capital stock of KAC and SLC.

                  "KAC Retail Store Financing Agreement" means that certain Retail Store Finance Agreement dated as of March 10, 2000 by and among Borrower, KAC and SLC and executed pursuant to the KAC Sale Agreement, pursuant to which KAC and SLC will continue to provide financing to retail customers of Borrower, as such agreement may be amended, supplemented or otherwise modified in accordance with Section 6.19.

                  "L/C Issuer" shall have the meaning assigned to such term in Annex B.

                  "L/C Sublimit" shall have the meaning assigned to it in Annex
B.

                  "Lenders" shall mean GE Capital, the other Lenders named on the signature page of the Agreement, and, if any such Lender shall decide to assign all or any portion of the Obligations, such term shall include such assignee.

                  "Letter of Credit Fee" has the meaning ascribed thereto in Annex B.

                  "Letter of Credit Obligations" shall mean all outstanding obligations incurred by Agent and Lenders at the request of Borrower, whether direct or indirect, contingent or otherwise, due or not due, in connection with the issuance of a reimbursement agreement or guaranty by Agent or purchase of a participation as set forth in Annex B with respect to any Letter of Credit. The amount of such Letter of Credit Obligations shall equal the maximum amount which may be payable by Agent or Lenders thereupon or pursuant thereto.

                  "Letters of Credit" shall mean commercial or standby letters of credit issued for the account of Borrower by any L/C Issuer, and bankers' acceptances issued by Borrower, for which Agent and Lenders have incurred Letter of Credit Obligations.

                  "License" shall mean any Copyright License, Patent License, Trademark License, Design License or other license of rights or interests now held or hereafter acquired by any Credit Party.

                  "Lien" shall mean any mortgage or deed of trust, pledge, hypothecation, assignment, deposit arrangement, lien, charge, claim, security interest, easement or encumbrance, or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including any lease or title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, and the filing of, or agreement to give, any financing statement perfecting a security interest under the Code or comparable law of any jurisdiction).

                  "Litigation" shall have the meaning assigned to it in Section 3.13.

                  "Loan Account" shall have the meaning assigned to it in
Section 1.14.

                  "Loan Documents" shall mean the Agreement, the Notes, the DFS Intercreditor Agreement, the Collateral Documents and all other agreements, instruments, documents and certificates identified in the Closing Checklist executed and delivered to, or in favor of, Agent and/or Lenders and including all other pledges, powers of attorney, consents, assignments, contracts, notices, and all other written matter whether heretofore, now or hereafter executed by or on behalf of any Credit Party, or any employee of any Credit Party, and delivered to Agent or any Lender in connection with the Agreement or the transactions contemplated hereby. Any reference in the Agreement or any other Loan Document to a Loan Document shall include all appendices, exhibits or schedules thereto, and all amendments, restatements, supplements or other modifications thereto, and shall refer to such Agreement as the same may be in effect at any and all times such reference becomes operative.

                  "Loans" shall mean the Revolving Loan.

                  "Lock Boxes" shall have the meaning assigned to it in Annex C.

                  "Margin Stock" shall have the meaning assigned to it in
Section 3.10.

                  "Material Adverse Effect" shall mean a material adverse effect on (a) the business, assets, operations, prospects or financial or other condition of any Credit Party, (b) Borrower's ability to pay any of the Loans or any of the other Obligations in accordance with the terms of the Agreement, or any Subsidiary Guarantor's ability to perform its obligations under the Subsidiary Guaranty, (c) the Collateral or Agent's Liens, on behalf of itself and Lenders, on the Collateral or the priority of such Liens, or (d) Agent's or any Lender's rights and remedies under the Agreement and the other Loan Documents. Without limiting the foregoing, any event or occurrence adverse to one or more Credit Parties which results or could reasonably be expected to result in costs and/or liabilities and/or loss of revenues, individually, or in the aggregate, to any Credit Party in any 30-day period in excess of the lesser of $3,000,000 and 10% of Borrowing Availability as of any date of determination shall be deemed to have had Material Adverse Effect.

                  "Material Contract" means each Agreement listed on Disclosure Schedule (A), each agreement listed on Disclosure Schedule (3.26) and any other contract or other arrangement to which a Credit Party or any of its Subsidiaries is a party (other than the Loan Documents) for which breach, nonperformance, cancellation or failure to renew could have a Material Adverse Effect or which is otherwise material to the business of such Person.

                  "Maximum Amount" shall mean, at any particular time, an amount equal to the Commitment of all Lenders.

                  "Mexican Pesos" shall mean the lawful money of the Republic of Mexico.

                  "Mortgaged Properties" shall have the meaning assigned to it in Annex D.

                  "Mortgages" shall mean each of the mortgages, deeds of trust, leasehold mortgages, leasehold deeds of trust, collateral assignments of leases or other real estate security documents delivered by any Credit Party to Agent with respect to the Mortgaged Properties, all in form and substance satisfactory to Agent.

                  "Multiemployer Plan" shall mean a "multiemployer plan" as defined in Section 4001(a)(3) of ERISA, and to which any Credit Party or ERISA Affiliate is making, is obligated to make, has made or been obligated to make, contributions on behalf of participants who are or were employed by any of them.

                  "Net Borrowing Availability" shall mean as of any date of determination, the lesser of (i) the Maximum Amount and (ii) the Borrowing Base, in each case less the sum of the Revolving Loan then outstanding.

                  "Net Wholesale Dealer Cost" shall mean, as at any date of determination, the standard cost of Inventory multiplied by a percentage equal to the weighted average mark-up from standard cost to wholesale dealer cost for the finished goods Inventory of Borrower's Music Division for the most recently ended Fiscal Quarter for which Agent has received Financial Statements pursuant to Annex E, which mark-up shall (i) be equal to 135% as of the Closing Date and
(ii) be subject to adjustment up or down as determined from time to time by Agent in its reasonable credit judgment.

                   "Net Worth" shall mean, with respect to any Person as of any date of determination, the book value of the assets of such Person, minus (a) reserves applicable thereto, and minus (b) all of such Person's liabilities on a consolidated basis (including accrued and deferred income taxes), all as determined in accordance with GAAP.

                  "Non-Funding Lender" shall have the meaning assigned to it in
Section 9.9(a)(ii).

                  "Notes" shall mean the Revolving Notes, collectively.

                  "Notice of Revolving Credit Advance" shall have the meaning assigned to it in Section 1.1(a).

                  "Obligations" shall mean all loans, advances, debts, liabilities and obligations, for the performance of covenants, tasks or duties or for payment of monetary amounts (whether or not such performance is then required or contingent, or such amounts are liquidated or determinable) owing by any Credit Party to Agent or any Lender, and all covenants and duties regarding such amounts, of any kind or nature, present or future, whether or not evidenced by any note, agreement or other instrument, arising under the Agreement or any of the other Loan Documents. This term includes all principal, interest (including all interest which accrues after the commencement of any case or proceeding in bankruptcy after the insolvency of, or for the reorganization of any Credit Party, whether or not allowed in such proceeding), Fees, Charges, expenses, attorneys' fees and any other sum chargeable to any Credit Party under the Agreement or any of the other Loan Documents.

                  "Operating Cash Flow" shall mean, with respect to any Person for any fiscal period, the sum of EBITDA for such period minus Capital Expenditures for such period.

                  "Operating Cash Flow Ratio" shall mean, with respect to any Person for any fiscal period, the ratio of Operating Cash Flow to Interest Expense. In computing Interest Expense for any fiscal period, interest payments that are due within one week after the end of that fiscal period, without duplication, shall be deemed to have been paid on the last day of that fiscal period.

                  "Patent License" shall mean rights under any written agreement now owned or hereafter acquired by any Credit Party granting any right with respect to any invention on which a Patent is in existence.

                  "Patent Security Agreements" shall mean the Patent Security Agreements made in favor of Agent, on behalf of itself and Lenders, by each applicable Credit Party.

                  "Patents" shall mean all of the following in which any Credit Party now holds or hereafter acquires any interest: (a) all letters patent of the United States or any other country, all registrations and recordings thereof, and all applications for letters patent of the United States or any other country, including registrations, recordings and applications in the United States Patent and Trademark Office or in any similar office or agency of the United States, any State or Territory thereof, or any other country, and (b) all reissues, continuations, continuations-in-part or extensions thereof.

                  "PBGC" shall mean the Pension Benefit Guaranty Corporation or any successor thereto.

                  "Pension Plan" shall mean a Plan described in Section 3(2) of ERISA.

                  "Permitted Encumbrances" shall mean the following encumbrances: (a) Liens for taxes or assessments or other governmental Charges not yet due and payable; (b) pledges or deposits of money securing statutory obligations under workmen's compensation, unemployment insurance, social security or public liability laws or similar legislation (excluding Liens under ERISA); (c) pledges or deposits of money securing bids, tenders, contracts (other than contracts for the payment of money) or leases to which any Credit Party is a party as lessee made in the ordinary course of business; (d) inchoate and unperfected workers', mechanics' or similar liens arising in the ordinary course of business, so long as such Liens attach only to Equipment, Fixtures and/or Real Estate; (e) carriers', warehousemen's, suppliers' or other similar possessory liens arising in the ordinary course of business and securing liabilities in an outstanding aggregate amount not in excess of $50,000 at any time, so long as such Liens attach only to Inventory; (f) deposits securing, or in lieu of, surety, appeal or customs bonds in proceedings to which any Credit Party is a party; (g) any attachment or judgment lien not constituting an Event of Default under Section 8.1(j); (h) zoning restrictions, easements, licenses, or other restrictions on the use of any Real Estate or other minor irregularities in title (including leasehold title and exceptions with respect to the Designated Mortgaged Properties set forth in the title policies delivered to and approved by Agent on the Closing Date) thereto, so long as the same do not materially impair the use, value, or marketability of such Real Estate; (i) presently existing or hereinafter created Liens in favor of Agent, on behalf of itself and Lenders; (j) Liens expressly permitted under clauses (b), (c), d and e of Section 6.7 of the Agreement; and (k) to the extent not included in clauses
(a), (d) or (e) of this definition, Prior Claims that are unregistered and that secure amounts that are not yet due and payable.

                  "Person" shall mean any individual, sole proprietorship, partnership, joint venture, trust, unincorporated organization, association, corporation, limited liability company, institution, public benefit corporation, other entity or government (whether federal, state, county, city, municipal, local, foreign, or otherwise, including any instrumentality, division, agency, body or department thereof).

                  "Plan" shall mean, at any time, an employee benefit plan, as defined in Section 3(3) of ERISA, which any Credit Party maintains, contributes to or has an obligation to contribute to on behalf of participants who are or were employed by any Credit Party.

                  "Pledge Agreements" shall mean the Borrower Pledge Agreement, and any other pledge agreement entered into after the Closing Date by any Credit Party (as required by the Agreement or any other Loan Document).

                  "Prior Claims" means all Liens created by applicable law (in contrast with liens voluntarily granted) which rank or are capable of ranking prior or pari passu with Agent's security interests or Agent's and Lenders' hypothecs (or the applicable equivalent of such Liens), as applicable, against all or part of the Collateral, including for amounts owing for wages, employee deductions, goods and services taxes, sales taxes, income taxes, employer health taxes, municipal taxes, workers' compensation, pension funding obligations and overdue rents.

                  "Prior Lender" shall mean, collectively, The Fifth Third Bank, Bank One, Indiana, N.A. (formerly known as NBD Bank, N.A.), and any other "Lender" under and as defined in the Existing Credit Facilities.

                  "Prior Lender Obligations" shall mean all amounts owed under the Existing Credit Facilities including any contingent obligations.

                  "Proceeds" shall mean "proceeds," as such term is defined in the Code and, in any event, shall include (a) any and all proceeds of any insurance, indemnity, warranty or guaranty payable to any Credit Party from time to time with respect to any of the Collateral, (b) any and all payments (in any form whatsoever) made or due and payable to any Credit Party from time to time in connection with any requisition, confiscation, condemnation, seizure or forfeiture of all or any part of the Collateral by any Governmental Authority (or any Person acting under color of governmental authority), (c) any claim of any Credit Party against third parties (i) for past, present or future infringement of any Patent or Patent License, or (ii) for past, present or future infringement or dilution of any Copyright, Copyright License, Trademark or Trademark License, or for injury to the goodwill associated with any Trademark or Trademark License, (d) any recoveries by any Credit Party against third parties with respect to any litigation or dispute concerning any of the Collateral, and (e) any and all other amounts from time to time paid or payable under or in connection with any of the Collateral, upon disposition or otherwise.

                  "Pro Forma" means the unaudited consolidated and consolidating balance sheet of Borrower and its Subsidiaries as of February 29, 2000 after giving pro forma effect to the Related Transactions.

                  "Projections" means Borrower's forecasted consolidated and consolidating: (a) balance sheets; (b) profit and loss statements; (c) cash flow statements; and (d) capitalization statements, all prepared on a consolidated basis, if applicable, and otherwise consistent with the historical Financial Statements of Borrower, together with appropriate supporting details and a statement of underlying assumptions.

                  "Pro Rata Share" shall mean with respect to all matters relating to any Lender (a) with respect to all Loans, the percentage obtained by dividing (i) the aggregate Commitments of that Lender by (ii) the aggregate Commitments of all Lenders, and (b) with respect to all Loans on and after the Commitment Termination Date, the percentage obtained by dividing (i) the aggregate outstanding principal balance of the Loans held by that Lender, by
(ii) the outstanding principal balance of the Loans held by all Lenders.

                  "Public Offering" shall mean a firm underwritten public offering of common stock registered on form S-1, S-2 or S-3 under the Securities Act of 1933, as amended, by a nationally recognized investment banking firm and after giving effect to which the issuer shall be qualified for listing on the NASDAQ National Market, the American Stock Exchange or the New York Stock Exchange.

                  "Qualified Plan" shall mean a Plan which is intended to be tax-qualified under Section 401(a) of the IRC.

                  "Raw Materials" shall mean Inventory consisting of pre-cut lumber panels, raw lumber or pre-cut veneer, in each case to the extent used in the manufacture and production of finished goods Inventory in the ordinary course of Borrower's business.

                  "Real Estate" shall have the meaning assigned to it in Section 3.6.

                  "Refinancing" shall mean the repayment in full by Borrower of the Prior Lender Obligations on the Closing Date.

                  "Related Transactions" means each borrowing under the Revolving Loan on the Closing Date, the Refinancing, the KAC Sale, and the transactions entered into pursuant to the KAC Sale Agreement, the payment of all fees, costs and expenses associated with all of the foregoing and the execution and delivery of all of the Related Transactions Documents.

                  "Related Transactions Documents" shall mean the Loan Documents, the KAC Sale Agreement, the DFS Accounts Receivable Purchase Agreement and Promissory Note, the DFS Repossession and Sale Agreement, the DFS Inventory Purchase and Consignment Agreement, the KAC Retail Store Financing Agreement and the Tax Allocation Agreement, and each other document, agreement and instrument executed in connection with the KAC Sale.

                  "Release" shall mean any release, threatened release, spill, emission, leaking, pumping, pouring, emitting, emptying, escape, injection, deposit, disposal, discharge, dispersal, dumping, leaching or migration of Hazardous Material in the indoor or outdoor environment, including the movement of Hazardous Material through or in the air, soil, surface water, ground water or property.

                  "Repurchase Obligations" means any present or future obligations of any Credit Party or any of its Subsidiaries to (i) repurchase from any Person (other than a Credit Party or Subsidiary thereof) pianos or other merchandise or goods manufactured by such Credit Party or Subsidiary, or
(ii) purchase from any Person (other than a Credit Party or Subsidiary thereof) pianos or other merchandise or goods which have been repossessed by, or are subject to repossession by, such Person or Affiliate thereof, whether pursuant to a financing, lease or other arrangement.

                  "Requisite Lenders" shall mean (a) Lenders having more than sixty-six and two-thirds percent (66 2/3%) of the Commitments of all Lenders, or
(b) if the Commitments have been terminated, more than sixty-six and two-thirds percent (66 2/3%) of the aggregate outstanding amount of the Loans.

                  "Reserves" shall mean, with respect to the Borrowing Base of Borrower (a) reserves established by Agent from time to time against Eligible Inventory or Eligible Raw Materials pursuant to Section 5.9, (b) reserves established pursuant to Section 5.4(c), (c) from and after the Closing Date, a dilution reserve of three and eight tenths of a percent (3.8%) of Borrower's and Baldwin Canada's Eligible Accounts, which reserve may be adjusted upwards or downwards and at such times as Agent may determine in its reasonable credit judgment, and (c) such other reserves against Eligible Accounts, Eligible Inventory, Eligible Raw Materials, Eligible Fixed Assets or Borrowing Availability of Borrower which Agent may, in its reasonable credit judgment, establish from time to time. Without limiting the generality of the foregoing,

Reserves established to ensure the payment of accrued Interest Expenses, Indebtedness or on account of Prior Claims shall be deemed to be a reasonable exercise of Agent's credit judgment.

                  "Restricted Payment" shall mean (a) the declaration or payment of any dividend or the incurrence of any liability to make any other payment or distribution of cash or other property or assets in respect of a Person's Stock,
(b) any payment on account of the purchase, redemption, defeasance, sinking fund or other retirement of a Person's Stock or any other payment or distribution made in respect thereof, either directly or indirectly, (c) any payment or prepayment of principal of, premium, if any, or interest, fees or other charges on or with respect to, and any redemption, purchase, retirement, defeasance, sinking fund or similar payment and any claim for rescission with respect to, any Subordinated Debt; (d) any payment made to redeem, purchase, repurchase or retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire Stock of such Person now or hereafter outstanding; (e) any payment of a claim for the rescission of the purchase or sale of, or for material damages arising from the purchase or sale of, any shares of such Person's Stock or of a claim for reimbursement, indemnification or contribution arising out of or related to any such claim for damages or rescission; (f) any payment, loan, contribution, or other transfer of funds or other property to any Stockholder of such Person other than payment of compensation in the ordinary course to stockholders who are employees of such Person; and (g) any payment of management fees (or other fees of a similar nature) by such Person to any Stockholder of such Person or their Affiliates.

                  "Retail Consigned Goods" shall have the meaning assigned to it in Section 2.1(h).

                  "Retiree Welfare Plan" shall mean, at any time, a Plan that is a "welfare plan" as defined in Section 3(2) of ERISA, that provides for continuing coverage or benefits for any participant or any beneficiary of a participant after such participant's termination of employment, other than continuation coverage provided pursuant to Section 4980B of the IRC and at the sole expense of the participant or the beneficiary of the participant.

                  "Revolving Credit Advance" shall have the meaning assigned to it in Section 1.1(a)(i).

                  "Revolving Lenders" shall mean, as of any date of determination, Lenders having a Commitment.

                  "Revolving Loan" shall mean, at any time, the sum of (i) the aggregate amount of Revolving Credit Advances outstanding to Borrower plus (ii) the aggregate Letter of Credit Obligations incurred on behalf of Borrower. Unless the context otherwise requires, references to the outstanding principal balance of the Revolving Loan shall include the outstanding balance of Letter of Credit Obligations.

                  "Revolving Note" shall have the meaning assigned to it in
Section 1.1(a)(ii).

                  "Security Agreement" shall mean the Security Agreement of even date herewith entered into between Agent, on behalf of itself and Lenders, and each Credit Party that is a signatory thereto.

                  "SLC" shall mean Signature Leasing Company, an Ohio corporation.

                  "Solvent" shall mean (i) with respect to any Person on a particular date that is subject to the Insolvency Laws of the United Sates of America, that on such date (a) the fair value of the property of such Person is greater than the total amount of liabilities, including contingent liabilities, of such Person; (b) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person's ability to pay as such debts and liabilities mature; and (c) such Person is not engaged in a business or transaction, and is not about to engage in a business or transaction, for which such Person's property would constitute an unreasonably small capital and
(ii) with respect to any other person on a particular date that is subject to Insolvency Laws of Canada, that on such date (A) the property of such Person is sufficient, if disposed of at a fairly conducted sale under legal process, to enable payment of all its obligations, due and accruing due; (B) the property of such Person is, at a fair valuation, greater than the total amount of liabilities, including contingent liabilities, of such Person; and (C) such Person has not ceased paying its current obligations in the ordinary course of business as they generally become due. The amount of contingent liabilities (such as litigation, guarantees and pension plan liabilities) at any time shall be computed as the amount which, in light of all the facts and circumstances existing at the time, represents the amount which can be reasonably be expected to become an actual or matured liability.

                  "Stock" shall mean all shares, options, warrants, general or limited partnership interests or other equivalents (regardless of how designated) of or in a corporation, partnership or equivalent entity whether voting or nonvoting, including common stock, preferred stock or any other "equity security" (as such term is defined in Rule 3a11-1 of the General Rules and Regulations promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended).

                  "Subordinated Debt" shall mean any Indebtedness of any Credit Party subordinated to the Obligations in a manner and form satisfactory to Agent and Lenders in their sole discretion, as to right and time of payment and as to any other rights and remedies thereunder.

                  "Subsidiary" shall mean, with respect to any Person, (a) any corporation of which an aggregate of more than fifty percent (50%) of the outstanding Stock having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether, at the time, Stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time, directly or indirectly, owned legally or beneficially by such Person and/or one or more Subsidiaries of such Person, or with respect to which any such Person has the right to vote or designate the vote of fifty percent (50%) or more of such Stock whether by proxy, agreement, operation of law or otherwise, and (b) any partnership or limited liability company in which such Person and/or one or more Subsidiaries of such Person shall have an interest (whether in the form of voting or participation in profits or capital contribution) of more than fifty percent (50%) or of which any such Person is a general partner or may exercise the powers of a general partner. For the avoidance of doubt, the Korean American Musical Instrument Corporation shall be deemed a Subsidiary for all purposes under Sections 3, 5, 6 and 8 of this Agreement.

                  "Subsidiary Guaranty" shall mean the Subsidiary Guaranty of even date herewith executed by Baldwin Trading and Wurlitzer in favor of Agent, on behalf of itself and Lenders.

                  "Supermajority Lenders" shall mean (a) Lenders having eighty percent (80%) or more of the Commitments of all Lenders, or (b) if the Commitments have been terminated, eighty percent (80%) or more of the aggregate outstanding amount of the Revolving Loan and Letter of Credit Obligations.

                  "Tangible Net Worth" shall mean, with respect to any Person at any date, the Net Worth of such Person at such date, excluding, however, from the determination of the total assets at such date, (a) all goodwill, reserves for last-in-first-out Inventory in accordance with GAAP, capitalized organizational expenses, capitalized research and development expenses, trademarks, trade names, copyrights, patents, patent applications, licenses and rights in any thereof, and other intangible items, (b) all unamortized debt discount and expense, (c) treasury Stock, and (d) any write-up in the book value of any asset resulting from a revaluation thereof.

                  "Tax Allocation Agreement" shall mean the Tax Allocation Agreement dated as of March 10, 2000 by and between Borrower and DFS and executed pursuant to the KAC Sale Agreement, as such agreement may be amended, supplemented or otherwise modified in accordance with Section 6.19.

                  "Taxes" shall mean taxes, levies, imposts, deductions, Charges and withholdings, and all liabilities with respect thereto, excluding taxes imposed on or measured by the net income of Agent or a Lender by the jurisdictions under the laws of which Agent and Lenders are organized or any political subdivision thereof.

                  "Termination Date" shall mean the date on which the Loans have been indefeasibly repaid in full and all other Obligations under the Agreement and the other Loan Documents have been completely discharged and Letter of Credit Obligations have been cash collateralized, cancelled or backed by stand-by letters of credit in accordance with Annex B, and Borrower shall not have any further right to borrow any monies under the Agreement.

                  "Title IV Plan" shall mean an employee pension benefit plan, as defined in Section 3 (2) of ERISA (other than a Multiemployer Plan), which is covered by Title IV of ERISA, and which any Credit Party or ERISA Affiliate maintains, contributes to or has an obligation to contribute to on behalf of participants who are or were employed by any of them.

                  "Trademark Security Agreements" shall mean the Trademark Security Agreements made in favor of Agent, on behalf of Lenders, by each applicable Credit Party.

                  "Trademark License" shall mean rights under any written agreement now owned or hereafter acquired by any Credit Party granting any right to use any Trademark.

                  "Trademarks" shall mean all of the following now owned or hereafter acquired by any Credit Party: (a) all trademarks, trade names, corporate names, business names, trade styles, service marks, logos, other source or business identifiers, prints and labels on which any of the foregoing have appeared or appear, designs and general intangibles of like nature (whether registered or unregistered), now owned or existing or hereafter adopted or acquired, all registrations and recordings thereof, and all applications in connection therewith, including registrations, recordings and applications in the United States Patent and Trademark Office or in any similar office or agency of the United States, any state or territory thereof, or any other country or any political subdivision thereof; (b) all reissues, extensions or renewals thereof; and (c) all goodwill associated with or symbolized by any of the foregoing.

                  "Unfunded Pension Liability" shall mean, at any time, the aggregate amount, if any, of the sum of (a) the amount by which the present value of all accrued benefits under each Title IV Plan exceeds the fair market value of all assets of such Title IV Plan allocable to such benefits in accordance with Title IV of ERISA, all determined as of the most recent valuation date for each such Title IV Plan using the actuarial assumptions for funding purposes in effect under such Title IV Plan, and (b) for a period of five (5) years following a transaction which might reasonably be expected to be covered by Section 4069 of ERISA, the liabilities (whether or not accrued) that could be avoided by any Credit Party or any ERISA Affiliate as a result of such transaction.

                  "Wurlitzer' shall mean The Wurlitzer Company, a Delaware corporation and a wholly owned Subsidiary of Borrower.

                  Rules of construction with respect to accounting terms used in the Agreement or the other Loan Documents shall be as set forth in Annex G.

                  All other undefined terms contained in any of the Loan Documents shall, unless the context indicates otherwise, have the meanings provided for by the Code as in effect in the State of New York to the extent the same are used or defined therein. Unless otherwise specified, references in the Agreement or any of the Appendices to a Section, subsection or clause refer to such Section, subsection or clause as contained in the Agreement. The words "herein," "hereof" and "hereunder" and other words of similar import refer to the Agreement as a whole, including all Annexes, Exhibits and Schedules, as the same may from time to time be amended, restated, modified or supplemented, and not to any particular section, subsection or clause contained in the Agreement or any such Annex, Exhibit or Schedule.

                  Wherever from the context it appears appropriate, each term stated in either the singular or plural shall include the singular and the plural, and pronouns stated in the masculine, feminine or neuter gender shall include the masculine, feminine and neuter genders. The words "including", "includes" and "include" shall be deemed to be followed by the words "without limitation"; references to Persons include their respective successors and assigns (to the extent and only to the extent permitted by the Loan Documents) or, in the case of governmental Persons, Persons succeeding to the relevant functions of such Persons; and all references to statutes and related regulations shall include any amendments of the same and any successor statutes and regulations. Whenever any provision in any Loan Document refers to the knowledge (or an analogous phrase) of any Credit Party, such words are intended to signify that such Credit Party has actual knowledge or awareness of a particular fact or circumstance or that such Credit Party, if it had exercised reasonable diligence, would have known or been aware of such fact or circumstance.

                             ANNEX B (SECTION 1.2)
                                       TO
                                CREDIT AGREEMENT


                               LETTERS OF CREDIT

                  (a) Issuance. Subject to the terms and conditions of the Agreement, Agent and Revolving Lenders agree to incur, from time to time prior to the Commitment Termination Date, upon the request of Borrower and for Borrower's account, Letter of Credit Obligations by causing Letters of Credit to be issued (by a bank or other legally authorized Person selected by or acceptable to Agent in its sole discretion, except with respect to documentary letters of credit which shall be issued by GE Capital Finance, Ltd. in conjunction with a bank or other legally authorized institution acceptable to GE Capital Finance, Ltd., in its sole discretion (each, an "L/C Issuer")) for Borrower's account and guaranteed by Agent; provided, however, that if the L/C Issuer is a Revolving Lender, then such Letters of Credit shall not be guaranteed by Agent but rather each Revolving Lender shall, subject to the terms and conditions hereinafter set forth, purchase (or be deemed to have purchased) risk participations in all such Letters of Credit issued with the written consent of Agent, as more fully described in paragraph (b)(ii) below. The aggregate amount of all such Letter of Credit Obligations shall not at any time exceed the least of (i) Ten Million Dollars ($10,000,000) (the "L/C Sublimit"), and (ii) the Maximum Amount less the aggregate outstanding principal balance of the Revolving Credit Advances, and (iii) the Borrowing Base less the aggregate outstanding principal balance of the Revolving Credit Advances. No such Letter of Credit shall have an expiry date which is more than one year following the date of issuance thereof, and neither Agent nor Revolving Lenders shall be under any obligation to incur Letter of Credit Obligations in respect of, or purchase risk participations in, any Letter of Credit having an expiry date which is later than the Commitment Termination Date.

                  (b)

                           (i) Advances Automatic; Participations. In the event that Agent or any Revolving Lender shall make any payment on or pursuant to any Letter of Credit Obligation, such payment shall then be deemed automatically to constitute a Revolving Credit Advance under
         Section 1.1(a) of the Agreement regardless of whether a Default or Event of Default shall have occurred and be continuing and notwithstanding Borrower's failure to satisfy the conditions precedent set forth in Section 2, and each Revolving Lender shall be obligated to pay its Pro Rata Share thereof in accordance with the Agreement. The failure of any Revolving Lender to make available to Agent for Agent's own account its Pro Rata Share of any such Revolving Credit Advance or payment by Agent under or in respect of a Letter of Credit shall not relieve any other Revolving Lender of its obligation hereunder to make available to Agent its Pro Rata Share thereof, but no Revolving Lender shall be responsible for the failure of any other Revolving Lender to make available such other Revolving Lender's Pro Rata Share of any such payment.

                           (ii) If it shall be illegal or unlawful for Borrower to incur Revolving Credit Advances as contemplated by paragraph (b)(i) above because of an Event of

         Default described in Section 8.1(h) or (i) or otherwise or if it shall be illegal or unlawful for any Revolving Lender to be deemed to have assumed a ratable share of the reimbursement obligations owed to an L/C Issuer, or if the L/C Issuer is a Revolving Lender, then (i) immediately and without further action whatsoever, each Revolving Lender shall be deemed to have irrevocably and unconditionally purchased from Agent (or such L/C Issuer, as the case may be) an undivided interest and participation equal to such Revolving Lender's Pro Rata Share (based on the Commitments) of the Letter of Credit Obligations in respect of all Letters of Credit then outstanding and
         (ii) thereafter, immediately upon issuance of any Letter of Credit, each Revolving Lender shall be deemed to have irrevocably and unconditionally purchased from Agent (or such L/C Issuer, as the case may be) an undivided interest and participation in such Revolving Lender's Pro Rata Share (based on the Commitments) of the Letter of Credit Obligations with respect to such Letter of Credit on the date of such issuance. Each Revolving Lender shall fund its participation in all payments or disbursements made under the Letters of Credit in the same manner as provided in the Agreement with respect to Revolving Credit Advances.

                  (c) Cash Collateral. If Borrower is required to provide cash collateral for any Letter of Credit Obligations pursuant to the Agreement prior to the Commitment Termination Date, Borrower will pay to Agent for the benefit of Revolving Lenders cash or cash equivalents acceptable to Agent ("Cash Equivalents") in an amount equal to 105% of the maximum amount then available to be drawn under each applicable Letter of Credit outstanding. Such funds or Cash Equivalents shall be held by Agent in a cash collateral account (the "Cash Collateral Account") maintained at a bank or financial institution acceptable to Agent. The Cash Collateral Account shall be in the name of Borrower and shall be pledged to, and subject to the control of, Agent, for the benefit of Agent and Lenders, in a manner satisfactory to Agent. Borrower hereby pledges and grants to Agent, on behalf of itself and Lenders, a security interest in all such funds and Cash Equivalents held in the Cash Collateral Account from time to time and all proceeds thereof, as security for the payment of all amounts due in respect of the Letter of Credit Obligations and other Obligations, whether or not then due. The Agreement, including this Annex B, shall constitute a security agreement under applicable law.

                  If any Letter of Credit Obligations, whether or not then due and payable, shall for any reason be outstanding on the Commitment Termination Date, Borrower shall either (i) provide cash collateral therefor in the manner described above, or (ii) cause all such Letters of Credit and guaranties thereof to be canceled and returned, or (iii) deliver a stand-by letter (or letters) of credit in guarantee of such Letter of Credit Obligations, which stand-by letter (or letters) of credit shall be of like tenor and duration (plus thirty (30) additional days) as, and in an amount equal to 105% of the aggregate maximum amount then available to be drawn under, the Letters of Credit to which such outstanding Letter of Credit Obligations relate and shall be issued by a Person, and shall be subject to such terms and conditions, as are be satisfactory to Agent in its sole discretion.

                  From time to time after funds are deposited in the Cash Collateral Account by Borrower, whether before or after the Commitment Termination Date, Agent may apply such funds or Cash Equivalents then held in the Cash Collateral Account to the payment of any amounts, in such order as Agent may elect, as shall be or shall become due and payable by

Borrower to Lenders with respect to such Letter of Credit Obligations of Borrower and, upon the satisfaction in full of all Letter of Credit Obligations of Borrower, to any other Obligations then due and payable.

                  Neither Borrower nor any Person claiming on behalf of or through Borrower shall have any right to withdraw any of the funds or Cash Equivalents held in the Cash Collateral Account, except that upon the termination of all Letter of Credit Obligations and the payment of all amounts payable by Borrower to Lenders in respect thereof, any funds remaining in the Cash Collateral Account shall be applied to other Obligations when due and owing and upon payment in full of such Obligations, any remaining amount shall be paid to Borrower or as otherwise required by law.

                  (d) Fees and Expenses. Borrower agrees to pay to Agent for the benefit of itself and Revolving Lenders, as compensation to Agent and such Lenders for Letter of Credit Obligations incurred hereunder, (x) all costs and expenses incurred by Agent or any Lender on account of such Letter of Credit Obligations, and (y) for each month during which any Letter of Credit Obligation shall remain outstanding, a fee (the "Letter of Credit Fee") in an amount equal to the Applicable L/C Margin from time to time in effect multiplied by the maximum amount available from time to time to be drawn under the applicable Letter of Credit. Such fee shall be paid to Agent for the benefit of the Revolving Lenders in arrears, on the first day of each month. In addition, Borrower shall pay to any L/C Issuer, on demand, such fees (including all per annum fees), charges and expenses of such L/C Issuer in respect of the issuance, negotiation, acceptance, amendment, transfer and payment of such Letter of Credit or otherwise payable pursuant to the application and related documentation under which such Letter of Credit is issued.

                  (e) Request for Incurrence of Letter of Credit Obligations. Borrower shall give Agent at least one (1) Business Day prior written notice requesting the incurrence of any Letter of Credit Obligation, specifying the date such Letter of Credit Obligation is to be incurred, identifying the beneficiary to which such Letter of Credit Obligation relates and describing the nature of the transactions proposed to be supported thereby. The notice shall be accompanied by the form of the Letter of Credit (which shall be acceptable to the L/C Issuer) to be guaranteed and, to the extent not previously delivered to Agent, copies of all agreements between Borrower and the L/C Issuer pertaining to the issuance of Letters of Credit. Notwithstanding anything contained herein to the contrary, Letter of Credit applications by Borrower and approvals by Agent and the L/C Issuer may be made and transmitted pursuant to electronic codes and security measures mutually agreed upon and established by and among Borrower, Agent and the L/C Issuer.

                  (f) Obligation Absolute. The obligation of Borrower to reimburse Agent and Revolving Lenders for payments made with respect to any Letter of Credit Obligation shall be absolute, unconditional and irrevocable, without necessity of presentment, demand, protest or other formalities, and the obligations of each Revolving Lender to make payments to Agent with respect to Letters of Credit shall be unconditional and irrevocable. Such obligations of Borrower and Revolving Lenders shall be paid strictly in accordance with the terms hereof under all circumstances including the following circumstances:

                           (i) any lack of validity or enforceability of any Letter of Credit or the Agreement or the other Loan Documents or any other agreement;

                           (ii) the existence of any claim, set-off, defense or other right which Borrower or any of its Affiliates or any Lender may at any time have against a beneficiary or any transferee of any Letter of Credit (or any Persons or entities for whom any such transferee may be acting), Agent, any Lender, or any other Person, whether in connection with the Agreement, the Letter of Credit, the transactions contemplated herein or therein or any unrelated transaction (including any underlying transaction between Borrower or any of its Affiliates and the beneficiary for which the Letter of Credit was procured);

                           (iii) any draft, demand, certificate or any other document presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

                           (iv) payment by Agent (except as otherwise expressly provided in paragraph (g)(ii)(C) below) or any L/C Issuer under any Letter of Credit or guaranty thereof against presentation of a demand, draft or certificate or other document which does not comply with the terms of such Letter of Credit or such guaranty;

                           (v) any other circumstance or happening whatsoever, which is similar to any of the foregoing; or

                           (vi) the fact that a Default or an Event of Default shall have occurred and be continuing.

                  (g) Indemnification; Nature of Lenders' Duties.

                           (i) In addition to amounts payable as elsewhere provided in the Agreement, Borrower hereby agrees to pay and to protect, indemnify, and save harmless Agent and each Lender from and against any and all claims, demands, liabilities, damages, losses, costs, charges and expenses (including attorneys' fees and allocated costs of internal counsel) which Agent or any Lender may incur or be subject to as a consequence, direct or indirect, of (A) the issuance of any Letter of Credit or guaranty thereof, or (B) the failure of Agent or any Lender seeking indemnification or of any L/C Issuer to honor a demand for payment under any Letter of Credit or guaranty thereof as a result of any act or omission, whether rightful or wrongful, of any present or future de jure or de facto government or Governmental Authority, in each case other than to the extent solely as a result of the gross negligence or willful misconduct of Agent or such Lender (as finally determined by a court of competent jurisdiction).

                           (ii) As between Agent and any Lender and Borrower, Borrower assumes all risks of the acts and omissions of, or misuse of any Letter of Credit by beneficiaries of any Letter of Credit. In furtherance and not in limitation of the foregoing, to the fullest extent permitted by law neither Agent nor any Lender shall be responsible: (A) for the form, validity, sufficiency, accuracy, genuineness or legal effect of any document issued by any party in connection with the application for and issuance of any Letter of Credit, even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged; (B) for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign any Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason; (C) for failure of the beneficiary of any Letter of Credit to comply fully with conditions required in order to demand payment under such Letter of Credit; provided that, in the case of any payment by Agent under any Letter of Credit or guaranty thereof, Agent shall be liable to the extent such payment was made solely as a result of its gross negligence or willful misconduct (as finally determined by a court of competent jurisdiction) in determining that the demand for payment under such Letter of Credit or guaranty thereof complies on its face with any applicable requirements for a demand for payment under such Letter of Credit or guaranty thereof; (D) for errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex or otherwise, whether or not they be in cipher; (E) for errors in interpretation of technical terms; (F) for any loss or delay in the transmission or otherwise of any document required in order to make a payment under any Letter of Credit or guaranty thereof or of the proceeds thereof; (G) for the credit of the proceeds of any drawing under any Letter of Credit or guaranty thereof; and (H) for any consequences arising from causes beyond the control of Agent or any Lender. None of the above shall affect, impair, or prevent the vesting of any of Agent's or any Lender's rights or powers hereunder or under the Agreement.

                           (iii) Nothing contained herein shall be deemed to limit or to expand any waivers, covenants or indemnities made by Borrower in favor of any L/C Issuer in any letter of credit application, reimbursement agreement or similar document, instrument or agreement between Borrower and such L/C Issuer.

                  (h) With respect to all documents of title, certificates and other documentation delivered in connection with any Letters of Credit issued for the purpose of providing the primary payment mechanism in connection with the purchase of any materials, goods or services by Borrower or any of its Subsidiaries, each L/C Issuer shall act as agent for Agent, in its capacity as secured party under the Collateral Documents. Agent hereby appoints each such L/C Issuer as its agent for such purposes and each L/C Issuer, by performing the role of L/C Issuer hereunder hereby accepts such appointment.

                             ANNEX C (SECTION 1.8)
                                       TO
                                CREDIT AGREEMENT


                            CASH MANAGEMENT SYSTEMS

                  Borrower shall, and shall cause its Subsidiaries to, establish and maintain the Cash Management Systems described below:

                  (i) On or before the Closing Date and until the Termination Date, Borrower shall (i) establish lock boxes ("Lock Boxes") at one or more of the banks set forth on Disclosure Schedule (3.19), and shall request in writing and otherwise take such reasonable steps to ensure that all Account Debtors forward payment directly to such Lock Boxes or directly to the Concentration Account described below, and (ii) deposit and cause its Subsidiaries to deposit or cause to be deposited promptly, and in any event no later than the first Business Day after the date of receipt thereof, all cash, checks, drafts or other similar items of payment relating to or constituting payments made in respect of any and all Collateral (whether or not otherwise delivered to a Lock
Box) into bank accounts in Borrower's name or any such Subsidiary's name (collectively, the "Borrower Accounts") at banks set forth on Disclosure Schedule (3.19) (each, a "Relationship Bank"). On or before the Closing Date, Borrower shall have established a concentration account in its name (the "Concentration Account") at the bank which shall be designated as the Concentration Account bank for Borrower on Disclosure Schedule (3.19) (the "Concentration Account Bank") which bank shall be satisfactory to Agent.

                  (j) On or before the Closing Date (or such later date as Agent shall consent to in writing), the Concentration Account Bank, each bank where a Lock Box is located and, to the extent requested by Agent, all other Relationship Banks, shall have entered into tri-party blocked account agreements with Agent, for the benefit of itself and Lenders, and Borrower and Subsidiaries thereof, as applicable, in form and substance acceptable to Agent, which shall become operative on or prior to the Closing Date. Each such blocked account agreement shall provide, among other things, that (i) all items of payment deposited in such account and proceeds thereof deposited in the Concentration Account are held by such bank as agent or bailee-in-possession for Agent, on behalf of Lenders, (ii) the bank executing such agreement has no rights of setoff or recoupment or any other claim against such account, as the case may be, other than for payment of its service fees and other charges directly related to the administration of such account, for returned checks or other items of payment and, in the case of any such account located in Canada, for payment for any required adjustments due to clerical error or calculation errors relating to such account and in accordance with any court order, notice of garnishment binding on such bank or any other applicable law binding on such bank, and (iii) from and after the Closing Date (A) with respect to banks at which a Borrower Account is located, such bank agrees to forward immediately all amounts in each Borrower Account to the Concentration Account Bank and to commence the process of daily sweeps from such Borrower Account into the Concentration Account and (B) with respect to the Concentration Account Bank, such bank agrees to immediately forward all amounts received in the Concentration Account to the Collection Account through daily sweeps from such Concentration Account into the Collection Account. With respect to all disbursement and payroll accounts, Borrower shall and shall instruct each Relationship Bank to, transfer on a daily basis amounts on deposit at the close of business in each such account listed on Disclosure Schedule (3.19) to the Concentration Account provided that, so long as no Default or Event of Default has occurred and is continuing, at the end of each day, (i) each such account identified in Disclosure Schedule (3.19) as a $10,000 maximum balance account may have on deposit an amount not to exceed $10,000 (or, with respect to any such account located in Canada or Mexico, the Equivalent U.S $ Amount), (iii) each such account identified in Disclosure Schedule (3.19) as a $5,000 maximum balance account may have on deposit an amount not to exceed $5,000 (or with respect to any such account located in Canada or Mexico, the Equivalent U.S $ Amount), (iv) all such accounts of Fabricantes Tecnicos S.A. de C.V. may have on deposit an amount not to exceed $150,000 (or the Equivalent US$ Amount) and (v) all such accounts of Desarrollos Baldwin S.A. de C.V. may have on deposit an amount not to exceed $50,000 (or the Equivalent US$ Amount).

                  (k) So long as no Default or Event of Default has occurred and is continuing, Borrower may amend Disclosure Schedule (3.19) to add or replace a Relationship Bank, Lock Box or Borrower Account or to replace any Concentration Account or any Disbursement Account; provided, however, that (i) Agent shall have consented in writing in advance to the opening of such account or Lock Box with the relevant bank (which consent shall not be unreasonably withheld or delayed) and (ii) prior to the time of the opening of such account or Lock Box, Borrower and/or the Subsidiaries thereof, as applicable, and such bank shall have, to the extent requested by Agent, executed and delivered to Agent a tri-party blocked account agreement, in form and substance satisfactory to Agent. Borrower shall close any of its accounts (and establish replacement accounts in accordance with the foregoing sentence) promptly and in any event within thirty (30) days of notice from Agent that the creditworthiness of any bank holding an account is no longer acceptable in Agent's reasonable judgment, or as promptly as practicable and in any event within sixty (60) days of notice from Agent that the operating performance, funds transfer and/or availability procedures or performance with respect to accounts or Lock Boxes of the bank holding such accounts or Agent's liability under any tri-party blocked account agreement with such bank is no longer acceptable in Agent's reasonable judgment.

                  (l) The Lock Boxes, Borrower Accounts, Disbursement Accounts and the Concentration Account shall be cash collateral accounts, with all cash, checks and other similar items of payment in such accounts securing payment of the Loans and all other Obligations, and in which Borrower and each Subsidiary thereof shall have granted a Lien to Agent, on behalf of itself and Lenders, pursuant to the Security Agreement.

                  (m) All amounts deposited in the Collection Account shall be deemed received by Agent in accordance with Section 1.12 and shall be applied (and allocated) by Agent in accordance with Section 1.13. In no event shall any amount be so applied unless and until such amount shall have been credited in immediately available funds to the Collection Account.

                  (n) Borrower may maintain, in its name, an account (each a "Disbursement Account" and collectively, the "Disbursement Accounts") at a bank acceptable to Agent into which Agent shall, from time to time, deposit proceeds of Revolving Credit Advances made to Borrower pursuant to Section 1.1 for use by Borrower solely in accordance with the provisions of Section 1.4, it being understood that Fifth Third shall, subject to blocked account agreements acceptable to Agent to the extent applicable, be a bank acceptable to Agent under this clause (f).

                  (o) Borrower shall and shall cause its Affiliates, officers, employees, agents, directors or other Persons acting for or in concert with Borrower (each a "Related Person") to (i) hold in trust for Agent, for the benefit of itself and Lenders, all checks, cash and other items of payment received by Borrower or any such Related Person, and (ii) within one (1) Business Day after receipt by Borrower or any such Related Person of any checks, cash or other items or payment, deposit the same into a Borrower Account. Borrower and each Related Person thereof acknowledges and agrees that all cash, checks or items of payment constituting proceeds of Collateral are the property of Agent and Lenders. All proceeds of the sale or other disposition of any Collateral, shall be deposited directly into Borrower Accounts.

                  (p) No later than four (4) months following the Closing Date, Borrower and Baldwin Canada shall have closed Lock Box No. 70495 at the Bank of Montreal and shall have terminated all documentation relating thereto including any such documentation between Bank of Montreal and Fifth Third relating thereto.

                            ANNEX D (SECTION 2.1(a))
                                       TO
                                CREDIT AGREEMENT


                    SCHEDULE OF ADDITIONAL CLOSING DOCUMENTS

                  In addition to, and not in limitation of, the conditions described in Section 2.1 of the Agreement, pursuant to Section 2.1(a), the following items must be received by Agent in form and substance satisfactory to Agent on or prior to the Closing Date (each capitalized term used but not otherwise defined herein shall have the meaning ascribed thereto in Annex A to the Agreement):

                  A. Appendices. All Appendices to the Agreement, in form and substance satisfactory to Agent.

                  B. Revolving Notes. Duly executed originals of the Revolving Notes for each applicable Lender, dated the Closing Date.

                  C. Security Agreement. Duly executed originals of the Security Agreement, dated the Closing Date, and all instruments, documents and agreements executed pursuant thereto.

                  D. Insurance. Satisfactory evidence that the insurance policies required by Section 5.4 are in full force and effect, together with appropriate evidence showing loss payable and/or additional insured clauses or endorsements, as requested by Agent, in favor of Agent, on behalf of Lenders.

                  E. Security Interests and Code Filings. (a) Evidence satisfactory to Agent that Agent (for the benefit of itself and Lenders) has a valid and perfected first priority security interest in and first ranking charge on the Collateral, including (i) such documents duly executed by each Credit Party (including financing statements under the Code and other applicable documents under the laws of any jurisdiction with respect to the perfection of Liens) as Agent may request in order to perfect its security interests in the Collateral and (ii) copies of Code search reports or equivalent search reports of the personal property records performed by Persons satisfactory to Agent listing all effective financing statements or similar personal property filings that name any Credit Party as debtor, together with copies of such financing statements and filings, none of which shall cover the Collateral, except for those relating to the Prior Lender Obligations (all of which shall be terminated on the Closing Date).

                  (b) Evidence satisfactory to Agent, including copies, of all UCC-1 and other financing statements or similar filings filed in favor of any Credit Party with respect to each location, if any, at which Inventory may be consigned.

                  (c) Control Letters from (i) all issuers of uncertificated securities and financial assets held by Borrower, (ii) all securities intermediaries with respect to all securities accounts and securities entitlements of Borrower, and (iii) all futures commission agents and clearing houses with respect to all commodities contracts and commodities accounts held by Borrower.

                  F. Payoff Letter; Termination Statements. Copies of a duly executed payoff letter, in form and substance satisfactory to Agent, by and between all parties to the Prior Lender loan documents evidencing repayment in full of all Prior Lender Obligations, together with (a) UCC-3 or other appropriate termination statements (including financing change statements), in form and substance satisfactory to Agent, manually signed by the Prior Lender releasing all liens of Prior Lender upon any of the personal property of each Credit Party, and (b) termination of all blocked account agreements, bank agency agreements or other similar agreements or arrangements or arrangements in favor of Prior Lender or relating to the Prior Lender Obligations.

                  G. Intellectual Property Security Agreements. Duly executed originals of Trademark Security Agreements, Copyright Security Agreements and Patent Security Agreements, each dated the Closing Date and signed by each Credit Party which owns Trademarks, Copyrights and/or Patents, as applicable, all in form and substance satisfactory to Agent, together with all instruments, documents and agreements executed pursuant thereto.

                  H. KAC Sale; KAC and SLC Releases. (i) Copies of the executed KAC Sale Agreement and each of the other Related Transactions Documents, each of which shall be in form and substance satisfactory to Agent and its counsel, accompanied by a certificate of the Chief Executive Officer or Chief Financial Officer of Borrower certifying that (a) all conditions to the effectiveness of the KAC Sale have been satisfied and (b) the KAC Sale Agreement and each such other Related Document is in full force and effect as of the Closing Date without amendment, supplement or modification, (ii) a reliance letter from counsel to Borrower and DFS, respectively, addressed to Agent and Lenders and attaching copies of the legal opinions delivered by such counsel in connection with the consummation of the KAC Sale, and (iii) copies of duly executed release and termination agreements from all existing creditors of KAC and SLC releasing Borrower from all Guaranteed Indebtedness of Borrower in respect of outstanding obligations of KAC and SLC.

                  I. Subsidiary Guaranties. Guaranties executed by Baldwin Trading, Wurlitzer and Baldwin Canada in favor of Agent, for the benefit of itself and Lenders.

                  J. Initial Borrowing Base Certificate. Duly executed originals of an initial Borrowing Base Certificate from Borrower, dated the Closing Date, reflecting information concerning Eligible Accounts, Eligible Inventory, Eligible Raw Materials and Eligible Fixed Assets, if any, of Borrower as of a date not more than twenty (20) days prior to the Closing Date.

                  K. Initial Notice of Revolving Credit Advance. Duly executed originals of a Notice of Revolving Credit Advance, dated the Closing Date, with respect to the initial Revolving Credit Advance to be requested by Borrower on the Closing Date.

                  L. Letter of Direction. Duly executed originals of a letter of direction from Borrower addressed to Agent, on behalf of itself and Lenders, with respect to the disbursement on the Closing Date of the proceeds of the initial Revolving Credit Advance.

                  M. Cash Management System; Blocked Account Agreements. Evidence satisfactory to Agent that, as of the Closing Date, Cash Management Systems complying with

Annex C to the Agreement have been established and are currently being maintained in the manner set forth in such Annex C, together with (i) copies of duly executed tri-party blocked account and lock box agreements, satisfactory to Agent, with the banks as required by Annex C, (ii) evidence satisfactory to Agent that Borrower and Baldwin Canada (a) have instructed Bank of Montreal in writing to change Account No. 3144-1014354 maintained with the Bank of Montreal from an operating account to a Disbursement Account and (b) have delivered irrevocable instructions to the Bank of Montreal to forward all payments received in Lock Box No. 70495 from and after the Closing Date to Lock Box No. 632383 of Fifth Third and (iii) evidence satisfactory to Agent that Borrower and Baldwin Canada have sent or on the Closing Date will send written notices to all Account Debtors which have previously been instructed to direct payments to Lock Box No. 70495 at the Bank of Montreal instructing such Account Debtors thereafter to send such payments to Lock Box No. 632383 maintained by Baldwin Canada at Fifth Third.

                  N. Charter and Good Standing. For each Credit Party, such Person's (a) charter and all amendments thereto, (b) good standing certificates (including verification of tax status), or applicable equivalent, in its jurisdiction of incorporation and (c) good standing certificates (including verification of tax status) and certificates of qualification, or applicable equivalent, to conduct business in each jurisdiction where its ownership or lease of property or the conduct of its business requires such qualification, each dated a recent date prior to the Closing Date and certified by the applicable Secretary of State or other authorized Governmental Authority.

                  O. Bylaws and Resolutions. For each Credit Party, (a) such Person's bylaws, together with all amendments thereto and (b) resolutions of such Person's Board of Directors and stockholders, approving and authorizing the execution, delivery and performance of the Loan Documents to which such Person is a party and the transactions to be consummated in connection therewith, each certified as of the Closing Date by such Person's corporate secretary or an assistant secretary as being in full force and effect without any modification or amendment.

                  P. Incumbency Certificates. For each Credit Party, signature and incumbency certificates of the officers of each such Person executing any of the Loan Documents, certified as of the Closing Date by such Person's corporate secretary or an assistant secretary as being true, accurate, correct and complete.

                  Q. Opinions of Counsel. Duly executed originals of opinions of Graydon Head & Ritchey, counsel for the Credit Parties, together with any local counsel opinions requested by Agent, each in form and substance satisfactory to Agent and its counsel, dated the Closing Date, and each accompanied by a letter addressed to such counsel from the Credit Parties, authorizing and directing such counsel to address its opinion to Agent, on behalf of Lenders, and to include in such opinion an express statement to the effect that Agent and Lenders are authorized to rely on such opinion.

                  R. Pledge Agreements. Duly executed originals of each of the Pledge Agreements accompanied by (as applicable) (a) share certificates representing all of the outstanding Stock being pledged pursuant to such Pledge Agreement and stock powers for such share certificates executed in blank (except for such share certificates which are registered in

Agent's name, which share certificates shall be accompanied by a copy of the share register for the shares evidenced thereby certified as being true and complete) and (b) the original Intercompany Notes and other instruments evidencing Indebtedness being pledged pursuant to such Pledge Agreement, duly endorsed in blank.

                  S. Accountants' Letters. A letter from the Credit Parties to their independent auditors authorizing the independent certified public accountants of the Credit Parties to communicate with Agent and Lenders in accordance with Section 4.2.

                  T. Fee Letter. Duly executed originals of the GE Capital Fee Letter.

                  U. Management. The management structure of Borrower, composition of its Board of Directors and its board selection procedures shall in all respects be acceptable to Agent.

                  V. Salachopin Letter of Credit. The letter of credit issued to Borrower by the Banca Serfin SNC and advised by Key Bank National Association for the account of Salachopin, duly assigned to Agent, which letter of credit and assignment instruments shall be in form and substance satisfactory to Agent.

                  W. Officer's Certificate. Agent shall have received duly executed originals of a certificate of the Chief Executive Officer and Chief Financial Officer of Borrower, dated the Closing Date, stating that, since December 31, 1998, except as may be disclosed in Draft Audited Statements, (a) no event or condition has occurred or is existing which could reasonably be expected to have a Material Adverse Effect; (b) there has been no material adverse change in the industry in which Borrower operates; (c) no Litigation has been commenced which, if successful, would have a Material Adverse Effect or could challenge any of the transactions contemplated by the Agreement and the other Loan Documents; (d) there have been no Restricted Payments made by any Credit Party; and (e) there has been no material increase in liabilities, liquidated or contingent, and no material decrease in assets of Borrower or any of its Subsidiaries. The representation contained in such officer's certificate shall be deemed to have been incorrect when made if the audited Financial Statements for the Fiscal Year ending December 31, 1999 delivered to Agent and Lenders pursuant to Annex E differ in any material respect from the Draft Audited Statements.

                  X. Waivers. Agent, on behalf of Lenders, shall have received landlord waivers and consents, bailee letters and mortgagee agreements in form and substance satisfactory to Agent, in each case as required pursuant to
Section 5.9.

                  Y. Subordination and Intercreditor Agreements. Agent and Lenders shall have received any and all subordination and/or intercreditor agreements, all in form and substance reasonably satisfactory to Agent, in its sole discretion, as Agent shall have deemed necessary or appropriate with respect to any Indebtedness of any Credit Party including the DFS Intercreditor Agreement.

                  Z. Mortgages. Mortgages covering all of the Real Estate owned by any Credit Party (the "Mortgaged Properties") together with: (a) with respect to the Designated Mortgaged Properties only, title insurance policies, current as-built surveys, zoning letters and certificates of occupancy, in each case satisfactory in form and substance to Agent, in its sole discretion, and with respect to each other Mortgaged Property, a title report satisfactory in form and substance to Agent, (b) evidence that counterparts of the Mortgages have been recorded in all places to the extent necessary or desirable, in the judgment of Agent, to create a valid and enforceable first priority lien (subject to Permitted Encumbrances) on each Mortgaged Property in favor of Agent for the benefit of itself and Lenders (or in favor of such other trustee as may be required or desired under local law); and (c) an opinion of counsel in each state (other than the States of Mississippi and Georgia) in which any Mortgaged Property is located in form and substance and from counsel satisfactory to Agent.

                  AA. Environmental Reports. Agent shall have received Phase I Environmental Site Assessment Reports, consistent with American Society of Testing and Materials (ASTM) Standard E 1527-94, and applicable state requirements, on all of the Real Estate, dated no more than 6 months prior to the Closing Date, prepared by environmental engineers satisfactory to Agent, all in form and substance satisfactory to Agent, in its sole discretion; and Agent shall have further received such environmental review and audit reports, including Phase II reports, with respect to the Real Estate of any Credit Party as Agent shall have requested, and Agent shall be satisfied, in its sole discretion, with the contents of all such environmental reports. Agent shall have received letters executed by the environmental firms preparing such environmental reports, in form and substance satisfactory to Agent, authorizing Agent and Lenders to rely on such reports.

                  BB. Appraisals. Agent shall have received appraisals as to all Inventory and each of the Designated Mortgaged Properties, each of which shall be in form and substance satisfactory to Agent.

                  CC. Audited Financials; Financial Condition. Agent shall have received Borrower's final Financial Statements for its Fiscal Year ended December 31, 1998, audited by Deloitte & Touche LLP. Borrower shall have provided Agent with its current operating statements, a consolidated and consolidating balance sheet and statement of cash flows, the Pro Forma, Projections, and a Borrowing Base Certificate with respect to Borrower certified by its Chief Financial Officer, in each case in form and substance satisfactory to Agent, and Agent shall be satisfied, in its sole discretion, with all of the foregoing. Agent shall have further received a certificate of the Chief Executive Officer and/or the Chief Financial Officer of Borrower, based on such Pro Forma and Projections, to the effect that (a) Borrower will be Solvent upon the consummation of the transactions contemplated herein; (b) the Pro Forma fairly presents the financial condition of Borrower and its Subsidiaries as of the date thereof after giving effect to the transactions contemplated by the Loan Documents; (c) the Projections are based upon estimates and assumptions stated therein, all of which Borrower believes to be reasonable and fair in light of current conditions and current facts known to Borrower and, as of the Closing Date, reflect Borrower's good faith and reasonable estimates of its future consolidated financial performance and of the other information projected therein for the period set forth therein; and (d) containing such other statements with respect to the solvency of Borrower and its Subsidiaries and matters related thereto as Agent shall request.

                  DD. Amendment to DFS Inventory Purchase and Consignment Agreement; Termination Statements. Copies of a duly executed amendment to the DFS Inventory Purchase and Consignment Agreement, in form and substance satisfactory to Agent, by and between

Borrower and DFS evidencing repayment in full of all obligations of Borrower with respect to the Retail Consigned Goods, together with, to the extent required by Agent, UCC-3 or other appropriate termination statements, in form and substance satisfactory to Agent, manually signed by DFS releasing all liens of DFS upon any of the Retail Consigned Goods and any other property related thereto.

                  EE. Other Documents. Such other certificates, documents and agreements respecting any Credit Party as Agent may, in its sole discretion, request.

                            ANNEX E (SECTION 4.1(a))
                                       TO
                                CREDIT AGREEMENT

               FINANCIAL STATEMENTS AND PROJECTIONS -- REPORTING


                  Borrower shall deliver or cause to be delivered to Agent or to Agent and Lenders, as indicated, the following:

                  (a) Monthly Financials. To Agent and Lenders, within thirty
(30) days after the end of each Fiscal Month, financial information regarding Borrower and its Subsidiaries, certified by the Chief Financial Officer of Borrower, consisting of consolidated and consolidating (i) unaudited balance sheets as of the close of such Fiscal Month and the related statements of income and cash flow for that portion of the Fiscal Year ending as of the close of such Fiscal Month; (ii) unaudited statements of income and cash flows for such Fiscal Month, setting forth in comparative form the figures for the corresponding period in the prior year and the figures contained in the Projections for such Fiscal Year, all prepared in accordance with GAAP (subject to normal year-end adjustments); and (iii) a summary of the outstanding balance of all Intercompany Notes as of the last day of that Fiscal Month. Such financial information shall be accompanied by the certification of the Chief Financial Officer of Borrower that (i) such financial information presents fairly in accordance with GAAP (subject to normal year-end adjustments) the financial position and results of operations of Borrower and its Subsidiaries, on a consolidated and consolidating basis, in each case as at the end of such month and for the period then ended and (ii) any other information presented is true, correct and complete in all material respects and that there was no Default or Event of Default in existence as of such time or, if a Default or Event of Default shall have occurred and be continuing, describing the nature thereof and all efforts undertaken to cure such Default or Event of Default.

                  (b) Quarterly Financials. To Agent and Lenders, within forty-five (45) days after the end of each Fiscal Quarter, consolidated and consolidating financial information regarding Borrower and its Subsidiaries, certified by the Chief Financial Officer of Borrower, including (i) unaudited balance sheets as of the close of such Fiscal Quarter and the related statements of income and cash flow for that portion of the Fiscal Year ending as of the close of such Fiscal Quarter and (ii) unaudited statements of income and cash flows for such Fiscal Quarter, in each case setting forth in comparative form the figures for the corresponding period in the prior year and the figures contained in the Projections for such Fiscal Year, all prepared in accordance with GAAP (subject to normal year-end adjustments). Such financial information shall be accompanied by (A) a statement in reasonable detail (each, a "Compliance Certificate") showing Borrower's quarterly calculation of the weighted average mark-up from standard cost to wholesale dealer cost and the calculations used in determining compliance with (x) the covenant contained in
Section 6.6, (y) each of the financial covenants set forth on Annex G which is tested on a quarterly basis, and (z) for purposes of determining the Applicable Margins, the Operating Cash Flow Ratio, and (B) the certification of the Chief Financial Officer of Borrower that (i) such financial information presents fairly in accordance with GAAP (subject to normal year-end adjustments) the financial position, results of operations and statements of cash flows of Borrower and its Subsidiaries, on both a consolidated and consolidating basis, as at the end of such Fiscal Quarter and for the period then ended, (ii) any other information presented is true, correct and complete in all material respects and that there was no Default or Event of Default in existence as of such time or, if a Default or Event of Default shall have occurred and be continuing, describing the nature thereof and all efforts undertaken to cure such Default or Event of Default. In addition, Borrower shall deliver to Agent and Lenders, within forty-five (45) days after the end of each Fiscal Quarter, a management discussion and analysis which includes a comparison to budget for that Fiscal Quarter and a comparison of performance for that Fiscal Quarter to the corresponding period in the prior year;

                  (c) Operating Plan. To Agent and Lenders, as soon as available, but not later than thirty (30) days after the end of each Fiscal Year, an annual operating plan for Borrower and its Subsidiaries, approved by the Board of Directors of Borrower, for the following year, which will include a statement of all of the material assumptions on which such plan is based, will include monthly balance sheets and a monthly budget for the following year and will integrate sales, gross profits, operating expenses, operating profit, cash flow projections and Borrowing Availability projections all prepared on the same basis and in similar detail as that on which operating results are reported (and in the case of cash flow projections, representing management's good faith estimates of future financial performance based on historical performance), and including plans for personnel, Capital Expenditures and facilities;

                  (d) Annual Audited Financials. To Agent and Lenders, within ninety (90) days after the end of each Fiscal Year, audited Financial Statements for Borrower and its Subsidiaries on a consolidated and (unaudited) consolidating basis, consisting of balance sheets and statements of income and retained earnings and cash flows, setting forth in comparative form in each case the figures for the previous Fiscal Year, which Financial Statements shall be prepared in accordance with GAAP, certified without qualification, by an independent certified public accounting firm of national standing or otherwise acceptable to Agent. Such Financial Statements shall be accompanied by (i) a statement prepared in reasonable detail showing the calculations used in determining compliance with each of the financial covenants set forth on Annex G, (ii) a report from such accounting firm to the effect that, in connection with their audit examination, nothing has come to their attention to cause them to believe that a Default or Event of Default has occurred (or specifying those Defaults and Events of Default that they became aware of), it being understood that such audit examination extended only to accounting matters and that no special investigation was made with respect to the existence of Defaults or Events of Default, (iii) a letter addressed to Agent, on behalf of itself and Lenders, in form and substance reasonably satisfactory to Agent and subject to standard qualifications taken by nationally recognized accounting firms, signed by such accounting firm acknowledging that Agent and Lenders are entitled to rely upon such accounting firm's certification of such audited Financial Statements, (iv) the annual letters to such accountants in connection with their audit examination detailing contingent liabilities and material litigation matters, and (v) the certification of the Chief Executive Officer or Chief Financial Officer of Borrower that all such Financial Statements present fairly in accordance with GAAP the financial position, results of operations and statements of cash flows of Borrower and its Subsidiaries on a consolidated and consolidating basis, as at the end of such year and for the period then ended, and that there was no Default or Event of Default in existence as of such time or, if a Default or Event of Default shall have occurred and be continuing, describing the nature thereof and all efforts undertaken to cure such Default or Event of Default;

                  (e) Management Letters. To Agent and Lenders, within five (5) Business Days after receipt thereof by any Credit Party, copies of all management letters, exception reports or similar letters or reports received by such Credit Party from its independent certified public accountants;

                  (f) Default Notices. To Agent and Lenders, as soon as practicable, and in any event within five (5) Business Days after an executive officer of Borrower has actual knowledge of the existence of any Default, Event of Default or other event which has had a Material Adverse Effect, telephonic or telecopied notice specifying the nature of such Default or Event of Default or other event, including the anticipated effect thereof, which notice, if given telephonically, shall be promptly confirmed in writing on the next Business Day;

                  (g) SEC Filings and Press Releases. To Agent and Lenders, promptly upon their becoming available, copies of: (i) all Financial Statements, reports, notices and proxy statements made publicly available by any Credit Party to its security holders; (ii) all regular and periodic reports and all registration statements and prospectuses, if any, filed by any Credit Party with any securities exchange or with the Securities and Exchange Commission or any governmental or private regulatory authority; and (iii) all press releases and other statements made available by any Credit Party to the public concerning material changes or developments in the business of any such Person;

                  (h) Other Indebtedness and Equity Notices. To Agent, as soon as practicable, copies of all material written notices given or received by any Credit Party with respect to any other Indebtedness or Stock of such Person, and, within two (2) Business Days after any Credit Party obtains knowledge of any matured or unmatured event of default with respect to any other Indebtedness, notice of such event of default;

                  (i) Supplemental Schedules. To Agent, supplemental disclosures, if any, required by Section 5.6 of the Agreement;

                  (j) Litigation. To Agent in writing, promptly upon learning thereof, notice of any Litigation commenced or threatened against any Credit Party that (i) seeks damages in excess of $200,000, (ii) seeks injunctive relief, (iii) is asserted or instituted against any Plan, its fiduciaries or its assets or against any Credit Party or ERISA Affiliate in connection with any Plan, (iv) alleges criminal misconduct by any Credit Party, (v) alleges the violation of any law regarding, or seeks remedies in connection with, any Environmental Liabilities; or (vi) involves any product recall;

                  (k) Insurance Notices. To Agent, disclosure of losses or casualties required by Section 5.4 of the Agreement;

                  (l) Lease Default Notices. To Agent, copies of (i) any and all default notices received under or with respect to any leased location or public warehouse where Collateral is located, and (ii) such other notices or documents as Agent may request in its reasonable discretion; and

                  (m) Lease Amendments. To Agent, copies of all material amendments to real estate leases.

                  (n) Other Documents. To Agent and Lenders, such other financial and other information respecting any Credit Party's business or financial condition as Agent or any Lender shall, from time to time, request.

                            ANNEX F (SECTION 4.1(b))
                                       TO
                                CREDIT AGREEMENT


                               COLLATERAL REPORTS


                  Borrower shall deliver or cause to be delivered the following:

                  (a) To Agent, upon its request, and in no event less frequently than the third Business Day after the fifteenth day of each calendar month (together with a copy of all or any part of such delivery requested by any Lender in writing after the Closing Date), each of the following, in each case as of the last Business Day immediately preceding such fifteenth day:

                  (i) a Borrowing Base Certificate calculating Eligible Accounts, accompanied by such supporting detail and documentation as shall be requested by Agent in its reasonable discretion;

                  (ii) collateral reports with respect to Borrower, Baldwin Trading and Baldwin Canada, including all additions and reductions (cash and non-cash) with respect to Accounts of Borrower and Baldwin Canada, in each case accompanied by such supporting detail and documentation as shall be requested by Agent in its reasonable discretion; and

                  (iii) with respect to Borrower and its Subsidiaries, a weekly trial balance showing Accounts outstanding aged from invoice due date as follows: 1 to 30 days, 31 to 60 days, 61 to 90 days and 91 days or more, accompanied by such supporting detail and documentation as shall be requested by Agent in its reasonable discretion;

                  (b) To Agent, upon its request, and in no event less frequently than the fifth Business Day after the end of each Fiscal Month (together with a copy of all or any part of such delivery requested by any Lender in writing after the Closing Date), each of the following, in each case as of the last day of the immediately preceding Fiscal Month:

                  (i) each of the items described in clauses (i), (ii) and (iii) of Paragraph (a) above;

                  (ii) a Borrowing Base Certificate calculating Borrower's and Baldwin Trading's Eligible Inventory and Borrower's Eligible Raw Materials and Eligible Fixed Assets, accompanied by such supporting detail and documentation as shall be requested by Agent in its reasonable discretion;

                  (iii) with respect to Borrower and its Subsidiaries, a summary of Inventory by location and type with a supporting perpetual Inventory report, in each case accompanied by such supporting detail and documentation as shall be requested by Agent in its reasonable discretion; and

                  (iv) with respect to Borrower and its Subsidiaries, a summary of Raw Materials by location and type with a supporting perpetual Raw Materials report, in each case accompanied by such supporting detail and documentation as shall be requested by Agent in its reasonable discretion;

                  (c) To Agent, at the time of delivery of each of the monthly Financial Statements delivered pursuant to Annex E, a reconciliation of the Accounts trial balance and month-end Inventory reports of Borrower and its Subsidiaries to Borrower's general ledger and monthly Financial Statements delivered pursuant to such Annex E, in each case accompanied by such supporting detail and documentation as shall be requested by Agent in its reasonable discretion;

                  (d) To Agent, at the time of delivery of each of the quarterly or annual Financial Statements delivered pursuant to Annex E, (i) a listing of government contracts of Borrower and its Subsidiaries subject to the Federal Assignment of Claims Act of 1940, the Financial Administration Act (Canada) or any applicable state, province or territorial statute or municipal ordinance of similar purpose and effect; and (ii) a list of any applications for the registration of any Patent, Trademark or Copyright filed by any Credit Party with the United States Patent and Trademark Office, the United States Copyright Office or any similar office or agency (including in any foreign jurisdiction) which any Credit Party thereof has filed in the prior Fiscal Quarter;

                  (e) Borrower, at its own expense, shall deliver to Agent the results of each physical verification, if any, which Borrower or any of its Subsidiaries may in their discretion have made, or caused any other Person to have made on their behalf, of all or any portion of their Inventory (and, if a Default or an Event of Default shall have occurred and be continuing, Borrower shall, upon the request of Agent, conduct, and deliver the results of, such physical verifications as Agent may require);

                  (f) Borrower, at its own expense, shall deliver to Agent such appraisals and audits of its assets as Agent may request, such appraisals and audits to be conducted by an appraiser and auditor, as applicable, and in form and substance, satisfactory to Agent; provided, however, that so long as no Default has occurred, Borrower shall not be required to pay for more than three audits or more than one appraisal, in each case in any twelve month period. All such appraisals and audits will be updated from time to time in Agent's discretion; and

                  (g) Such other reports, statements and reconciliations with respect to the Borrowing Base or Collateral of any or all Credit Parties as Agent shall from time to time request in its reasonable discretion.

                             ANNEX G (SECTION 6.10)
                                       TO
                                CREDIT AGREEMENT

                              FINANCIAL COVENANTS


                  Borrower shall not breach or fail to comply with any of the following financial covenants, each of which shall be calculated in accordance with GAAP consistently applied:

         (a) Maximum Capital Expenditures. Borrower and its Subsidiaries on a consolidated basis shall not make Capital Expenditures during the following periods that exceed in the aggregate the amounts set forth opposite each of such periods:


                                                                                 Maximum Capital
                                                                                   Expenditures
                                     Period                                         per Period
                                     ------                                         ----------
         January 1, 2000 to June 30, 2000                                           $1,500,000

         January 1, 2000 to December 31, 2000                                       $3,000,000

         January 1, 2001 to December 31, 2001 and each                              $3,500,000
         Fiscal Year thereafter

         (b) Minimum Fixed Charge Coverage Ratio. Borrower and its Subsidiaries shall have on a consolidated basis at the end of each Fiscal Quarter set forth below, a Fixed Charge Coverage Ratio for the 12-month period then ended (or with respect to the Fiscal Quarters ending on or before September 30, 2000, the period commencing on January 1, 2000 and ending on the last day of such Fiscal Quarter) of not less than the following:

                                                                                Minimum Fixed Charge
                                     Period                                        Coverage Ratio
                                     ------                                        --------------
         For the Fiscal Quarter ending June 30, 2000                                0.15 to 1.00
         For the Fiscal Quarter ending September 30, 2000                           0.75 to 1.00
         For the Fiscal Quarter ending December 31, 2000 and for each               1.25 to 1.00
         Fiscal Quarter thereafter

         (c) Minimum EBITDA. Borrower and its Subsidiaries on a consolidated basis shall have, at the end of each Fiscal Quarter set forth below, EBITDA for the 12-month period then ended (or with respect to the Fiscal Quarters ending on or before September 30, 2000, the period commencing on January 1, 2000 and ending on the last day of such Fiscal Quarter) of not less than the following:

                                     Period                                       Minimum EBITDA
                                     ------                                       --------------
         For the Fiscal Quarter ending March 31, 2000                               $ (750,000)
         For the Fiscal Quarter ending June 30, 2000                                $  500,000
         For the Fiscal Quarter ending September 30, 2000                           $3,100,000
         For the Fiscal Quarter ending December 31, 2000 and for each               $7,500,000
         Fiscal Quarter thereafter

         (c) Minimum Tangible Net Worth. Borrower and its Subsidiaries on a consolidated basis shall maintain at all times Tangible Net Worth equal to or greater than $60,000,000.

         Unless otherwise specifically provided herein, any accounting term used in the Agreement shall have the meaning customarily given such term in accordance with GAAP, and all financial computations hereunder shall be computed in accordance with GAAP consistently applied. That certain items or computations are explicitly modified by the phrase "in accordance with GAAP" shall in no way be construed to limit the foregoing. If any "Accounting Changes" (as defined below) occur and such changes result in a change in the calculation of the financial covenants, standards or terms used in the Agreement or any other Loan Document, then Borrower, Agent and Lenders agree to enter into negotiations in order to amend such provisions of the Agreement so as to equitably reflect such Accounting Changes with the desired result that the criteria for evaluating Borrower's and its Subsidiaries' financial condition shall be the same after such Accounting Changes as if such Accounting Changes had not been made; provided, however, that the agreement of Requisite Lenders to any required amendments of such provisions shall be sufficient to bind all Lenders. "Accounting Changes" means (a) changes in accounting principles required by the promulgation of any rule, regulation, pronouncement or opinion by the Financial Accounting Standards Board of the American Institute of Certified Public Accountants (or successor thereto or any agency with similar functions), (b) changes in accounting principles concurred in by Borrower's certified public accountants; (c) purchase accounting adjustments under A.P.B. 16 and/or 17 and EITF 88-16, and the application of the accounting principles set forth in FASB 109, including the establishment of reserves pursuant thereto and any subsequent reversal (in whole or in part) of such reserves; and (d) the reversal of any reserves established as a result of purchase accounting adjustments. All such adjustments resulting from expenditures made subsequent to the Closing Date (including capitalization of costs and expenses or payment of pre-Closing Date liabilities) shall be treated as expenses in the period the expenditures are made and deducted as part of the calculation of EBITDA in such period. If Agent, Borrower and Requisite Lenders agree upon the required amendments, then after appropriate amendments have been executed and the underlying Accounting Change with respect thereto has been implemented, any reference to GAAP contained in the Agreement or in any other Loan Document shall, only to the extent of such Accounting Change, refer to GAAP, consistently applied after giving effect to the implementation of such Accounting Change. If Agent, Borrower and Requisite Lenders cannot agree upon the required amendments within thirty (30) days following the date of implementation of any Accounting Change, then all Financial Statements delivered and all calculations of Financial Covenants and other standards and terms in accordance with the Agreement and the other Loan Documents shall be prepared, delivered and made without regard to the underlying Accounting Change. For purposes of Section 8.1, a breach of a Financial Covenant contained in this Annex G shall be deemed to have occurred as of any date of determination by Agent or as of the last day of any specified measurement period, regardless of when the Financial Statements reflecting such breach are delivered to Agent.

                            ANNEX H (SECTION 1.1(d))
                                       TO
                                CREDIT AGREEMENT

                       LENDERS' WIRE TRANSFER INFORMATION





                 NOTE - INCLUDE REASON FOR PAYMENT ON ALL WIRES
                   (E.G., INTEREST, FEES, COLLECTIONS, ETC.).

                             ANNEX I (SECTION 11.10)
                                       TO
                                CREDIT AGREEMENT


                                NOTICE ADDRESSES


(A)      If to Agent or GE Capital, at
         General Electric Capital Corporation
         800 Connecticut Avenue, Two North
         Norwalk, Connecticut  06854
         Attention: Baldwin Piano Account Manager
         Telecopier No.: (203) 852-3630
         Telephone No.:  (203) 852-3616

         with copies to:

         O'Melveny & Myers LLP
         153 East 53rd  Street
         New York, New York  10022
         Attention: Peter V. Pantaleo
         Telecopier No.: (212) 326-2061
         Telephone No.:  (212) 326-2000

         and

         General Electric Capital Corporation
         201 High Ridge Road
         Stamford, CT  06927-5100
         Attention:  Corporate Counsel-Commercial Finance
         Telecopier No.: (203) 316-7889
         Telephone No.:  (203) 316-7552

(B)      If to Borrower, at
         Baldwin Piano & Organ Company
         4680 Parkway Drive
         Mason, Ohio  45040-5301
         Attention: Chief Financial Officer
         Telecopier No.: (513) 754-4579
         Telephone No.:  (513) 754-4647

         With copies to:
         Graydon Head & Richey
         511 Walnut Street, #1900
         Cincinnati, Ohio  45202
         Attention: Thomas W. Kahle
         Telecopier No.: (513) 651-3836
         Telephone No.:  (513) 629-2804

                 ANNEX J (FROM ANNEX A - COMMITMENTS DEFINITION)
                                       TO
                                CREDIT AGREEMENT
                                ----------------


Lender(s):

General Electric Capital Corporation
Commitment                                                          $40,000,000